AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 2010

REGISTRATION STATEMENT NO. 333-158951

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LIVE CURRENT MEDIA INC.
 (Exact name of registrant as specified in its charter)

Nevada	7389	88-0346310
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employee Identification No.)
incorporation or organization)	Classification Code Number)

375 Water Street, Suite 645
Vancouver, BC, V6B5C6, Canada
(604) 453-4870

 (Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Nevada Agency and Trust Company
50 West Liberty Street, Suite 880
Reno, Nevada 89501
(775) 322-0626

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

COPIES TO:

C. Geoffrey Hampson
LIVE CURRENT MEDIA INC.
375 Water Street, Suite 645
Vancouver, BC, V6B5C6, Canada
Phone: (604) 453-4870
Fax: (604) 453-4871

Mary Ann Sapone, Esq.
RICHARDSON & PATEL LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
Phone:  (707) 937-2059
Fax: (310) 208-1154

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)(4)
Title of Each Class of Securities to be Registered
Common stock, par value $0.001 per share,	1,000,000	$0.105(2)	$105,000	$7.49

Total	1,000,000	$0.105	$105,000	$7.49

(1)
Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on $0.345, the average of the bid and ask prices of the registrant’s common stock on May 18, 2010.

(3)	Calculated in accordance with Rule 457(g) of the Securities Act of 1933.
(4)	The registrant previously paid the amount of $108.06 in connection with the initial filing of this registration statement on May 1, 2009.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 21, 2010

PROSPECTUS
LIVE CURRENT MEDIA INC.

4,254,682 shares of common stock

This prospectus covers the resale by selling stockholders named on page 67 of up to 4,254,682 shares of our common stock, $0.001 par value, which include:

•	2,627,344 shares of common stock; and

•	1,627,338 shares of common stock underlying common stock purchase warrants.

These securities will be offered for sale by the selling stockholders identified in this prospectus in accordance with the methods and terms described in the section of this prospectus titled “Plan of Distribution.”  We will not receive any of the proceeds from the sale of these shares.  However, we may receive up to $1,375,101 upon the exercise of the warrants.  If some or all of the warrants are exercised, the money we receive will be used for general corporate purposes, including working capital requirements.  The selling stockholders may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with the sale of their common stock under this prospectus.  We will pay all the expenses incurred in connection with the offering described in this prospectus, with the exception of brokerage expenses, fees, discounts and commissions, which will all be paid by the selling stockholders.  Our common stock is more fully described in the section of this prospectus titled “Description of Securities.”

The prices at which the selling stockholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, at negotiated prices or prices determined, from time to time, by the selling stockholders.  See the section of this prospectus titled “Plan of Distribution.”

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is currently quoted on the OTC Bulletin Board under the symbol “LIVC.” On May 19, 2010, the closing price of our common stock was $0.08 per share.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _______________

TABLE OF CONTENTS

Prospectus Summary	5
Risk Factors	7
Special Note Regarding Forward Looking Statements	14
Use of Proceeds	15
Market for Common Equity	15
Management’s Discussion and Analysis of Financial Conditions and Results of Operations	16
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	60
Business	61
Description of Property	65
Legal Matters	65
Directors and Executive Officers	66
Executive Compensation	68
Certain Relationships and Related Transactions	74
Selling Stockholders	74
Plan of Distribution	77
Security Ownership of Certain Beneficial Owners and Management	79
Description of Securities	81
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	82
Transfer Agent and Registrar	83
Interests of Named Experts and Counsel	83
Experts	83
Where You Can Find More Information	83
Index to Financial Statements – March 31, 2010	F-1
Index to Financial Statements – December 31, 2009	F-27

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus.  It does not contain all of the information that you should consider before investing in our common stock.  You should read the entire prospectus carefully, including the section titled “Risk Factors” and our consolidated financial statements and the related notes.  You should only rely on the information contained in this prospectus.  We have not, and the selling stockholders have not, authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is accurate only as of the date on the front cover, but the information may have changed since that date.

Unless the context otherwise requires, when we use the words “Live Current,” “LCM,” “the Company,” “we,” “us” or “our company” in this prospectus, we are referring to Live Current Media Inc., a Nevada corporation, and all of its subsidiaries.

OUR COMPANY

We build businesses around domain names that we own.  Currently, almost all of our revenues are generated by www.perfume.com, a website that sells fragrances and other beauty products.  Generally, our domain name assets are easy to remember and descriptive of the content included on the website.  For example, in addition to health and beauty (Perfume.com) and sports (Karate.com and Boxing.com), we also maintained a website for global trade (Importers.com) and travel websites (such as Brazil.com and Indonesia.com) up to the date they were sold.

We also earn a small portion of our revenues (less than 2% in 2008 and 2009) from advertising and, on occasion, we sell or lease domain names to raise funds for operations.

Most of the sales of our health and beauty products from the Perfume.com website are made to consumers in the United States, although during 2008 we began shipping products to non-U.S. locations, with the greatest portion of these sales being made in Canada and the United Kingdom.

While we earned over $7 million and $9 million in revenues during 2009 and 2008 respectively, our revenues have not been sufficient to support our operations.   In order to raise money for our operations, on November 19, 2008 we completed a private offering of our securities.  We accepted subscriptions from 11 accredited investors pursuant to which we sold 1,627,344 units at a price of $0.65 per unit for total gross proceeds of $1,057,775.  Each unit consisted of (i) one share of common stock, par value $0.001 per share, (ii) a two-year warrant to purchase one-half share of common stock at an exercise price of $0.78 and (iii) a three-year warrant to purchase one-half share of common stock at an exercise price of $0.91.  Accordingly, we issued an aggregate of 1,627,344 shares of common stock, warrants to purchase 813,669 shares of common stock with an exercise price of $0.78, and warrants to purchase 813,669 shares of common stock with an exercise price of $0.91.  We are filing the registration statement of which this prospectus is a part pursuant to the agreements we entered into with the investors.   Since 2008, we have also sold non-core domain names to raise working capital.

Our consolidated financial statements have been prepared on a going concern basis which assumes that we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future.  During the quarter ended March 31, 2010, the Company generated a consolidated net income of $74,345 (Q1 of 2009 – consolidated net loss of $916,408) and realized a negative cash flow from operating activities of $335,164 (Q1 of 2009 - $1,903,550).  At March 31, 2010, there is an accumulated deficit of $16,703,130 and a working capital deficiency of $938,772.

We generated a consolidated net loss of $4,010,013 during the year ended December 31, 2009 compared to a consolidated net loss of $9,987,270 in 2008.  We realized a negative cash flow from operating activities of $4,210,644 in 2009 compared to $4,854,260 in 2008.  At December 31, 2009, we had an accumulated deficit of $16,787,208 and a working capital deficiency of $1,216,325.  At December 31, 2008, we had negative working capital of $3,199,931 and an accumulated deficit of $12,777,195.  Our stockholders’ deficit was $148,448 at December 31, 2009 compared to stockholders’ equity of $1,995,592 at December 31, 2008.

Our ability to continue as a going concern is in substantial doubt as it is dependent on a number of factors including, but not limited to, the receipt of continued financial support from our investors, our ability to sell additional non-core domain names, our ability to raise equity or debt financing as we need it and whether we will be able to satisfy our liabilities as they become due.  The outcome of these matters is dependent on factors outside of our control and cannot be predicted at this time.

Our financial statements do not include any adjustments relating to the recoverability or classification of assets or the amounts or classification of liabilities that might be necessary if we were unable to continue as a going concern.

THE OFFERING

We are registering shares of our common stock for sale by the selling stockholders identified in the section of this prospectus titled “Selling Stockholders.”  The shares included in the table identifying the selling stockholders consist of:

•	2,627,344 shares of common stock issued pursuant to various subscription agreements entered into in November 2008; and

•	1,627,338 shares of common stock underlying common stock purchase warrants issued in November 2008 in conjunction with the sale of our common stock.

The shares of common stock issued and outstanding prior to this offering consist of 24,026,180 shares of common stock.  This number does not include:

•	2,845,000 shares of common stock reserved for issuance upon the exercise of outstanding stock options granted pursuant to our 2007 Stock Incentive Plan at exercise prices ranging from $0.16 to $0.65;

•	1,782,102 shares of common stock reserved for issuance pursuant to our 2007 Stock Incentive Plan which have not yet been issued; and

•
1,699,738 shares of common stock that are reserved for issuance in connection with the offering of convertible notes that we completed in August 2009 with the shareholders of Entity Inc. (“Auctomatic”).

If all of our other issued and outstanding options and warrants are exercised, all of the convertible notes issued to the Auctomatic shareholders are converted to shares, and all of the warrant shares covered by this prospectus are issued, we will have a total of 31,980,358 shares of common stock issued and outstanding.

Information regarding our common stock is included in the section of this prospectus titled “Description of Securities.”

The shares of common stock offered under this prospectus may be sold by the selling stockholders in the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer.  Information regarding the selling stockholders, the common shares they are offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus titled “Selling Stockholders” and “Plan of Distribution.”  We will not receive any of the proceeds from those sales.  We will only receive proceeds if the selling stockholders exercise the warrants for cash.  The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling stockholders.

CORPORATE INFORMATION

Our principal executive offices are located at 375 Water Street, Suite 645, Vancouver, British Columbia V6B5C6, Canada.  Our telephone number is (604) 453-4870.  Our corporate website is www.livecurrent.com. Information included on our website is not part of this prospectus.

RESTATEMENT OF FINANCIAL STATEMENTS

On June 18, 2009, we were advised by Ernst & Young, LLP, then our independent registered public accounting firm, that our consolidated financial statements for the quarter ended March 31, 2009, as well as the consolidated financial statements for the years ended December 31, 2008 and 2007 contained errors.  Based on the foregoing, C. Geoffrey Hampson, the Company’s Chief Executive Officer and Chief Financial Officer, concluded that these financial statements should no longer be relied upon.  These errors affected opening balances as at December 31, 2007 and the financial position, results of operations and cash flows for the comparative period ended December 31, 2008.  Please see the discussion in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, as well as Note 2 to our restated financial statements, for further information about the restatement.

RISK FACTORS

This offering involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus, including our financial statements and the notes to those statements, before you purchase our common stock.  The risks and uncertainties described below are those that we currently believe may materially affect our company.  Additional risks and uncertainties may also impair our business operations.  If the following risks actually occur, our business, financial condition and results of operations could be seriously harmed, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Relating to Our Business

WE GENERATED A NET INCOME OF $74,345 DURING THE QUARTER ENDED MARCH 31, 2010 AND A NET LOSS OF $4,062,823 and $10,103,137 BEFORE TAXES FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008, RESPECTIVELY.  WE MAY BE UNABLE TO CONTINUE AS A GOING CONCERN.

Our consolidated financial statements have been prepared on a going concern basis which assumes that we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future.

We generated a consolidated net income of $74,345 during the quarter ended March 31, 2010 and realized a negative cash flow from operating activities of $335,164.  At March 31, 2010, there is an accumulated deficit of $16,703,130 and a working capital deficiency of $938,772.   We generated a consolidated net loss before taxes of $4,062,823 for the year ended December 31, 2009 and realized a negative cash flow from operating activities of $4,210,644.  At December 31, 2009, we had an accumulated deficit of $16,787,208 and a working capital deficiency of $1,216,325.  We had stockholders’ deficit of $148,448 at December 31, 2009.  We generated a consolidated net loss before taxes of $10,103,137 and realized a negative cash flow from operating activities of $4,854,260 for the year ended December 31, 2008.  At this date, we had a working capital deficiency of $3,199,931 and an accumulated deficit of $12,777,195.  Stockholders’ equity was $1,995,592 at December 31, 2008.

Our ability to continue as a going concern is in substantial doubt as it is dependent on a number of factors including, but not limited to, the receipt of continued financial support from our investors, our ability to market and sell domain name assets for cash, our ability to raise equity or debt financing as we need it, and whether we will be able to use our securities to meet certain of our liabilities as they become payable.  The outcome of these matters is dependent on factors outside of our control and cannot be predicted at this time.

DUE TO THE EXTREME PRICE COMPETITION IN THE DISCOUNT FRAGRANCE E-MARKET, WE CHANGED THE STRATEGY OF OUR PERFUME.COM BUSINESS FROM SELLING DISCOUNTED PRODUCTS TO SELLING FRAGRANCES AT FULL PRICE.  WE DID THIS IN ORDER TO INCREASE OUR GROSS MARGINS.  THIS STRATEGY MAY NOT BE SUCCESSFUL AND, AS A RESULT, OUR RESULTS OF OPERATIONS AND THE BUSINESS OF PERFUME.COM MAY BE ADVERSELY AFFECTED.

Our Perfume.com website has historically sold brand name fragrances, including women’s perfume, men’s cologne, and skin care products, direct to consumers at discounted prices well below the Manufacturer's Suggested Retail Price.  However, due to the large number of discount perfume eCommerce websites and the extreme price competition in the discount fragrance e-market, we recently transitioned our website to a luxury brand site where product is sold at full price.  The website has been re-targeted to appeal to the luxury brand conscious consumer who is seeking original and targeted content and products and to address the inherent conflict brand manufacturers have with discount resellers.  The goal of the new strategy is to position the business to be able to purchase both the newest fragrance releases and the time tested classics directly from the brand manufacturers.

We believe that online shopping behavior is evolving and that luxury and brand conscious consumers will pay full price for branded goods when the experience and the content on the website are consistent with a luxury “look and feel”.  Since making this transition, revenue has declined but margins have increased.  Both are currently meeting management’s expectations.  However there is a risk that, in the longer term, this strategy will not yield the results that management is anticipating and our results of operations and the business of Perfume.com may be adversely affected.

IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009 AND IN OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2010 WE DISCLOSED A MATERIAL WEAKNESS IN OUR DISCLOSURE CONTROLS AND PROCEDURES.  OUR BUSINESS AND STOCK PRICE MAY BE ADVERSELY AFFECTED IF WE DO NOT REMEDIATE THIS WEAKNESS OR IF WE HAVE OTHER MATERIAL WEAKNESSES IN OUR INTERNAL CONTROLS.

As we disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, our management concluded that our disclosure controls and procedures were not effective as of these dates because we do not have formalized documentation of our internal control policies and procedures.  While we are in the process of preparing this documentation, this deficiency will not be considered to be remediated until this process is complete, our internal controls are again tested and management is able to conclude that our internal controls are operating effectively.

Any failure to implement and maintain the improvements in our controls, or difficulties encountered in the implementation of new controls, could cause us to fail to meet our reporting obligations.  Any such failure could cause investors to lose confidence in our reported financial information, which could harm our operations or results or cause us to fail to meet our reporting obligations, and could have a negative impact on the trading price of our stock.

FAILURE TO MAINTAIN EFFECTIVE INTERNAL CONTROL OVER FINANCIAL REPORTING IN ACCORDANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002 MAY RESULT IN ACTIONS FILED AGAINST US BY REGULATORY AGENCIES OR MAY RESULT IN A REDUCTION IN THE PRICE OF OUR COMMON SHARES.

We are required to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002 and related regulations. Any material weakness in our internal control over financial reporting that needs to be addressed, or disclosure of a material weakness in management’s assessment of internal control over financial reporting, may reduce the price of our common shares because investors may lose confidence in our financial reporting.  Our failure to maintain effective internal control over financial reporting could also lead to actions being filed against us by regulatory agencies.

In connection with the audit of our consolidated financial statements for the year ended December 31, 2008, we identified weaknesses in internal control over financial reporting that were material weaknesses as defined by standards established by the Public Company Accounting Oversight Board. We have restated our financial statements for the years ended December 31, 2008 and 2007 and for the period ended March 31, 2009 to correct the accounting treatment for these errors.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness in our internal control over financial reporting as of December 31, 2008 and March 31, 2009 resulted from our failure to maintain effective processes and controls over the accounting for and reporting of complex and non-routine transactions. Specifically, we did not have an appropriate level of technical knowledge, experience and training in the accounting for business combinations, stock-based compensation, deferred income taxes, and financial statement presentation.  This control deficiency resulted in the restatement. While we believe that we have remediated these weaknesses in our internal control over financial reporting, we cannot provide assurance that material weaknesses will not occur in the future.

CURRENTLY, ALMOST ALL OF OUR REVENUES ARE GENERATED BY THE SALE OF HEALTH AND BEAUTY PRODUCTS, PARTICULARLY PERFUME, OVER THE INTERNET.  THE EFFECTS OF THE RECENT ECONOMIC DOWNTURN HAVE IMPACTED, AND MAY CONTINUE TO IMPACT OUR BUSINESS, OPERATING RESULTS, OR FINANCIAL CONDITION.

The recent economic downturn has caused disruptions and extreme volatility in global financial markets, has increased rates of default and bankruptcy, and has impacted consumer and business spending.  These developments have negatively affected our business, operating results, and financial condition and may continue to do so.  For example, the downturn in consumer spending, especially in the United States, has resulted in decreased sales of our health and beauty products, since most of these products are not necessities but are purchased with discretionary funds.  Furthermore, the tight credit market may make it impossible for us to obtain financing if it is required.  We are not sure when this economic downturn will end.

WE BUILD BUSINESSES AROUND OUR DOMAIN NAME PORTFOLIO.  WE MAY NOT BE ABLE TO PROTECT OUR DOMAIN NAMES, WHICH WOULD ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

We seek to develop a portfolio of operating businesses either by ourselves or by entering into arrangements with businesses that operate in the product or service categories that are described by the domain name assets owned by our subsidiary, Domain Holdings Inc.  We may not be able to prevent third parties from acquiring domain names that are confusingly similar to our domain names, which could adversely affect our business.  Governmental agencies and their designees generally regulate the acquisition and maintenance of internet addresses.  However, the regulation of internet addresses in the United States and in foreign countries is subject to change.  As a result, we may not be able to acquire or maintain relevant internet addresses in all countries where we conduct business.  All of our online business websites are copyrighted upon loading. “Livecurrent.com” is a registered domain name of Domain Holdings Inc.  While we will consider seeking further protection for our intellectual property, we may be unable to avail ourselves of protection under United States laws because, among other things, our domain names are generic and intuitive.  Consequently, we will seek protection of our intellectual property only where we determine that the cost of obtaining protection and the scope of protection provided result in a meaningful benefit to us.

CURRENTLY, SUBSTANTIALLY ALL OF OUR REVENUES COME FROM OUR SALES OF HEALTH AND BEAUTY PRODUCTS THROUGH OUR WEBSITE “PERFUME.COM”.  WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY AGAINST OTHER RETAILERS OF SIMILAR PRODUCTS.

The internet renders eCommerce inherently more competitive than bricks and mortar and catalogue retail selling because of the low barriers to entry and the ease with which consumers may comparison shop.

We currently earn substantially all of our revenues from the sale of health and beauty products through our website, “Perfume.com”.  The fragrance eCommerce business is extremely competitive.  Perfume.com has many current and potential competitors including specialized online fragrance retailers, other eCommerce retailers selling a wide variety of products including fragrances, and traditional brick and mortar retailers with a high degree of brand awareness among consumers that have expanded into online sales such as department stores and specialty health and beauty stores.  Many of our current competitors have greater resources, more customers, longer operating histories and greater brand recognition.  They may secure better terms from suppliers, have more efficient distribution capability, and devote more resources to technology, fulfillment and marketing.  Increased competition may reduce our sales and profits.  We do not represent a significant presence in our industry and we may not be able to compete effectively against other retailers of similar products.

NEW ROOT DOMAIN NAMES MAY HAVE THE EFFECT OF ALLOWING THE ENTRANCE OF NEW COMPETITORS AT LIMITED COST, WHICH MAY REDUCE THE VALUE OF OUR DOMAIN NAME ASSETS.

The Internet Corporation for Assigned Names and Numbers (“ICANN”) has introduced, and has proposed the introduction of, additional new domain name suffixes. We do not presently intend to acquire domain names using newly authorized root domain names to match our existing domain names, although we have certain .cn (China) root domain names to complement our growth strategy.  ICANN regularly develops new domain name suffixes that may make a number of domain names available in different formats, many of which may be more attractive than the formats held by us and which may allow the entrance of new competitors at limited cost.  New root domain names may reduce the value of our domain name assets.

WE ARE PLANNING TO EXPAND OUR BUSINESS.  OUR FAILURE TO MANAGE THE GROWTH OF OUR BUSINESS EFFECTIVELY COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

We seek to develop a portfolio of operating businesses either by ourselves or by entering into arrangements with businesses that operate in the product or service categories that are described by our domain name assets.  For example, we entered into an agreement with Domain Strategies, Inc., an internet development and management company, and Develep, a partnership, to jointly establish a limited liability company for the purpose of developing, managing and monetizing our Karate.com domain name.  The success of our future operating activities will depend upon our ability to expand our support system to meet the demands of our growing business.  Any failure by our management to effectively anticipate, implement, and manage changes required to sustain our growth would have a material adverse effect on our business, financial condition, and results of operations.  We cannot assure you that we will be able to successfully operate acquired businesses, become profitable in the future, or effectively manage any other change.

THE LOSS OF CERTAIN KEY PERSONNEL COULD SIGNIFICANTLY HARM OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Our performance is substantially dependent upon the services of our executive officers and other key employees, as well as on our ability to recruit, retain, and motivate other officers and key employees. Competition for qualified personnel is intense and there are a limited number of people with knowledge of and experience in the ownership, development, and management of websites and internet domain names.  The loss of the services of any of our officers or key employees, or our inability to hire and retain a sufficient number of qualified employees, will harm our business. Specifically, the loss of Mr. Hampson, our Chief Executive Officer and Chairman and Ms. Chantal Iorio, our Vice President Finance, would be detrimental.  We have employment agreements with Mr. Hampson and Ms. Iorio that provide for their continued service to us until June 1, 2012 and January 7, 2013 respectively.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL IN 2010.  IF WE ARE UNABLE TO DO SO, OUR BUSINESS WOULD BE ADVERSELY AFFECTED.

We will be required to raise additional funds for our operations in 2010 and intend to do so primarily through the sale or lease of a few of our non-core domain names.  If we are unable to raise adequate funds from the sale or lease of these domain names, we would have to raise additional funds through public or private financing, strategic relationships or other arrangements to continue our business.  We cannot be certain that any financing will be available on acceptable terms, or at all.  Equity financing may be dilutive to the holders of our common stock, and debt financing, if available, may involve restrictive covenants.  Moreover, strategic relationships, if necessary to raise additional funds, may require that we relinquish valuable rights.  If we need to raise additional capital but are unable to do so, we may be required to curtail our operations.

OUR EXECUTIVE OFFICERS, DIRECTORS AND MAJOR STOCKHOLDERS OWN A SIGNIFICANT PERCENTAGE OF OUR VOTING SECURITIES.  OUR NON-MANAGEMENT STOCKHOLDERS MAY HAVE NO EFFECTIVE VOICE IN OUR MANAGEMENT.

Our current directors, officers and more than 5% stockholders, as a group, beneficially own approximately 29.79% of our outstanding common stock.  These stockholders may be able to control matters requiring approval by our stockholders, including the election of directors, mergers or other business combinations.  Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into other types of transactions that require stockholder approval.  Our non-management stockholders may have no effective voice in our management.

WE MAY BE SUBJECT TO RECENTLY ENACTED PRIVACY LEGISLATION AND REGULATIONS WHICH COULD REDUCE OUR POTENTIAL REVENUES AND PROFITABILITY.

Entities engaged in operations over the internet, particularly relating to the collection of user information, are subject to limitations on their ability to utilize such information under federal and state legislation and regulation.  In 2000, the Gramm-Leach-Bliley Act required that the collection of identifiable information regarding users of financial services be subject to stringent disclosure and “opt-out” provisions.  While this law and the regulations enacted by the Federal Trade Commission and others relates primarily to information relating to financial transactions and financial institutions, the broad definitions of those terms may make the businesses entered into by the Company and its strategic partners subject to the provisions of the Act, which may, in turn, increase the cost of doing business and reduce our revenues.  Similarly, the Children On-line Privacy and Protection Act (“COPPA”) imposes strict limitations on the ability of internet ventures to collect information from minors. The impact of COPPA may be to increase the cost of doing business on the internet and reduce potential revenue sources.  We may also be impacted by the USA Patriot Act, which requires certain companies to collect and provide information to United States governmental authorities. A number of state governments have also proposed or enacted privacy legislation that reflects or, in some cases, extends the limitations imposed by the Gramm-Leach-Bliley Act and COPPA.  These laws may further impact the cost of doing business on the internet.

ANY ATTEMPT OF FEDERAL OR STATE GOVERNMENT TO TAX INTERNET TRANSACTIONS COULD CREATE UNCERTAINTY IN OUR ABILITY TO COMPLY WITH VARYING, AND POTENTIALLY CONTRADICTORY, REQUIREMENTS WHICH COULD NEGATIVELY IMPACT OUR BUSINESS, RESULTS OF OPERATIONS, AND FINANCIAL CONDITION.

Currently, the sale of goods and services on the internet is not subject to a uniform system of taxation.  A number of states, as well as the federal government, have considered enacting legislation that would subject internet transactions to sales, use or other taxes.  Because there are a variety of jurisdictions considering such actions, any attempt to tax internet transactions could create uncertainty in the ability of internet-based companies to comply with varying, and potentially contradictory, requirements.  We cannot predict whether any of the presently proposed schemes will be adopted.  We cannot predict the effect, if any, that the adoption of such proposed schemes would have on our business with certainty; however, they are likely to have a negative impact on our business, results of operations or financial condition.

LAWS MAY BE ADOPTED IN THE FUTURE REGULATING COMMUNICATIONS AND COMMERCE ON THE INTERNET WHICH COULD HAVE A NEGATIVE IMPACT UPON OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

There are currently few laws or regulations that specifically regulate communications, access to, or commerce on the internet.  Governing bodies have, and may continue to, adopt laws and regulations in the future that address issues such as user privacy, pricing and the characteristics and quality of products and services offered over the internet.  For example, the Telecommunications Act of 1996 sought to prohibit transmitting various types of information and content over the internet.  Several telecommunications companies have petitioned the Federal Communications Commission to regulate internet service providers and on-line service providers in a manner similar to long distance telephone carriers and to impose access fees on those companies.  This could increase the cost of transmitting data over the internet.  Moreover, it may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership, libel and personal privacy are applicable to the internet.  Any new laws or regulations relating to the internet or any new interpretations of existing laws could have a negative impact on our business and add additional costs to doing business on the internet.  Currently we have no significant expenses associated with legal or regulatory compliance.

WE MAY BE EXPOSED TO LIABILITY FOR INFRINGING INTELLECTUAL PROPERTY RIGHTS OF OTHER COMPANIES WHICH COULD RESULT IN SUBSTANIAL COSTS TO US IN THE DEFENSE OF INFRINGEMENT SUITS.

Our success will, in part, depend on our ability to operate without infringing on the proprietary rights of others.  Although we have conducted searches and are not aware of any trademarks or copyrights upon which our domain names or their use might infringe, and the majority of our portfolio of domain names is generic in nature, we cannot be certain that infringement has not or will not occur.  We could incur substantial costs, in addition to the great amount of time lost, in defending any trademark or copyright infringement suits or in asserting any trademark or copyright rights in a suit with another party.

Risks Relating to Ownership of Our Securities

OUR COMMON STOCK IS CONSIDERED A “PENNY STOCK”. THE APPLICATION OF THE “PENNY STOCK” RULES TO OUR COMMON STOCK COULD LIMIT THE TRADING AND LIQUIDITY OF OUR COMMON STOCK, ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND INCREASE THE TRANSACTION COSTS TO SELL THOSE SHARES.

Our common stock is a “low-priced” security or “penny stock” under rules promulgated under the Securities Exchange Act of 1934, as amended.  In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies and certain market and other information.  Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives.  Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer.  The effect of these restrictions will likely decrease the willingness of broker-dealers to make a market in our common stock, will decrease liquidity of our common stock and will increase transaction costs for sales and purchases of our common stock as compared to other securities.

THE STOCK MARKET IN GENERAL HAS EXPERIENCED VOLATILITY THAT OFTEN HAS BEEN UNRELATED TO THE OPERATING PERFORMANCE OF COMPANIES.  THESE BROAD FLUCTUATIONS MAY BE THE RESULT OF UNSCRUPULOUS PRACTICES THAT MAY ADVERSELY AFFECT THE PRICE OF OUR STOCK, REGARDLESS OF OUR OPERATING PERFORMANCE.

Stockholders should be aware that, according to SEC Release No. 34-29093 dated April 17, 1991, the market for penny stocks has suffered from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.  The occurrence of these patterns or practices could increase the volatility of our share price.

WE DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE, AND WE MAY NEVER PAY DIVIDENDS. INVESTORS SEEKING CASH DIVIDENDS SHOULD NOT PURCHASE OUR COMMON STOCK.

We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends in the foreseeable future.  Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time.  In addition, our ability to pay dividends on our common stock may be limited by Nevada state law.  Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

LIMITATIONS ON DIRECTOR AND OFFICER LIABILITY AND OUR INDEMNIFICATION OF OFFICERS AND DIRECTORS MAY DISCOURAGE STOCKHOLDERS FROM BRINGING SUIT AGAINST A DIRECTOR.

Our Articles of Incorporation and bylaws provide, with certain exceptions as permitted by governing Nevada law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.  In addition, our Articles of Incorporation and bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Nevada law.

IN THIS OFFERING WE ARE REGISTERING 4,254,682 SHARES OF COMMON STOCK, WHICH IS APPROXIMATELY 18% OF THE SHARES OF COMMON STOCK WE HAVE OUTSTANDING.  DUE TO THE LARGE AMOUNT OF COMMON STOCK SOLD IN THIS OFFERING, THE PER SHARE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

Through this offering we are registering 4,254,682 shares, or approximately 18%, of the 24,026,180 shares of common stock we have outstanding.  If the selling stockholders sell all of the common stock that we are registering, or if the public market perceives that these sales may occur, the market price of our common stock could decline.

THE OVER THE COUNTER BULLETIN BOARD IS A QUOTATION SYSTEM, NOT AN ISSUER LISTING SERVICE, MARKET OR EXCHANGE. THEREFORE, BUYING AND SELLING STOCK ON THE OTC BULLETIN BOARD IS NOT AS EFFICIENT AS BUYING AND SELLING STOCK THROUGH AN EXCHANGE. AS A RESULT, IT MAY BE DIFFICULT FOR YOU TO SELL YOUR COMMON STOCK OR YOU MAY NOT BE ABLE TO SELL YOUR COMMON STOCK FOR AN OPTIMUM TRADING PRICE.

The Over the Counter Bulletin Board (the “OTCBB”) is a regulated quotation service that displays real-time quotes, last sale prices and volume limitations in over-the-counter securities.   Because trades and quotations on the OTCBB involve a manual process, the market information for such securities cannot be guaranteed.  In addition, quote information, or even firm quotes, may not be available.  The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price.  Execution of trades, execution reporting and the delivery of legal trade confirmations may be delayed significantly.  Consequently, one may not be able to sell shares of our common stock at the optimum trading prices.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information.  Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed, and current prices may differ significantly from the price one was quoted by the OTCBB at the time of the order entry.  Orders for OTCBB securities may be canceled or edited like orders for other securities.  All requests to change or cancel an order must be submitted to, received and processed by the OTCBB.  Due to the manual order processing involved in handling OTCBB trades, order processing and reporting may be delayed, and an individual may not be able to cancel or edit his order.  Consequently, one may not be able to sell shares of common stock at the optimum trading prices.

The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of securities on the OTCBB if the common stock or other security must be sold immediately.  Further, purchasers of securities may incur an immediate “paper” loss due to the price spread.  Moreover, dealers trading on the OTCBB may not have a bid price for securities bought and sold through the OTCBB.  Due to the foregoing, demand for securities that are traded through the OTCBB may be decreased or eliminated.

WE EXPECT VOLATILITY IN THE PRICE OF OUR COMMON STOCK, WHICH MAY SUBJECT US TO SECURITIES LITIGATION RESULTING IN SUBSTANTIAL COSTS AND LIABILITIES AND DIVERTING MANAGEMENT’S ATTENTION AND RESOURCES.

The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be a target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” contains forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

•	our projected sales and profitability;

•	our growth strategies;

•	anticipated trends in our industry;

•	our ability to utilize and sell or lease our domain names;

•	our ability to protect our domain names;

•	our ability to operate our business without infringing upon the intellectual property rights of others;

•	our future financing plans and our ability to raise capital when it is required; and

•	our anticipated needs for working capital.

These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements.  These risks include those listed under “Risk Factors” beginning on page 7 and elsewhere in this prospectus.  In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “potential,” “continue” or the negative of these terms or other comparable terminology.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We do not intend to update any of the forward-looking statements after the date of this prospectus or to conform these statements to actual results.

This prospectus may contain market data related to our business, which may have been included in articles published by independent industry sources.  Although we believe these sources are reliable, we have not independently verified this market data.  This market data includes projections that are based on a number of assumptions.  If any one or more of these assumptions turns out to be incorrect, actual results may differ materially from the projections based on these assumptions.

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning the Company and our business made elsewhere in this prospectus as well as other public reports which may be filed with the United States Securities and Exchange Commission (the “SEC”).  You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments.  As noted above, the Company is not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances.

USE OF PROCEEDS

We are registering the shares of common stock offered by this prospectus for sale by the selling stockholders identified in the section of this prospectus titled “Selling Stockholders.”  We will not receive any of the proceeds from the sale of these shares.  However, if all of the warrants held by the selling stockholders are exercised for cash, we will receive $1,375,101 which will be used for general working capital purposes.  We will pay all expenses incurred in connection with the offering described in this prospectus.  We are registering the shares in this offering pursuant to the terms of the subscription agreements entered into between the Company and the selling stockholders dated on or about November 19, 2008, under which the shares of common stock and warrants were issued.  Our common stock is more fully described in the section of this prospectus titled “Description of Securities.”

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock, $0.001 par value per share, has been quoted on the OTC Bulletin Board under the symbol “LIVC” since August 4, 2008.  Before that date, our common stock traded under the symbol “CMNN”.  The following table sets forth, for each fiscal quarter for the past two years and through May 19, 2010, the reported high and low closing bid quotations for our common stock as reported on the OTC Bulletin Board.  The bid information was obtained from the OTC Bulletin Board and reflects inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.  As of May 19, 2010, the high and low bid price of our common stock was $0.08 and $0.08 , respectively.

Common Stock

High & Low Bids
Period ended	High	Low

March 31, 2010	$0.27	$0.136

December 31, 2009	$0.22	$0.13

September 30, 2009	$0.30	$0.15

June 30, 2009	$0.35	$0.18

March 31, 2009	$0.41	$0.15

December 31, 2008	$1.34	$0.25

September 30, 2008	$2.81	$1.25

June 30, 2008	$3.10	$2.26

March 31, 2008	$3.47	$2.37

HOLDERS

We have approximately 71 record holders of our common stock as of May 19, 2010 according to a stockholders’ list provided by our transfer agent as of that date.  The number of registered stockholders does not include any estimate by us of the number of beneficial owners of common shares held in street name. The transfer agent and registrar for our common stock is Computershare Trust Company, 350 Indiana Street, Suite 800, Golden, Colorado, 80401.

DIVIDENDS

We have never declared nor paid any cash dividends on our common stock and we do not anticipate that we will pay any cash dividends on our common stock in the foreseeable future.  Any future determination regarding the payment of cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board of directors may deem relevant at that time.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition for the quarter ended March 31, 2010 and the fiscal years ended December 31, 2009 and 2008 should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this prospectus.

OVERVIEW

We build consumer internet experiences around our large portfolio of domain names.  In addition, we own hundreds of non-core domain names that we may choose to develop, lease or sell in the future to raise funds in a non-dilutive manner.  We generate revenues from consumer internet experiences in two different ways; through the online sales of products (eCommerce) and through the sale of advertising.  Currently, almost all of the revenues we earn are generated from our main health and beauty website, Perfume.com.  Through this website, we sell brand name fragrances, skin care and hair care products directly to consumers.  We also generate revenues by selling online advertising space to advertisers or in partnership with third party advertising networks.  However, since 2008, advertising accounted for less than 2% of total revenues.

By way of its intuitive domain name and through ongoing technical optimizations, Perfume.com consistently ranks highly in organic, unpaid search results across major search engines.  Organic search traffic delivers the majority of traffic and customers to Perfume.com.  The site also realizes traffic through direct navigation by visitors.  Finally, we acquire internet traffic through paid search, comparison shopping websites, and our robust email marketing efforts as well as through affiliate sales. We pay our affiliates sales commissions if they deliver traffic to Perfume.com that results in a successful sale.  Affiliates do not represent themselves as Perfume.com, and through a rigorously enforced policy, are not allowed to use our name.  Affiliates place our advertisements on their websites.  We pay these affiliates a commission when visitors to their sites click on our advertisements and make purchases on Perfume.com.

In 2008, we began shipping our Perfume.com products to selected international markets.  Until then, we shipped only to delivery addresses located in the United States.  However, sales of products shipped to non-U.S. locations were immaterial for 2008 and for 2009 and therefore are not disclosed separately.

The recent downturn in the global economy has significantly impacted the U.S. economy and consumer confidence.  It remains a challenge for all retailers, including online retailers, to achieve sales growth with adequate gross margins.  Both our sales and our ability to raise capital have been negatively impacted as a result of the current recession in the U.S. and we expect this to continue for at least the short-term.

During 2008, 2009, and the period ended March 31, 2010, our revenues were not sufficient to support our operations.  We do not expect to make significant progress this year in better aligning costs with gross margins generated from operations but will continue to generate losses from operations for the foreseeable future.  Since the end of the 2008 fiscal year, there have been many challenges in raising capital through the sale of our securities and these challenges are on-going.  Financing opportunities have become more expensive and difficult to find.  Furthermore, if we attempted to raise funds through the sale of our securities, the steep decline in the price of our common stock would result in significant dilution to our current stockholders.  As a result, management sold some of our non-core domain names to raise funds.  From January 1 through December 31, 2009, we sold ten domain names, not including our cricket.com domain name, for a total of nearly $3.2 million.  In April, 2010 we sold another name for $150,000.  Management may elect to sell additional non-core domain names if needed should the opportunity arise.  We believe these sales are a testament to the inherent value of our domain name assets, and together with other cost-cutting measures, the proceeds will help meet our working capital needs and management’s strategy to achieve the goal of cash flow positive operations by the end of 2011.

In 2008, we had a significant net loss and significant cash outflows.  In late 2008 and early 2009 we instituted cost-cutting measures, which continue to this date, including layoffs of staff and the termination of consulting and investor relations contracts.  In addition, our Chief Executive Officer amended his employment agreement to reduce his annual base salary from CDN$300,000 to CDN$120,000 effective February 1, 2009.  Furthermore, he agreed that the eight months of salary payable between February 1 and September 30, 2009, which totalled CDN$80,000, would be decreased to CDN$72,000 and the payment was deferred until the end of 2009.  As a result of these efforts, our net cash outflows have begun to decrease.

For the immediate future, we do not anticipate independently developing technologies, processes, products or otherwise engaging in research, development or similar activities.  Instead, if we find these activities to be necessary to our business, we intend to enter into relationships with strategic partners who conduct such activities.

RECENT DEVELOPMENTS

Perfume.com

The Company is considering segregating the Perfume.com business from its other website businesses, which do not involve retail sales.  In order to segregate the business, management plans to move the domain names related to Perfume.com and its other brand-related assets into one of the Company's wholly-owned subsidiaries.  This transfer is still being reviewed by management and there is no assurance that it will be completed.

Karate.com

On May 15, 2009 (the “Effective Date”), we signed an agreement (“LLC Agreement”) with Domain Strategies, Inc., an internet development and management company, and Develep, a partnership, to jointly establish a limited liability company (“Karate, LLC”) for the purpose of developing, managing and monetizing our Karate.com domain name.  This partnership will provide management focus and resources to efficiently monetize the domain name.  Pursuant to the LLC Agreement, we will contribute the domain name, Karate.com, to Karate, LLC and will receive a 55% interest of Karate, LLC, plus a liquidation and withdrawal preference.  The Board of Directors of Karate, LLC will have equal representation from all parties with Domain Strategies and Develep having primary responsibility for the management of day-to-day operations including site design, employment relationships, vendors, customer acquisition and maintenance and relationships with potential strategic partners.  On the second anniversary of the Effective Date, we have the right to withdraw from Karate, LLC for any reason.  We also have the right to withdraw from Karate, LLC at any time on or before the third anniversary of the Effective Date if we are required at any time to make a capital contribution, or if our equity interest in Karate, LLC has been or will be diluted in any way.  In the event we are the terminating party, ownership of the domain name www.karate.com will revert back to us, however Domain Strategies will have the right but not the obligation to purchase the domain name www.karate.com for $1 million within 60 days of termination.  The website went live during Q3 of 2009.   We have made no capital contributions to date.  Domain Strategies, Inc. is maintaining the website.

Exit from Cricket

On March 31, 2009 the Company, Global Cricket Ventures Pte. Ltd. (sometimes referred to in this prospectus as “GCV”), a subsidiary of the Company, and the Board of Control for Cricket in India (“BCCI”) entered into a Novation Agreement (the “Novation”) pursuant to which GCV was granted all of the Company’s rights, and assumed all of the Company’s obligations, under the Memorandum of Understanding (the “Original Agreement”) dated April 16, 2008 that had been executed by the Company and the BCCI, acting for and on behalf of its separate subcommittee unit known as the Indian Premier League.

On August 25, 2009 GCV entered into an Assignment and Assumption Agreement (the “Assignment”) with Global Cricket Ventures Limited (Mauritius) (“Mauritius”), an entity unrelated to the Company or its affiliates.  The Assignment is dated August 20, 2009.  Pursuant to the Assignment, GCV transferred and assigned to Mauritius all of GCV’s right, title and interest in and to the Original Agreement, as amended by the Novation, and Mauritius accepted the assignment and assumed and agreed to be liable for all past and future obligations and liabilities of GCV arising under, pursuant to or in connection with the Original Agreement, as amended by the Novation.

In conjunction with the Assignment, on August 25, 2009, DHI entered into the Cricket.com Lease and Transfer Agreement (the “Lease”) with Mauritius.  The Lease is dated August 20, 2009.  Pursuant to the Lease, DHI leased to Mauritius the cricket.com domain name, the cricket.com website (the “Website”), and certain support services in exchange for the payment of $1 million (the “Purchase Price”) plus the expenses described below.  The Purchase Price is to be paid in 4 equal installments, each of $250,000.  The first installment was received subsequent to the execution of the Lease, the second and third instalments have been received in 2010, and the remaining installment is to be paid in May 2010.  Upon the payment of the final installment and the expenses described below, DHI will assign to Mauritius all rights, title and interest in the Website, the cricket.com domain name and the registration thereof, all trademarks, services marks and logos that incorporate the term cricket.com and the goodwill (if any) associated with the foregoing.

In order to facilitate the transfer of the Website, DHI agreed to provide Mauritius with support services for a period of no more than 6 months (the “Transition Period”).  In exchange for the support services, Mauritius agreed to the payment of certain expenses related to the support services including (i) direct costs incurred by DHI for maintaining the Website, (ii) rent and overhead costs in the amount of $2,500 per month, (iii) employee related costs, and (iv) severance costs (not to exceed $60,000) related to the termination of employees whose employment will be terminated as a result of the transfer of the Website.  The payments for support services noted above have been received, including the $60,000 severance costs.  In addition, Mauritius has agreed that, prior to the expiration of the Transition Period, it will either enter into an employment agreement with Mark Melville, the Company’s President and Chief Corporate Development Officer, or pay any severance costs related to his termination without cause (with the exception of special bonus payments), in accordance with the terms of his employment agreement with the Company.  These two agreements will result in our full exit from the Cricket business with the exception of interim support services which we have agreed to provide for a period of six months.  The Transition Period ended February 20, 2010.  Subsequent to the end of the Transition Period, the Company and Mauritius verbally agreed to extend the services agreement and Mauritius agreed to continue paying Mr. Melville’s salary on a month to month basis.  We expect Mauritius or another entity connected with the cricket.com website to continue Mr. Melville’s employment.  Mr. Melville has indicated that he plans to resign his positions as President and Chief Corporate Development Officer with our company if Mauritius offers him employment, although he has not advised us, as of the date of this prospectus, of a termination date.  Once we receive Mr. Melville’s resignation, our Chief Executive Officer, C. Geoffrey Hampson, will assume the office of President and the office of Chief Corporate Development Officer will remain vacant.

Entity Inc. (“Auctomatic”)

At the end of the second quarter of 2009, we determined that the auction software acquired through the merger with Auctomatic was impaired.  As a result, we recorded an impairment loss of $590,973 at that date.

In August 2009, we reached an agreement with twelve of the eighteen Auctomatic shareholders to convert $424,934 of the $800,000 payable to them into convertible notes bearing interest at 10%. The payment due date is May 22, 2010.  The Company is currently seeking to renegotiate the payment date and the interest rate through the issuance of new non-convertibles notes.

Also in August 2009, we reached an agreement with the remaining two founders of Auctomatic to terminate their employment.  Under their severance agreements, we agreed to pay the amounts owed under the Merger Agreement at a 10% discount to face value.  We are paying these amounts in instalments.  During Q3 of 2009, we also paid them a total of $60,000 of severance costs due pursuant to the terms of their employment agreements.  These severance costs were recovered through the agreement for support services described above.  In consideration of these payments, these individuals have each agreed to forfeit their rights to 91,912 shares of Live Current common stock that were due to be issued to each of them in May 2010 and May 2011 under the Merger Agreement.

RESTATEMENT OF FINANCIAL STATEMENTS

On June 18, 2009, we were advised by Ernst & Young, LLP, then our independent registered public accounting firm, that our consolidated financial statements for the quarter ended March 31, 2009, as well as the consolidated financial statements for the years ended December 31, 2008 and 2007 contained errors.  Based on the foregoing, C. Geoffrey Hampson, the Company’s Chief Executive Officer and Chief Financial Officer, concluded that these financial statements should no longer be relied upon.  These errors, which are described below, affected opening balances as at December 31, 2007 and the financial position, results of operations and cash flows for the comparative period ended December 31, 2008.  Please also see Note 2 to our restated financial statements for the year ended December 31, 2008, as well as our related disclosure in Amendments No.1 and No. 2 to  our Form 10-K as filed with the Securities and Exchange Commission on September 14, 2009 and October 26, 2009, respectively.  Below is a discussion of the effect of the restatement to our financial statements for the year ended December 31, 2008.

A. Deferred income tax liability related to indefinite life intangible assets:

The Company’s intangible assets, comprised of its domain names, have book values in excess of their tax values.  The December 31, 2008 financial statements considered the taxable temporary differences associated with these indefinite life intangible assets in reducing the valuation allowance associated with its loss carryforwards.  This was an incorrect application of GAAP.   Correction of this error resulted in the recognition of a deferred tax liability of $206,370 at March 31, 2009 and as at December 31, 2008, and a deferred income tax recovery of $40,389 in the year ended December 31, 2008.  There was an immaterial effect to the consolidated statements of operations for the quarter ended March 31, 2009.

B. Non-Controlling Interest:

The Company discovered an error in its continuity of non-controlling interest in its subsidiaries as at January 1, 2007, resulting in a $100,676 increase to the opening non-controlling interest liability and deficit.

The Company determined that it should have recorded $66,692 of goodwill and an increase to non-controlling interest liability associated with the exchange, in 2008, of $3,000,000 due from a subsidiary for shares of the subsidiary’s common stock.  See Note 5 to our consolidated financial statements.

Prior to recognizing the non-controlling interest liabilities as described in the preceding two paragraphs, the non-controlling interest’s share of subsidiary losses in 2008 was limited to the non-controlling interest liability.  As a consequence of the above increases to non-controlling interest liabilities, the non-controlling interest’s share in subsidiary losses was increased by $75,748 in the year ended December 31, 2008.  There was no effect to the non-controlling interest at March 31, 2009, or for the quarter then ended.

C. Management Compensation:

The March 31, 2009 financial statements overaccrued $72,741, and the December 31, 2008 financial statements did not accrue $119,045, in bonuses payable and expense for two CDN$100,000 special bonuses to be paid on January 1, 2009 and January 1, 2010 to our current President and Chief Corporate Development Officer pursuant to his employment agreement.  These special bonuses are not discretionary, but will only be paid if he remains employed as an officer of the Company on the dates payable.

D. Estimated life of stock options:

The Company originally estimated the life of its stock options as equal to the vesting period for these options, 3 years.  The estimated life should have been 3.375 years, resulting in an increase of $155,500 to stock-based compensation expense in the quarter ended March 31, 2009, and a decrease of $118,893 to our stock-based compensation expense in the year ended December 31, 2008.

E. Other

(i)           Expense accruals

The Company discovered an accrual and cutoff error in its recorded accounting fees, resulting in an underaccrual of accounting expense (included in Corporate General and Administrative expenses) of $83,271 in the quarter ended March 31, 2009, and an overaccrual of $19,521 in the year ended December 31, 2008.

(ii)           Gain on sale of domain name

The Company failed to record website development costs attributable to a domain name sold in 2008, reducing website development costs and gain on sale of domain names by $37,408 in the year ended December 31, 2008.  As a result, a corresponding decrease to the gain on sale of domain names in the quarter ended March 31, 2009 was made.  There was no effect to the consolidated balance sheet as at March 31, 2009.

F. Classification of warrants issued in November 2008 private placement:

In November 2008, the Company raised $1,057,775 of cash by selling 1,627,344 units consisting of one share of the Company’s common stock and two warrants, each for the purchase of a half share of common stock.  The offering price was $0.65 per unit.  The estimated fair value of the warrants was $157,895 and was presented as equity in the financial statements for the fiscal year ended December 31, 2008.  The warrants contained provisions which could require their redemption in cash in certain circumstances which may not all be within the Company’s control.  The fair value of the warrants therefore should have been recorded as a liability, with future changes to fair value reported as either income or expense in the period in which the change in fair value occurs.  There were no changes to the fair value of the warrants between the November 2008 issue date and December 31, 2008.

At March 31, 2009, the fair value of the warrants was $242,704.  The Company recorded an increase to the liability of $84,809 at March 31, 2009 and the corresponding expense was recorded as an increase to corporate general and administrative expense.

G. Shares issued in connection with the merger with Auctomatic:

(i)           Valuation of shares issued as purchase consideration

The Auctomatic merger closed on May 22, 2008.  The original estimate of the fair value of the share purchase consideration attributable to the acquisition was based on the trading value of the shares around March 25, 2008.  However, the Merger Agreement had an adjustment provision regarding the number of shares to be issued, such that the shares should have been valued with reference to the May 22, 2008 closing date as opposed to the announcement date on March 25, 2008.  Using the average share price around the closing date, an additional $110,746 should have been recorded as additional paid-in capital and goodwill during the year ended December 31, 2008 and the quarter ended March 31, 2009.

(ii)            Shares issued to Auctomatic founders

As part of the merger with Auctomatic, the Company agreed to distribute 413,604 shares of its common stock payable on the first, second, and third anniversaries of the Closing Date (the “Distribution Date”) to the Auctomatic founders subject to their continuing employment with the Company or a subsidiary on each Distribution Date.  These shares, which were not accounted for in the Auctomatic purchase, also were not properly accounted for as compensation to the Auctomatic founders for their continued employment with the Company.  The related stock-based compensation expense that should have been recorded in 2008 was $170,065.  The related stock-based compensation expense that should have been recorded in the quarter ended March 31, 2009 was $68,330.

H. Financial Statement Classification of Amounts Payable to the BCCI and IPL:

In order to provide clarity, the Company also classified separately on its consolidated balance sheets and consolidated statements of operations the amounts payable to the BCCI and IPL of $750,000 at March 31, 2009 and $1,000,000 at December 31, 2008.

I. Tax Impact:

Exclusive of Item A, none of the above adjustments gave rise to an increase or decrease in the Company’s tax position.

The following table illustrates the effect of the adjustments by financial statement line item in the Company’s consolidated balance sheets as of December 31, 2008:

December 31, 2008	Reference	As previously reported	Restatement adjustment	As restated
ASSETS
Current
Cash and cash equivalents		$1,832,520	$-	$1,832,520
Accounts receivable (net of allowance for doubtful accounts of nil)		93,582	-	93,582
Prepaid expenses and deposits		109,543	-	109,543
Inventory		74,082	-	74,082
Current portion of receivable from sales-type lease		23,423	-	23,423
Total current assets		2,133,150	-	2,133,150

Long-term portion of receivable from sales-type lease		23,423	-	23,423
Deferred acquisition costs		-	-	-
Property & equipment		1,042,851	-	1,042,851
Website development costs	E(ii)	392,799	(37,408)	355,391
Intangible assets		1,587,463	-	1,587,463
Goodwill	B, G (i)	2,428,602	177,438	2,606,040
Total Assets		$7,608,288	$140,030	$7,748,318

LIABILITIES AND STOCKHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities	E (i), H	$4,131,264	$(1,083,271)	$3,047,993
Amounts payable to the BCCI and IPL	H	-	1,000,000	1,000,000
Bonuses payable	C(ii)	235,650	119,045	354,695
Due to shareholders of Auctomatic		789,799	-	789,799
Deferred revenue		120,456	-	120,456
Current portion of deferred lease inducements		20,138	-	20,138
Total current liabilities		5,297,307	35,774	5,333,081

Deferred income tax	A	-	206,370	206,370
Warrants	F	-	157,895	157,895
Deferred lease inducements		55,380	-	55,380
Total Liabilities		5,352,687	400,039	5,752,726

STOCKHOLDERS' EQUITY
Common Stock		14,855	-	14,855
Additional paid-in capital		14,772,880	(14,948)	14,757,932
Accumulated deficit		(12,532,134)	(245,061)	(12,777,195)
Total Stockholders' Equity		2,255,601	(260,009)	1,995,592
Total Liabilities and Stockholders' Equity		$7,608,288	$140,030	$7,748,318

The following table illustrates the effect of the adjustments by financial statement line item in the Company’s consolidated statements of operations as of December 31, 2008 as disclosed in the 2008 Form 10K as amended and filed with the Securities and Exchange Commission on October 26, 2009:

For the year ended December 31, 2008	Reference	As previously reported	Restatement adjustment	Global Cricket Venture Reclassification	As restated

SALES		$9,364,833	$-	$-	$9,364,833

COSTS OF SALES (excluding depreciation and amortization as shown below)		7,683,812	-	-	7,683,812

GROSS PROFIT		1,681,021	-	-	1,681,021

OPERATING EXPENSES
Amortization and depreciation		253,141	-	-	253,141
Amortization of website development costs		58,640	-	-	58,640
Corporate general and administrative	E(i)	2,537,422	377,612	397,133	2,915,034
ECommerce general and administrative		567,980	-	-	567,980
Management fees and employee salaries	C(i), C(ii), D, G(ii)	4,746,255	1,052,473	973,679	5,798,728
Corporate marketing		42,399	105,443	105,443	147,842
ECommerce marketing		766,393	-	-	766,393
Other expenses		708,804	-	-	708,804
Total Operating Expenses		9,681,034	1,535,528	1,476,255	11,216,562

NON-OPERATING INCOME (EXPENSES)
Global Cricket Venture expenses	H	(2,476,255)	1,000,000	1,476,255	-
Global Cricket Venture payments	H	-	(1,000,000)	-	(1,000,000)
Gain from sales and sales-type lease of domain names	E(ii)	498,829	(37,408)	-	461,421
Accretion interest expense		(96,700)	-	-	(96,700)
Interest and investment income		67,683	-	-	67,683
Total Non-Operating Income (Expenses)		(2,006,443)	(37,408)	1,476,255	(567,596)

NET LOSS BEFORE TAXES		(10,006,456)	(1,572,936)	-	(10,103,137)

Deferred tax recovery	A	-	(40,389)	-	(40,389)

CONSOLIDATED NET LOSS		(10,006,456)	(1,532,547)	-	(10,062,748)

ADD: NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	B	-	75,478	-	75,478

NET LOSS AND COMPREHENSIVE LOSS FOR THE YEAR ATTRIBUTABLE TO LIVE CURRENT MEDIA INC.		$(10,006,456)	$(1,457,069)	$-	$(9,987,270)

LOSS PER SHARE - BASIC AND DILUTED
Net loss attributable to Live Current Media Inc. common stockholders		$(0.46)	0.00	(0.00)	$(0.46)
Weighted Average Number of Common Shares Outstanding - Basic and Diluted		21,937,179	-	-	21,937,179

The following table illustrates the effect of the adjustments by financial statement line item in the Company’s consolidated statements of cash flows as of December 31, 2008 as disclosed in the 2008 Form 10K as amended and filed with the Securities and Exchange Commission on October 26, 2009:

For the year ended December 31, 2008	Reference	As previously reported	Restatement adjustment	As restated
OPERATING ACTIVITIES
Net loss for the period		$(10,006,456)	$19,186	$(9,987,270)
Non-cash items included in net loss:
Deferred tax recovery	A	-	(40,389)	(40,389)
Gain from sales and sales-type lease of domain names	E(ii)	(498,829)	37,408	(461,421)
Accretion interest expense		96,700	-	96,700
Stock-based compensation	D, G(ii)	2,111,354	51,172	2,162,526
Warrants issued		45,500	-	45,500
Issuance of common stock for services		303,859	-	303,859
Extinguishment of debt by issuance of common stock		16,500	-	16,500
Amortization and depreciation		291,643	-	291,643
Change in operating assets and liabilities:
Accounts receivable		45,348	-	45,348
Prepaid expenses and deposits		136,631	-	136,631
Inventory		(74,082)	-	(74,082)
Accounts payable and accrued liabilities	E (i), H	2,615,835	(1,019,521)	1,596,314
Amounts payable to the BCCI and IPL	H	-	1,000,000	1,000,000
Bonuses payable	C(i), C(ii)	(5,640)	27,622	21,982
Deferred revenue		67,377	-	67,377
Cash flows used in operating activities		(4,854,260)	75,478	(4,778,782)

INVESTING ACTIVITIES
Net proceeds from sale of domain name		369,041	-	369,041
Net proceeds from sales-type lease of domain name		140,540	-	140,540
Cash consideration for Auctomatic		(1,530,047)	-	(1,530,047)
Purchases of property & equipment		(187,532)	-	(187,532)
Website development costs		(451,439)	-	(451,439)
Cash flows used in (from) investing activities		(1,659,437)	-	(1,659,437)

FINANCING ACTIVITIES
Proceeds from sale of common stock (net of share issue costs)		970,972	-	970,972
Net loss attributable to non-controlling interest	B	-	(75,478)	(75,478)
Cash flows from financing activities		970,972	(75,478)	895,494

Net increase (decrease) in cash and cash equivalents		(5,542,725)	-	(5,542,725)

Cash and cash equivalents, beginning of year		7,375,245	-	7,375,245
Cash and cash equivalents, end of year		$1,832,520	$-	$1,832,520

The following table illustrates the effect of the adjustments by financial statement line item in the Company’s consolidated statements of stockholders’ equity as of December 31, 2008 and December 31, 2007:

		As previously reported
		Common stock		Additional Paid-in Capital	Accumulated Deficit	Total	Restatement Adjustment	As Restated Total
	Reference	Number of Shares	Amount
Balance, December 31, 2006		17,836,339	$8,846	$3,605,579	$(507,729)	$3,106,696	$-	3,106,696
Adjustment to opening accumulated deficit	A, B, E(iii)	-	-	-	-	-	(319,850)	(319,850)
Balance, December 31, 2006		17,836,339	8,846	3,605,579	(507,729)	3,106,696	(319,850)	2,786,846
Issuance of 60,284 common shares at $0.98 per share in lieu of accrued bonuses to officers		60,284	60	59,018		59,078	-	59,078
Issuance of 1,000,000 common shares at $1.00 per share to CEO		1,000,000	1,000	999,000		1,000,000	-	1,000,000
Private Placement of 2,550,000 common shares at $2.00 per share		2,550,000	2,550	5,097,450		5,100,000	-	5,100,000
Share issue costs		-		(100)		(100)		(100)
Stock-based compensation	D	-		428,028		428,028	(18,971)	409,057
Net loss and comprehensive loss	A, B, C(i), D, E(i), E(iii)	-			(2,017,949)	(2,017,949)	55,603	(1,962,346)
Balance, December 31, 2007		21,446,623	12,456	10,188,975	(2,525,678)	7,675,753	(283,218)	7,392,535
Stock-based compensation	D, G(ii)	-	-	2,111,354		2,111,354	51,172	2,162,526
Issuance of 586,403 common shares per the merger agreement with Auctomatic	G(i)	586,403	586	1,137,533		1,138,119	110,746	1,248,865
Issuance of 33,000 common shares to investor relations firm		33,000	33	85,649		85,682	-	85,682
Issuance of 120,000 common shares to investor relations firm		120,000	120	218,057		218,177	-	218,177
Issuance of 50,000 warrants to investor relations firm		-	-	45,500		45,500	-	45,500
Cancellation of 300,000 common shares not distributed		(300,000)	-	-		-	-	-
Private Placement of 1,627,344 units at $0.65 per share	F	1,627,344	1,627	1,056,148		1,057,775	(157,895)	899,880
Share issue costs		-	-	(86,803)		(86,803)	-	(86,803)
Extinguishment of accounts payable		33,000	33	16,467		16,500	-	16,500
Net loss and comprehensive loss	A - E(ii), G(ii)				(10,006,456)	(10,006,456)	19,186	(9,987,270)
Balance, December 31, 2008		23,546,370	$14,855	$14,772,880	$(12,532,134)	$2,255,601	$(260,009)	1,995,592

Selected Financial Data

March 31, 2010 as compared to March 31, 2009

The following selected financial data was derived from our unaudited interim consolidated financial statements for the quarter ended March 31, 2010.  The information set forth below should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus.

Expressed in US Dollars	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009 (As Restated)

SALES
Health and beauty eCommerce	$873,959	$1,720,167
Domain name advertising	17,197	24,453
Miscellaneous income	17,078	7,762
Total Sales	908,234	1,752,382

COSTS OF SALES
Health and Beauty eCommerce	630,846	1,386,619
Total Costs of Sales (excluding depreciation and amortization as shown below)	630,846	1,386,619

GROSS PROFIT	277,388	365,763

OPERATING EXPENSES
Amortization and depreciation	16,370	98,166
Amortization of website development costs	26,124	32,562
Corporate general and administrative	109,882	361,123
ECommerce general and administrative	76,661	80,220
Management fees and employee salaries	698,351	1,193,595
Corporate marketing	84	3,771
ECommerce marketing	79,799	111,422
Other expenses	-	264,904
Total Operating Expenses	1,007,271	2,145,763

NON-OPERATING INCOME (EXPENSES)
Gain on settlement of amounts due regarding Global Cricket Venture	250,000	250,000
Gain from sales and sales-type lease of domain names	600,000	617,933
Accretion interest expense	-	(40,000)
Interest expense	(10,594)	-
Interest and investment income	297	890
Foreign exchange gain (loss)	(35,475)	34,769
Total Non-Operating Income	804,228	863,592

CONSOLIDATED NET INCOME (LOSS)	74,345	(916,408)

ADD: NET (INCOME) LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	9,733	-

NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS) FOR
THE PERIOD ATTRIBUTABLE TO LIVE CURRENT MEDIA INC.	$84,078	$(916,408)

INCOME (LOSS) PER SHARE - BASIC AND DILUTED
Basic Net Income (Loss) attributable to Live Current Media Inc. common stockholders	$0.00	$(0.04)
Weighted Average Number of Common Shares Outstanding - Basic	24,005,471	22,509,120

Diluted Net Income (Loss) attributable to Live Current Media Inc. common stockholders	$0.00	$(0.04)
Weighted Average Number of Common Shares Outstanding - Diluted	30,155,159	22,509,120

BALANCE SHEET DATA
	March 31,	December 31,
	2010	2009
Assets
Current Assets	$782,340	$1,214,924
Property & equipment	216,699	231,327
Website development costs	191,759	217,883
Intangible assets	963,133	963,133
Goodwill	66,692	66,692
Total Assets	$2,220,623	$2,693,959

Liabilities
Current Liabilities	$1,721,112	$2,431,249
Deferred income tax	125,207	125,207
Deferred lease inducements	30,207	35,241
Warrants	94,398	250,710
Total Liabilities	1,970,924	2,842,407

Stockholders' Equity (Deficit)
Common Stock	15,335	15,335
Additional paid-in capital	16,918,874	16,595,072
Accumulated deficit	(16,703,130)	(16,787,208)
Total Live Current Media Inc. stockholders' equity (deficit)	231,079	(176,801)
Non-controlling interest	18,620	28,353
Total Stockholders' Equity (Deficit)	249,699	(148,448)
Total Liabilities and Stockholders' Equity	$2,220,623	$2,693,959

RESULTS OF OPERATIONS

Sales and Costs of Sales

Quarter over Quarter Analysis

Overall, combined sales in Q1 of 2010 totaled $908,234, which is just over half of the combined sales of $1,752,382 in Q1 of 2009.  This significant decrease was almost entirely driven by the decrease in sales at Perfume.com as noted below.  Overall, Health & Beauty eCommerce product sales, consisting of Perfume.com sales, represented 96.2% of total revenues in Q1 of 2010, compared to 98.2% of total revenues in Q1 of 2009.  A discussion of the decline in our revenues is included below.

Costs of sales were $630,846 in Q1 of 2010 compared to $1,386,619 during Q1 of 2009, a decrease of 120%.  This resulted in an overall gross margin in Q1 of 2010 of $277,388, or 30.5%, compared to a gross margin of $365,763, or 20.9% in Q1 of 2009.  This significant increase in the overall gross margin in Q1 of 2010 over Q1 of 2009 is due to a change in management’s focus regarding product sale prices and discounts on our Perfume.com website as discussed below, as well as the implementation of other income opportunities that require few costs to manage and have a 100% gross margin.

Health and Beauty eCommerce Sales

Our Perfume.com sales result from the sale of fragrances and designer skin care products.  Our health and beauty eCommerce product sales through our Perfume.com website accounted for nearly all of our eCommerce sales since 2008 and we expect that this will continue in the short term.

The following table summarizes our revenues earned on the sale of Health and Beauty products during each quarter since January 1, 2009.

Quarter Ended	Total Quarterly Sales	Average Daily Sales
March 31, 2010	$873,959	$9,711
Fiscal Year-to-Date 2010 Totals	$873,959	$9,711

March 31, 2009	$1,720,167	$19,113
June 30, 2009	1,663,182	18,277
September 30, 2009	1,498,265	16,285
December 31, 2009	2,334,865	25,379
Fiscal Year 2009 Totals	$7,216,479	$19,771

The most recent quarters have presented great challenges for all retailers, including eCommerce, due to the worldwide economic downturn.  As noted above, the majority of our revenues come from consumers in the United States, which is still experiencing a severe recession that has adversely affected consumer spending on discretionary items.  This decline in discretionary consumer spending has contributed to the decrease in revenues from Perfume.com.

Quarter Ended	Quarterly Gross	Quarterly Gross
	Margins	Margin %
March 31, 2010	$243,113	27.8%
Fiscal Year-to-Date 2010 Totals	$243,113	27.8%

March 31, 2009	$333,548	19.4%
June 30, 2009	347,435	20.9%
September 30, 2009	314,786	21.0%
December 31, 2009	543,705	23.3%
Fiscal Year 2009 Totals	$1,539,474	21.3%

Quarter over Quarter Analysis

Perfume.com revenues decreased to $873,959 in Q1 of 2010, which is just over half the revenues earned of $1,720,167 in Q1 of 2009.  Daily sales averaged $9,711 in Q1 of 2010 compared to $19,113 per day in Q1 of 2009.  This decrease was due both to the decline in economic conditions and a shift in management’s strategy away from discount pricing to full retail pricing to keep in line with the luxury brand strategy.  In 2008 and 2009, we focused on increasing revenues through ineffective and expensive search engine optimization (“SEO”), as well as the aggressive use of coupons and discounts which resulted in a decrease in our gross margin ratios.  In 2009, the strategy changed to increase gross margins by limiting aggressive and unprofitable SEO practices and discounts, to decrease the use of discounts and coupons, to increase the value of the content on the site, and to increase the sales prices of products on our website in small increments.  In the middle of Q1 2010, we altered the strategy to better align the “look and feel” of the perfume.com website by increasing the selling price to full Manufacturer's Suggested Retail Price (“MSRP”).  As a result, our revenues declined substantially but our margins increased significantly.  Management believes that this business segment, especially with the new strategy of higher engagement and higher prices, continues to demonstrate strong potential.  This view is reinforced by the fact that despite the economic decline in the United States over the last number of quarters and management’s move away from the discount strategy, the business has performed as anticipated.  However, it is possible that consumer spending on discretionary items such as perfume will continue to decline due to recessionary pressure in the U.S., from which we earn the majority of our eCommerce revenues.

Costs of shipping and purchases totaled $630,846 in Q1 of 2010 as compared to $1,386,619 in Q1 of 2009.  This produced a gross margin for our eCommerce sales of $243,113 or 27.8% in Q1 of 2010, an increase of 8 percentage points compared to $333,548 or 19.4% in Q1 of 2009.  The increasing trend of our gross profit margins throughout 2009 and into 2010 demonstrates management’s continued effort in 2009 to increase gross margins even at the risk of decreased revenues.  The change of strategy in late Q1 of 2010 to increase the product prices to full MSRP provided significantly larger gross profit margins during the quarter.  Management continues to research and pursue opportunities that may contribute to higher gross margin percentages in the future.  Management anticipates that it will maintain a profit margin of approximately 30-40% through 2010 with this new strategy.  Over the next several quarters, management intends to explore opportunities to introduce and implement more robust supply chain capability which, if realized, should also increase gross margins by the end of 2010.

Advertising

Quarter over Quarter Analysis

In Q1 of 2010, we generated advertising revenues of $17,197 compared to $24,453 in Q1 of 2009, a decrease of $7,256 or 42.2%.  Advertising revenues have decreased every quarter in 2008 and 2009 primarily as a result of the termination of a large advertising contract in early 2008 due to its restrictive conditions, but also as a result of the sale of domain names from which we received advertising revenues.  In Q1 of 2010, advertising accounted for 1.9% of total revenues, consistent with 1.4% of total revenues in Q1 of 2009.  Advertising revenues are expected to continue to account for a small percentage of total revenues in the next few quarters.  Management continues to investigate new advertising monetization opportunities with vendors and continues to seek to increase advertising revenues.

Miscellaneous Income

In early 2009, we implemented a new cost sharing arrangement with a related party whereby we would earn $6,000 per month for providing administrative, technical, and other services.  Effective January 2010, the arrangement was modified to $3,500 per month.  This income is included in miscellaneous and other income on our consolidated statements of operations.

Domain Name Leases and Sales

By selling some of our non-core domain names, management has successfully raised significant funds in order to provide liquidity to the Company.  Management continues to evaluate expressions of interest from domain name buyers, and continues to search for other domain names that would complement either the advertising or eCommerce businesses.  There were ten sales or sales-type leases of domain names in 2009, not including cricket.com.  There have been no sales or sales-type leases of domain names in the first quarter of 2010.

General and Administrative

General and administrative expenses consist of costs for general and corporate functions, including facility fees, travel, telecommunications, investor relations, insurance, merchant charges, and professional fees.  The following tables summarize our total general and administrative expenses, and the breakdown of our corporate and eCommerce general and administrative expenses during each quarter since January 1, 2009.

Quarter Ended	Corporate G&A	eCommerce G&A	Total G&A*	As a % of Total Sales
March 31, 2010	$109,882	$76,661	186,543	20.5%
Fiscal Year-to-Date 2010 Totals	$109,882	$76,661	$186,543	20.5%

March 31, 2009 (as restated)	$361,123	$80,220	$441,343	25.2%
June 30, 2009	176,532	73,668	250,200	14.7%
September 30, 2009	138,409	63,461	201,870	13.1%**
December 31, 2009	327,987	101,806	429,793	18.0%**
Fiscal Year 2009 Totals	$1,004,051	$319,155	$1,323,206	17.9%**

* Excluding foreign exchange gain or loss which was reported as part of G&A expenses until Q4 2009
**Excluding cricket.com sponsorship revenues

Quarter over Quarter Analysis

In Q1 of 2010, we recorded total general and administrative expense of $186,543 of 20.5% of total sales as compared to $441,343 or 25.2% of total sales in Q1 of 2009, a decrease of $254,800 or over 57.7%. This total includes corporate and eCommerce related general and administrative costs.  Management expects general and administrative expenses to decrease as a percentage of revenue as the eCommerce business grows and as continued efforts are made to cut costs, and expects to maintain general and administrative costs well below 20% of total sales.

Corporate general and administrative costs of $109,882 have decreased from the amount of $361,123 in Q1 of 2009 by $251,241, or 228.7%.  Some of the significant costs we incurred during Q1 of 2009 which were not incurred in Q1 of 2010 were approximately $30,700 in payments made both in cash and common stock for investor relations services, as well as Cricket related costs of $40,064.  There were increases in accounting and legal costs of $47,400 due to timing and accrual of year-end audit and legal fees.  However, these changes in the expenses have been offset by the quarterly revaluation of warrants which produced a decrease to corporate and general administrative expenses in Q1 of 2010 of $241,100.  In total, corporate general and administrative expenses accounted for 12.1% of total revenues in Q1 of 2010, compared to 20.6% in Q1 of 2009.

ECommerce general and administrative costs, which totaled $76,661 in Q1 of 2010, decreased by $3,559, or 4.6%, over Q1 of 2009 primarily due to a $19,300 decrease in merchant fees, offset by increases of $5,200 in internet traffic expenses, $3,200 in telephone charges, and $8,600 in travel, accommodation and entertainment costs.  These expenses represented 8.8% of eCommerce sales in Q1 of 2010 compared to 4.7% in Q1 of 2009.   Although the expenses increased as a percentage of eCommerce revenues quarter over quarter, the actual expenses have decreased primarily due to overall cost cutting measures.  The downward trend in these expenses is the culmination of our active efforts to curtail spending.  Management believes these expense ratios are reasonable given the increasingly competitive environment for eCommerce sales in the United States and management’s continued focus on growing the eCommerce business.

Management Fees and Employee Salaries

The following table details the breakdown of our management fees and employee salaries expense during each quarter since January 1, 2009.

Quarter Ended	Total	Accrued	Stock-Based	Normalized
	Expense	Bonuses	Compensation	Expense
March 31, 2010	$698,351	$9,555	$323,802	$364,994
Fiscal Year-to-Date 2010 Totals	$698,351	$9,555	$323,802	$364,994

March 31, 2009 (as restated)	$1,193,595	$8,919	$610,342	$574,334
June 30, 2009	996,661	10,427	452,487	533,747
September 30, 2009	760,631	12,177	353,331	395,123
December 31, 2009	632,401	7,898	286,359	338,144
Fiscal Year 2009 Totals	$3,583,288	$39,421	$1,702,519	$1,841,348

Quarter over Quarter Analysis

In Q1 of 2010, we incurred total management fees and staff salaries of $698,351 compared to $1,193,595 in Q1 of 2009.  This amount includes stock based compensation of $323,802 in Q1 of 2010 and $610,342 in Q1 of 2009.  The management fees and staff salaries expense in these periods also include accrued amounts for special bonuses payable to one member of the management team of $9,555 in Q1 of 2010 and $8,919 in Q1 of 2009.  Excluding the amounts for bonuses and stock based compensation, normalized management fees and employee salaries expense in Q1 of 2010 was $364,994 compared to $574,334 in Q1 of 2009.  This decrease of $209,340, or 36.5%, over Q1 of 2009 was primarily due to the fact that we terminated several employees in late 2008 and early 2009 and ended various consulting agreements that existed in 2008.

Management fees and staff salaries, excluding stock-based compensation and accrued bonuses, has been consistently decreasing quarter over quarter in 2009.  These expenses represented 40.2% of total revenues in Q1 of 2010 versus 32.8% in Q1 of 2009, the increase due primarily to the decrease in revenues.  The decreasing trend to these expenses is a result of lay-offs and other active measures to cut costs.  Management expects that these measures will continue throughout 2010 and believes that the Company will maintain salaries expense at approximately 30% of total revenues.

Marketing

We generate internet traffic through paid search, email and affiliate marketing.  We pay marketing costs related to search and email in order to drive traffic to our various websites.  We pay our affiliates sales commissions if they deliver traffic to Perfume.com that results in a successful sale.

Quarter Ended	Corporate Marketing	eCommerce Marketing	Total Marketing	As a % of Total Sales
March 31, 2010	$84	$79,799	$79,883	8.8%
Fiscal Year-to-Date 2010 Totals	$84	$79,799	$79,883	8.8%

March 31, 2009 (as restated)	$3,771	$111,422	$115,193	6.6%
June 30, 2009	6,221	114,965	121,186	7.1%
September 30, 2009	4,044	107,678	111,722	7.3	%**
December 31, 2009	-	246,266	246,266	10.3	%* *
Fiscal Year 2009 Totals	$14,036	$580,331	$594,367	8.0	%**

**Excluding cricket.com sponsorship revenues

Quarter over Quarter Analysis

We acquire internet traffic by pay-per-click, email and affiliate marketing.  In Q1 of 2010, we incurred total marketing expenses of $79,883, or 8.8% of total revenues, compared to $115,193, or 6.6% of total revenues in Q1 of 2009.

Included in this total were corporate marketing expenses of $84 in Q1 of 2010 compared to $3,771 in Q1 of 2009.  These amounts have remained consistently low throughout 2009.

ECommerce marketing expenses in Q1 of 2010 were $79,799, or 9.1% of eCommerce sales, compared to $111,422, or 6.5%, in Q1 of 2009.  These expenses have been semi-consistent since mid-2008 due to increased effective email marketing campaigns for Perfume.com, but also have been decreasing due to management’s attempts at cutting costs.  Management believes that customer acquisition is the key to accelerated growth, and direct, measurable marketing vehicles like search, email, and affiliates account for the largest part of these marketing expenditures.

Other Expenses

During Q1 of 2009, we incurred various restructuring costs of $264,904 consisting of severance payments to our former President and Chief Operating Officer and to other staff terminated in the first quarter as a result of restructuring our staffing requirements.  There were no such expenses during the rest of 2009, or in Q1 of 2010.

Liquidity and Capital Resources

We generate revenues from the sale of third-party products over the Internet, "pay-per-click" advertising, and selling advertising on media rich websites with relevant content.  However, during 2008, 2009 and the period ended March 31, 2010, our revenues were not adequate to support our operations.  In order to conserve cash, we paid certain service providers with shares of our common stock during those years, and we continue to explore opportunities to do so in 2010 as well.  We also sold or leased some of our domain name assets in order to better manage our liquidity and cash resources.

In November 2008, we also raised $1,057,775 of cash by selling 1,627,344 units consisting of one share of our common stock and two warrants, each for the purchase of a half share of common stock.  The offering price was $0.65 per unit.

As at March 31, 2010, current liabilities were in excess of current assets resulting in a working capital deficiency of $938,772, compared to a working capital deficiency of $1,216,325 at the fiscal year ended December 31, 2009.  The Company’s working capital deficiency has been declining quarter over quarter, leading into a more positive outlook for the Company for the future.  During the three months ended March 31, 2010, we incurred net income of $74,345 and a decrease in cash of only $23,483 compared to a net loss of $916,408 and a decrease in cash of $1,259,932 over the three month period ended March 31, 2009.  From the beginning of the fiscal year to March 31, 2010, we decreased our accumulated deficit to $16,703,130 from $16,787,208 and have stockholders’ equity of $249,699 at the end of the first quarter of 2010.

Operating Activities

Operating activities in the three months ended March 31, 2010 resulted in cash outflows of $335,164 after adjustments for non-cash items, the most significant of which were the stock-based compensation expensed during the period of $323,802, the decrease in accounts receivable of $412,815, the decrease in accounts payable and accrued liabilities of $197,987, and the gain from the sales and sales-type lease of domain names of $600,000.  In the three months ended March 31, 2009, cash outflows of $1,903,550 were primarily due to the loss of the period offset by stock-based compensation expensed during the period of $610,343, the decrease in accounts payable and accrued liabilities of $990,519, and the gain from the sales and sales-type lease of domain names of $617,933.

Investing Activities

Investing activities during the three months ended March 31, 2010 generated cash inflows of $311,681, primarily due to $373,423 in net proceeds received from the sale and sales-type lease of domain names.  During the three months ended March 31, 2009, we generated cash inflows of $643,618 primarily due to $671,553 in net proceeds received from the sale and sales-type lease of domain names.

Financing Activities

There was no effect to financing activities for the three months ended March 31, 2010 and 2009.

December 31, 2009 as compared to December 31, 2008

The following selected financial data was derived from our audited consolidated financial statements for the years ended December 31, 2009 and 2008.  The information set forth below should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus.

Expressed in US Dollars	Year ended	Year ended
	December 31, 2009	December 31, 2008
		(As Restated)
SALES
Health and beauty eCommerce	$7,216,479	$9,271,237
Other eCommerce	-	455
Sponsorship revenues	220,397	-
Domain name advertising	95,877	93,141
Miscellaneous income	74,138	-
Total Sales	7,606,891	9,364,833

COSTS OF SALES
Health and Beauty eCommerce	5,677,005	7,683,432
Other eCommerce	-	380
Total Costs of Sales (excluding depreciation and amortization as shown below)	5,677,005	7,683,812

GROSS PROFIT	1,929,886	1,681,021

OPERATING EXPENSES
Amortization and depreciation	241,094	253,141
Amortization of website development costs	123,395	58,640
Corporate general and administrative	1,004,051	2,911,627
ECommerce general and administrative	319,155	567,980
Management fees and employee salaries	3,583,288	5,798,728
Corporate marketing	14,036	147,842
ECommerce marketing	580,331	766,393
Other expenses	264,904	708,804
Total Operating Expenses	6,130,254	11,213,155

NON-OPERATING INCOME (EXPENSES)
Global Cricket Venture payments	-	(1,000,000)
Gain on settlement of amounts due regarding Global Cricket Venture	750,000	-
Gain from sales and sales-type lease of domain names	2,452,081	461,421
Accretion interest expense	(63,300)	(96,700)
Interest expense	(25,845)	-
Interest and investment income	1,534	67,683
Foreign exchange loss	(88,571)	(3,407)
Gain on restructure of severance payable	212,766	-
Gain on restructure of Auctomatic payable	29,201	-
Impairment of Auction Software	(590,973)	-
Impairment of Goodwill	(2,539,348)	-
Total Non-Operating Income (Expenses)	137,545	(571,003)

NET LOSS BEFORE TAXES	(4,062,823)	(10,103,137)

Deferred tax recovery	81,163	40,389

CONSOLIDATED NET LOSS	(3,981,660)	(10,062,748)

ADD: NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(28,353)	75,478

NET LOSS AND COMPREHENSIVE LOSS FOR
THE YEAR ATTRIBUTABLE TO LIVE CURRENT MEDIA INC.	$(4,010,013)	$(9,987,270)

LOSS PER SHARE - BASIC AND DILUTED
Net Loss attributable to Live Current Media Inc. common stockholders	$(0.17)	$(0.46)
Weighted Average Number of Common Shares Outstanding - Basic	23,941,358	21,937,179

Net Loss attributable to Live Current Media Inc. common stockholders	$(0.17)	$(0.46)
Weighted Average Number of Common Shares Outstanding - Diluted	23,941,358	21,937,179

BALANCE SHEET DATA
	December 31, 2009	December 31, 2008
		(As Restated)
Assets
Current Assets	$1,214,924	$2,133,150
Long-term portion of investment in sales-type lease	-	23,423
Property & equipment	231,327	1,042,851
Website development costs	217,883	355,391
Intangible assets	963,133	1,587,463
Goodwill	66,692	2,606,040
Total Assets	$2,693,959	$7,748,318

Liabilities
Current Liabilities	$2,431,249	$5,333,081
Deferred income tax	125,207	206,370
Deferred lease inducements	35,241	55,380
Warrants	250,710	157,895
Total Liabilities	2,842,407	5,752,726

Stockholders' Equity (Deficit)
Common Stock	15,335	14,855
Additional paid-in capital	16,595,072	14,757,932
Accumulated deficit	(16,787,208)	(12,777,195)
Total Live Current Media Inc. stockholders' equity (deficit)	(176,801)	1,995,592
Non-controlling interest	28,353	-
Total Stockholders' Equity (Deficit)	(148,448)	1,995,592
Total Liabilities and Stockholders' Equity	$2,693,959	$7,748,318

RESULTS OF OPERATIONS

Sales and Costs of Sales

Year over Year Analysis

Total sales of $7,606,891 reported during the year ended December 31, 2009 decreased by $1,757,942, or 18.8%, from sales of $9,364,833 in 2008.  The decrease without consideration of Cricket.com sponsorship revenues of $220,397 was $1,978,339, or 21.1%, due primarily to a decline in Perfume.com revenues as described below.  The decrease in costs of sales year over year of $2,006,807, or 26.1% is also consistent with the decline in our eCommerce business.  Health and Beauty eCommerce product sales represented 94.9% of total revenues in 2009 including Cricket.com sponsorship revenues and 97.7% excluding these revenues, compared to 99.0% of total revenues in 2008.

Overall gross margin in 2009 was 23.1% excluding sponsorship revenues, compared to 18.0% in 2008.  This increase was due to new revenue generating activities that were pursued in 2009, as well as a significant increase in gross margins in our eCommerce business as a result of increased prices, and decreased discounts, coupons and promotions.

Quarter over Quarter Analysis

Overall, combined sales in Q4 of 2009 totalled $2,391,868 as compared to $3,626,217 in Q4 of 2008, a decrease of 34.0%.  This decrease was driven by the decrease in sales at Perfume.com.  Overall, Health & Beauty eCommerce product sales, consisting of Perfume.com sales, represented 97.6% of total revenues in Q4 of 2009, compared to 99.5% of total revenues in Q4 of 2008.  A discussion of the decline in our revenues is included below.

Costs of sales were $1,791,160 in Q4 of 2009 compared to $3,016,615 during Q4 of 2008, a decrease of 40.6%.  This resulted in an overall gross margin in Q4 of 2009 of $600,708, or 25.1%.  This is compared to a gross margin of $609,602, or 16.8% in Q4 of 2008.  This significant increase in the overall gross margin in Q4 of 2009 is due to a change in management’s focus from increasing gross sales through promotions and a reduction in prices, to increasing gross margins by reducing discounts and increasing prices, as well as the implementation of other income opportunities that require few costs to manage and have a 100% gross margin.

Health and Beauty eCommerce Sales

Our Perfume.com sales result from the sale of fragrances, designer skin care and hair care products.  Our results for 2008 include immaterial amounts relating to our eCommerce monetization of Body.com which ended in early 2008.  Our health and beauty eCommerce product sales through our perfume.com website accounted for nearly all of our eCommerce sales in 2008 and 2009 and we expect that this will continue in the short term.

The following table summarizes our revenues earned on the sale of Health and Beauty products during each quarter since January 1, 2008.

Quarter Ended	Total Quarterly Sales	Average Daily Sales

March 31, 2009	$1,720,167	$19,113
June 30, 2009	1,663,182	18,277
September 30, 2009	1,498,265	16,285
December 31, 2009	2,334,865	25,379
Fiscal Year 2009 Totals	$7,216,479	$19,771

March 31, 2008	$1,816,007	$19,956
June 30, 2008	1,912,217	21,013
September 30, 2008	1,934,829	21,031
December 31, 2008	3,608,184	39,219
Fiscal Year 2008 Totals	$9,271,237	$25,331

The most recent quarters have presented great challenges for all retailers, including eCommerce, due to the worldwide economic downturn.  As noted above, the majority of our revenues come from consumers in the United States, which is still experiencing a severe recession that has adversely affected consumer spending on discretionary items.  This decline in discretionary consumer spending has contributed to the decrease in revenues from Perfume.com.

The following table summarizes our gross margins and gross margin percentages earned on the sale of Health and Beauty products during each quarter since January 1, 2008.

Quarter Ended	Quarterly Gross	Quarterly Gross
	Margins $	Margin %

March 31, 2009	$333,548	19.4%
June 30, 2009	347,435	20.9%
September 30, 2009	314,786	21.0%
December 31, 2009	543,705	23.3%
Fiscal Year 2009 Totals	$1,539,474	21.3%

March 31, 2008	$334,678	18.4%
June 30, 2008	329,150	17.2%
September 30, 2008	332,580	17.2%
December 31, 2008	591,397	16.4%
Fiscal Year 2008 Totals	$1,587,805	17.1%

Year over Year Analysis

Perfume.com revenues decreased 22.2% during the year ended December 31, 2009 compared to revenues in 2008.  Daily sales of $19,771 in 2009 decreased in part due to the decline in economic conditions; however as management has shifted its focus to increasing gross margins from increasing gross revenues, we expect this trend to continue.

Costs of shipping and purchases decreased 26.1% to $5,677,005 in 2009 from $7,683,432 in 2008.  This resulted in an increased gross margin during 2009 of 21.3% compared to 17.1% in 2008.  During the last half of 2009, management revised the business plan for Perfume.com and is now focused on increasing gross margins and cutting costs.  As a result, although there has been decline in revenues period over period, this change in strategy has provided the Company with significantly larger gross margins quarter over quarter in 2009. The dollar amount of our gross margins has remained consistent year over year, however we have been able to increase our gross margins by over 4 percentage points even as our revenues have declined.

Quarter over Quarter Analysis

Perfume.com revenues in Q4 of 2009 accounted for 32.4% of our annual eCommerce sales, due to the seasonal nature of our business.  This is compared to sales in Q4 of 2008 that accounted for 38.9% of our 2008 annual sales.  Historically, Perfume.com sales in our 4th quarter usually account for 30-40% of our annual sales.  Management believes that this business segment, especially with the new strategy of higher engagement and higher prices, continues to demonstrate strong potential.  However, it is possible that consumer spending on discretionary items will continue to decline as the recession in the U.S., from which we earn the majority of our eCommerce revenues, continues.

Perfume.com revenues decreased 35.3% to $2,334,865 in Q4 of 2009 from $3,608,184 in Q4 of 2008.  Daily sales averaged $25,379 in Q4 of 2009 compared to $39,219 per day in Q4 of 2008.  This decrease was due both to the continuing recessionary factors in the U.S. economy, as well as the significant shift in management’s selling strategy.  Whereas in 2008 we were focusing on increasing revenues to the detriment of our gross margin ratios, in 2009 the strategy focused on increasing gross margins by limiting aggressive and unprofitable SEO practices and discounts, broadening valuable content on the site, and increasing prices of products for sale.

Costs of shipping and purchases totalled $1,791,160 in Q4 of 2009 as compared to $3,016,787 in Q4 of 2008. This produced significantly higher gross margins in Perfume.com of 23.3% in Q4 of 2009 compared to 16.4% in Q4 of 2008.  The continuing increases in gross profit margins in each quarter of 2009 demonstrates the success of management’s strategy, although achieving this goal resulted in decreased revenues.  Management continues to research and pursue opportunities that may contribute to higher gross margin percentages in the future.  Management anticipates that it will maintain a profit margin of approximately 20-23% through 2010.  Over the next several quarters, management will continue to explore opportunities to introduce and implement more robust supply chain capability which, if realized, should also aid in increasing gross margins in the future.

Other eCommerce Sales

In Q1 of 2008, we ceased offering goods or services for sale on any of our websites other than Perfume.com and undertook to re-evaluate the business models around which these websites were built.  As a result, these websites generated no revenue after the first quarter of the 2008 fiscal year.  In 2010, we will continue to allocate our resources to Perfume.com.

Sponsorship Revenues

In Q3 and Q4 of 2009, we collected for revenues earned on sponsorships related to past cricket tournaments that are receivable based on the Company’s prior agreements relating to the cricket.com website.  All amounts were either received during or subsequent to year end.  There were no similar revenues in 2008 and we will not have similar revenues in the future.

Advertising and Miscellaneous Income

Year over Year Analysis

During 2009, our advertising revenues were $95,877, consistent with our advertising revenues in 2008 of $93,141.  These revenues accounted for 1.3% of total revenues in 2009 both including and excluding sponsorship revenues, slightly higher than the 1% in 2008.  As noted above, management continues to pursue new opportunities to increase advertising revenues, however we do not expect them to account for a significant portion of our revenue stream.

Quarter over Quarter Analysis

In Q4 of 2009, we generated advertising revenues of $29,162 compared to $18,033 in Q4 of 2008, an increase of 61.7%.  Management had terminated its primary advertising contract in early 2008 because its restrictive conditions limited monetization in the medium and long term.  Advertising revenues had subsequently decreased throughout every quarter in 2008.  However, in 2009 management pursued new monetization opportunities with advertisers and increased advertising options available on our properties.  As a result, in 2009, advertising revenues began to increase quarter over quarter.  In Q4 of 2009, advertising accounted for 1.2% of total revenues compared to only 0.5% of total revenues in Q4 of 2008.  Advertising revenues are expected to continue to account for less than 2% of total revenues in 2010.

Miscellaneous Income

In early 2009, we implemented a new cost sharing arrangement with a related party whereby we would earn $6,000 per month for providing administrative, technical, and other services.  This income is included in miscellaneous and other income on our consolidated statements of operations.

Domain Name Leases and Sales

There was one outright sale of a domain name in the 2008 fiscal year and sales of ten domain names in 2009, not including cricket.com.  Management has successfully raised significant funds in order to aid in the Company’s liquidity, continues to evaluate expressions of interest from domain name buyers, and continues to search for other domain names that would complement either the advertising or eCommerce businesses.

General and Administrative

General and administrative expenses consist of costs for general and corporate functions, including facility fees, travel, telecommunications, investor relations, insurance, merchant charges, and professional fees.  The following tables summarize our total general and administrative expenses, and the breakdown of our corporate and eCommerce general and administrative expenses during each quarter since January 1, 2008.

Quarter Ended	Corporate	eCommerce	Total		As a % of
	G&A	G&A	G&A*		Total Sales**

March 31, 2009 (as restated)	$291,585	$80,220	$371,805		21.2%
June 30, 2009	250,598	73,668	324,266		19.0%
September 30, 2009	138,512	63,461	201,973		13.1%
December 31, 2009	323,356	101,806	425,162		17.8%
Fiscal Year 2009 Totals	$1,004,051	$319,155	$1,323,206		17.9%

March 31, 2008 (as restated)	$526,534	$169,813	$696,347		37.7%
June 30, 2008 (as restated)	571,355	100,495	671,850		34.6%
September 30, 2008 (as restated)	1,037,546	114,973	1,152,519	(1)	59.0%
December 31, 2008 (as restated)	776,192	182,699	958,891		26.4%
Fiscal Year 2008 Totals (as restated)	$2,911,627	$567,980	$3,479,607		37.2%

_________________________
* Excluding foreign exchange gain or loss which was reported as part of G&A expenses until Q4 2009
**Excluding cricket.com sponsorship revenues
(1) Cricket related expenses included in corporate general and administrative costs for the first two quarters of 2008 were capitalized in Q2 of 2008.  These costs were expensed in full in Q3 of 2008, resulting in the larger expense for that quarter.

Year over Year Analysis

In 2009, we recorded total general and administrative expense of $1,323,206 or 17.9% of total sales, not including Cricket.com sponsorship revenues, as compared to $3,479,607 or 37.2% of total sales in 2008, a decrease of $2,156,401, or 62.0%.  This total includes corporate and eCommerce related general and administrative costs.  Management has actively curtailed its spending since early 2009, and expects this trend to continue throughout 2010 and 2011.

Corporate general and administrative costs in 2009 of $1,004,051 have decreased by $1,907,576, or more than 65.5%, compared to $2,911,627 spent in 2008.  One of the significant costs we incurred during 2008 which was not incurred in 2009 was approximately $680,000 in payments made in cash and common stock for investor relations services as well as $396,600 in M&A activity.  We also significantly reduced expenses during 2009, including reductions of $38,800 in meals and entertainment, $110,500 in travel, $46,300 in telephone, and $21,900 in automobile allowance and parking costs.  The decrease in these expenses was due to management’s focus in 2009 on cutting costs as well as the decrease in the number of employees in 2009.  These expenses also decreased by $101,200 in rent benefits and approximately $165,800 in legal expenses due to our addition in mid-2008 of in-house legal counsel.  Cricket related expenses included in corporate general and administrative costs in 2009 were $23,697, which represented a decrease of approximately $373,400 over the $397,133 expensed in 2008.  In total, these expenses accounted for 13.6% of total revenues excluding Cricket.com sponsorships in 2009, compared to 31.1% in 2008.

ECommerce general and administrative costs, which totaled $319,155 in 2009, decreased by $248,825, or 43.8% compared to the prior year.  During 2008, we spent $105,300 for recruiting costs.  There were no recruiting costs in 2009.  Additional reductions included $9,200 in internet hosting and traffic, $11,800 in internet traffic, $42,200 in decreased consulting fees, $38,900 in travel and accommodation costs related to our Perfume.com business, and $49,300 in merchant fees due to decreased sales in 2009.  We believe that these expense ratios are reasonable given the increasingly competitive environment for eCommerce sales and our continued focus on growing the eCommerce business.  We expect to maintain eCommerce general and administrative costs below 10% of eCommerce sales.  These expenses represented 4.4% of eCommerce sales in 2009 compared to 6.1% in 2008.

Quarter over Quarter Analysis

In Q4 of 2009, we recorded total general and administrative expense of $429,794 or 18.0% of total sales as compared to $977,366 or 27.0% of total sales in Q4 of 2008, a decrease of $547,572 or over 56.0%.  This total includes corporate and eCommerce related general and administrative costs.  Management expects general and administrative expenses to decrease as a percentage of revenue as the eCommerce business grows and as continued efforts are made to cut costs, and expects to maintain general and administrative costs well below 20% of total sales.

Corporate general and administrative costs of $323,356 have decreased from the amount of $776,192 in Q4 of 2008 by $452,836, or 58.3%.  The significant costs we incurred during Q4 of 2008 which were not incurred in Q4 of 2009 were approximately $151,100 in payments made both in cash and common stock for investor relations services, and $377,000 in M&A activity.  There were no expenses related to our cricket activities in Q4 of 2009 as we had disposed of cricket.com in August of 2009, however there were over $26,000 of such expenses in Q4 of 2008.  In total, corporate general and administrative expenses accounted for 13.5% of total revenues in Q4 of 2009, compared to 21.4% in Q4 of 2008.

ECommerce general and administrative costs, which totalled $101,806 in Q4 of 2009, decreased by $80,893, or 44.3%, over Q4 of 2008 primarily due to a $36,500 decrease in merchant fees and $48,300 decrease in consulting expenses in Q4 of 2009 compared to Q4 of 2008.  These expenses represented 4.4% of eCommerce sales in Q4 of 2009 compared to 5.1% in Q4 of 2008.   Management believes these expense ratios are reasonable given the increasingly competitive environment for eCommerce sales in the United States and management’s continued focus on growing the eCommerce business throughout 2010.

Management Fees and Employee Salaries

The following table details the breakdown of our management fees and employee salaries expense during each quarter since January 1, 2008.

Quarter Ended	Total	Accrued	Stock-Based	Normalized
	Expense	Bonuses	Compensation	Expense

March 31, 2009 (as restated)	$1,193,595	$8,919	$610,342	$574,334
June 30, 2009	996,661	10,427	452,487	533,747
September 30, 2009	760,631	12,177	353,331	395,123
December 31, 2009	632,401	7,898	286,359	338,144
Fiscal Year 2009 Totals	$3,583,288	$39,421	$1,702,519	$1,841,348

March 31, 2008 (as restated)	$1,168,089	$123,602	$443,721	$600,766
June 30, 2008 (as restated)	1,595,082	224,575	543,158	827,349
September 30, 2008 (as restated)	2,171,036	258,166	646,994	1,265,876	(1)
December 31, 2008 (as restated)	864,521	(251,648)	528,653	587,516
Fiscal Year 2008 Totals (as restated)	$5,798,728	$354,695	$2,162,526	$3,281,507

(1) Cricket related expenses included in corporate general and administrative costs for the first two quarters of 2008 were capitalized in Q2 of 2008.  In Q3 of 2008, these costs were expensed in full, resulting in the larger expense for that quarter.

Year over Year Analysis

During the year ended December 31, 2009, we have seen a continuing decline in management fees and employee salaries.  In 2009, we incurred total management fees and staff salaries of $3,583,288 compared to $5,798,728 in 2008, a decrease of 38.2%.  This amount includes stock based compensation of $1,702,519 and $2,162,526 in 2009 and 2008 respectively.  It also includes accrued amounts for special bonuses payable to our current President pursuant to his employment agreement.  Excluding these amounts, normalized management fees and employee salaries expense was $1,841,348 in 2009 compared to $3,281,507 in 2008, resulting in a decrease of 43.9% year over year.  This decrease was primarily due to the fact that we terminated several employees in early 2009, as well as decreased costs related to our activities in cricket.com.  Cricket related expenses, including management fees and salaries for the year ended December 31, 2009, were $424,425, while during 2008 these expenses totalled $973,679.  In August 2009, we terminated our activities related to the cricket venture.

Normalized management fees and salaries represented 24.9% of total revenues, not including cricket sponsorship revenues, in 2009 and 35.0% in 2008.  In early 2009, our staffing requirements were restructured and a number of employees were laid off, including our former President and COO.  After severance payments were fully paid out, the reduced number of staff will contribute to a decrease in management fees and salaries as a percentage of revenue.  We anticipate maintaining salary expense at approximately 20% of revenues.

Executive compensation in 2009 of $2,104,868 (2008 - $3,125,605) accounted for 58.74% (2008 – 53.90%) of the total management fees and employee salary expense.  Excluding executive compensation, employee salaries decreased by 44.7% due to the fact a number of staff were terminated in 2009 in both the health and beauty business and administrative support.

Quarter over Quarter Analysis

In Q4 of 2009, we incurred total management fees and staff salaries of $632,401 compared to $864,521 in Q4 of 2008.  These amounts include stock based compensation of $286,359 in Q4 of 2009 and $528,653 in Q4 of 2008, as well as accrued amounts for special bonuses payable.  Excluding these amounts, normalized management fees and employee salaries expense in Q4 of 2009 totalling $338,144 decreased by 42.4% over Q4 of 2008.  This decrease was primarily due to staff terminations in 2009.

Normalized management fees and staff salaries have decreased steadily since Q4 of 2008.  In Q4 of 2009, these expenses represented only 14.1% of total revenues, not including cricket.com sponsorship revenues.  These decreases are due to the fact that we terminated several employees in late 2008 and early 2009 and ended various consulting agreements that existed in 2008.  Management believes that it is reasonable for the Company to maintain salaries expense below 20% of total revenues.

Marketing

We generate internet traffic through paid search, email and affiliate marketing.  We pay marketing costs related to search and email in order to drive traffic to our various websites.  We pay our affiliates sales commissions if they deliver traffic to Perfume.com that results in a successful sale.

Quarter Ended	Corporate	eCommerce	Total	As a % of
	Marketing	Marketing	Marketing	Total Sales**

March 31, 2009 (as restated)	$3,876	$111,422	$115,298	6.6%
June 30, 2009	6,221	114,965	121,186	7.1%
September 30, 2009	3,939	107,678	111,617	7.3%
December 31, 2009	-	246,266	246,266	10.3%
Fiscal Year 2009 Totals	$14,036	$580,331	$594,367	8.0%

March 31, 2008 (as restated)	$26,459	$149,187	$175,646	10.0%
June 30, 2008 (as restated)	20,243	129,885	150,128	7.7%
September 30, 2008 (as restated)	14,449	99,412	113,861	5.8%
December 31, 2008 (as restated)	86,691	387,909	474,600	13.1%
Fiscal Year 2008 Totals (as restated)	$147,842	$766,393	$914,235	9.8%

**Excluding cricket.com sponsorship revenues

Year over Year Analysis

During 2009, we incurred $594,367 in marketing costs, or 8.0% of total revenues excluding sponsorship revenues, compared to $914,235, or 9.8% of total revenues in 2008.  Our websites’ search rankings currently perform adequately however management believes targeted keywords advertising at opportune times will bring additional traffic to Perfume.com.

Included in this total was $14,036 in corporate marketing expenses in 2009 compared to $147,842 in 2008, a decrease of $133,806 or 90.5%.  In 2008, $42,500 of these costs consisted of public relations services related to rebranding the Company. Corporate marketing expenses included costs related to our cricket activities totaling $6,787 in 2009 compared to $105,443 in 2008.  We have been able to maintain corporate marketing costs in both periods to a small percentage of total revenues.

ECommerce marketing expenses relate entirely to advertising costs incurred in our eCommerce business, particularly email advertising, search engine marketing, and affiliate marketing programs.  During 2009, these expenses were $580,331 compared to $766,393 in 2008.  The decrease of $186,062, or 24.3% year over year, was due to a decrease of approximately $271,700 in pay-per-click advertising campaigns and email advertising campaigns combined, and a reduction of $18,000 in comparison shopping advertising, offset by increases of $45,000 to online advertising and $60,800 to affiliate spending advertising costs during 2009 compared to 2008 as management continues to explore cost-effective ways to drive revenues and traffic.  ECommerce marketing costs in 2009 accounted for 8.0% of eCommerce sales and were consistent with 8.3% in 2008.  Management believes it is reasonable to expect eCommerce marketing costs to remain under 10% of eCommerce sales.

Quarter over Quarter Analysis

We acquire internet traffic by pay-per-click, email and affiliate marketing.  In Q4 of 2009, we incurred total marketing expenses of $246,266, or 10.3% of total revenues, compared to $474,600, or 13.1% of total revenues in Q4 of 2008.

There were no corporate marketing expenses included in this total for Q4 of 2009, however $86,691 of the total in Q4 of 2008 were corporate marketing expenses.  The expenses we incurred during Q4 of 2008 related to corporate marketing costs for our cricket activities.

ECommerce marketing expenses in Q4 of 2009 of $246,266, or 10.5% of eCommerce sales, decreased by $141,643 or 36.5% compared to $387,909 expensed in Q4 of 2008.  These expenses have been consistent throughout 2009 due to increased effective email marketing campaigns for Perfume.com.  The fourth quarter of each year sees an increase in these expenses due to the seasonal nature of our revenues.  Management believes that customer acquisition is the key to accelerated growth, and direct, measurable marketing vehicles like search, email, and affiliates account for the largest part of these marketing expenditures.

Other Expenses

During the first quarter of 2008, we incurred various unusual and one-time costs totaling $629,856.  During Q2 of 2008, we incurred similar restructuring costs including $31,691 in valuation costs relating to the payment of amounts owed to the Company by its subsidiary, DHI, with shares of DHI common stock which were issued in Q1 2008, and $2,000 in some final windup costs related to the FT disposition in late 2007.  During Q3 and Q4 of 2008, we incurred $45,000 in costs related to engaging two firms to pursue capital financing opportunities that were terminated subsequent to the 2008 year end.  Total other expenses for 2008 were $708,804.

During Q1 of 2009, we incurred various restructuring costs of $264,904 consisting of severance payments to our former President and Chief Operating Officer and to other staff terminated in the first quarter as a result of restructuring our staffing requirements.  There were no such expenses during the remainder of 2009.

Global Cricket Venture

We incurred $227,255 in the first quarter of 2009, $155,968 in the second quarter of 2009, and $69,084 in the third quarter of 2009 relating to Global Cricket Venture, sometimes referred to in this prospectus as “GCV”.  We ceased incurring such costs after August 2009 when we entered into an agreement to sell cricket.com, as discussed below.  These costs relate to, but are not limited to, expenditures for business development, travel, marketing consulting, and salaries.  As such, the costs have been reported as $6,787 of corporate marketing, $424,425 of management fees and employee salaries, and $21,095 of corporate general and administrative expenses.

On March 31, 2009, the Company, GCV, the BCCI and the IPL amended the Memoranda of Understanding (“MOUs”) that had been entered into on April 16, 2008.  The Company and the BCCI jointly entered into a Termination Agreement, pursuant to which the BCCI Memorandum was terminated.  On the same date, the Company, GCV and the BCCI, on behalf of the IPL, entered into a Novation Agreement with respect to the IPL Memorandum.  Under the Novation Agreement, the combined $1 million owed to the BCCI and the IPL at December 31, 2008 was reduced to $500,000, consisting of $125,000 owed to the BCCI and $375,000 owed to the IPL.  We accounted for our economic obligations to the BCCI and IPL based on the schedule of payments included in the MOUs by accruing individual payments as liabilities based on the payment schedule, and expensed such payments in the related period as a current expense as the minimum guaranteed payments owing to the BCCI and IPL had no future benefit to the Company.  The responsibility for this payment was assumed by, and the benefits associated with the MOU formerly held by the Company were transferred to, GCV through the Novation Agreement.  During the first quarter of 2009, the Company also accrued the payment of $625,000 that was due to be paid to the BCCI on January 1, 2009.  As a result of the Novation Agreement, the consolidated financial statements for the year ended December 31, 2009 reflected a gain on settlement of GCV related payments of $750,000.

Subsequently, in August 2009, GCV transferred and assigned to an unrelated third party (“Mauritius”) all of its rights, title, and interest in and to the original MOU with the IPL, as the original MOU was amended by the Novation Agreement that was signed on March 31, 2009.  Pursuant to this agreement, Mauritius also agreed to assume and be liable for all past and future obligations and liabilities of GCV arising from the original MOU, as it was amended by the Novation.  As a result, the $750,000 that was payable to the BCCI and IPL was assumed and paid by Mauritius during the third quarter of 2009.

We also agreed to sell the cricket.com domain name, along with the website, content, copyrights, trademarks, etc., to Mauritius for consideration of four equal payments of $250,000 each.  In order to facilitate the transfer of the cricket.com website, we agreed to provide Mauritius with support services for a period of 6 months (the “Transition Period”).  In exchange for the support services, Mauritius agreed to the payment of certain expenses related to the support services.  The cricket.com domain name is to remain the property of the Company until all payments have been made.  As of the date of filing this prospectus, the first three instalments of $250,000 each have been received.  At December 31, 2009, collectability of the two instalments receivable in February and May 2010 was not reasonably assured, therefore we have only recognized the first two $250,000 instalments that were considered collected or collectible in our calculation of the gain on sales-type lease of cricket.com in the 2009 fiscal year as discussed below.  At March 31, 2010, collectability of the third instalment was assured, and therefore the gain on sales-type lease was reported during the quarter.

We accounted for these transactions under Accounting Standards Codification 605-25, Multiple Element Arrangements.  Using this guidance, the gain on the sales type lease of cricket.com, the gain on settlement upon assignment and assumption of amounts due under the Novation Agreement, as well as the support services we are to provide to Mauritius during the Transition Period, are to be recognized over the six month transition period, or from September 2009 to February 2010.  As a result, the Company recognized four/sixths of the gain on settlement of the amounts owing under the Novation Agreement, four/sixths of the gain on sales-type lease of the first instalment received for cricket.com, and one/third of the gain on sales-type lease of the second instalment considered collectible at year end for cricket.com during 2009.  The Company recognized the remaining two/sixths of the gain on settlement of the amounts owing under the Novation Agreement, two/sixths of the gain on sales-type lease of the first instalment received for cricket.com, and two/thirds of the gain on sales-type lease of the second instalment received for cricket.com during the first quarter of 2010.  The Company also recognized the third instalment in full as a gain on sales-type lease during the first quarter of 2010.  Refer to Note 6 in our consolidated financial statements included in this prospectus.

These two agreements resulted in our full exit from the cricket business, once we provided the interim support services, which we have agreed to provide for a period of six months and which we completed on February 20, 2010, the end of the Transition Period.  Subsequent to this date, the Company and Mauritius verbally agreed to extend the services agreement on a month to month basis.

Liquidity and Capital Resources

We generate revenues from the sale of third-party products over the internet, “pay-per-click” advertising, and by selling advertising on media rich websites with relevant content. However, during the 2008 and 2009 fiscal years our revenues were not adequate to support our operations. In order to conserve cash, we paid certain service providers with shares of our common stock during those years, and we continue to explore opportunities to do so in 2010 as well.  We also sold or leased some of our domain name assets in order to better manage our liquidity and cash resources.

As at December 31, 2009, current liabilities were in excess of current assets resulting in a working capital deficiency of $1,216,325 compared to a working capital deficiency of $3,199,931 at December 31, 2008.  During the year ended December 31, 2009, we incurred a net loss of $4,010,013 and a decrease in cash of $1,418,820 compared to a net loss of $9,987,270 and a decrease in cash of $5,542,725 during the year ended December 31, 2008.  During 2009, we increased our accumulated deficit to $16,787,208 from $12,777,195 in 2008 and have a stockholders’ deficit of $148,448, primarily due to the net loss for the year which includes two impairment charges during the year.  The impairment charges of $590,973 of Auction Software and $2,539,348 of Goodwill relate to the merger with Auctomatic in May 2008.  Refer to Notes 7 and 8 of our consolidated financial statements.

The decrease in cash for the year primarily included cash outlays to pay off some large accounts payable that had been accrued at the December 31, 2008 fiscal year end.  Other payments that were either unusual or non-operational in nature included expenses that were paid during the year related to Global Cricket Venture.

Operating Activities

Operating activities during the year ended December 31, 2009 resulted in cash outflows of $4,210,644 after adjustments for non-cash items.  The most significant adjustments were the stock-based compensation expensed during the period of $1,702,519, which offset the decrease in accounts payable and accrued liabilities of $1,757,351 and the gain from the sales and sales-type lease of domain names of $2,452,081.  In the year ended December 31, 2008, cash outflows of $4,854,260 were primarily due to the net loss offset by stock-based compensation expensed during the year of $2,162,526, the increase in accounts payable and accrued liabilities of $1,612,814, and the amounts payable to the BCCI and IPL of $1,000,000.

Investing Activities

Investing activities during the year ended December 31, 2009 generated cash inflows of $2,791,824, primarily due to $3,446,420 in proceeds received from the sale and sales-type lease of domain names, less $284,669 in commissions.  During the year ended December 31, 2008, we generated cash outflows of $1,659,437 primarily due to the cash consideration of $1,530,047 paid in conjunction with the Auctomatic merger, the investment of approximately $187,532 in property and equipment, and $451,439 used for website development.

Financing Activities

There was no effect to financing activities for the year ended December 31, 2009.  The year ended December 31, 2008 included $970,972 in proceeds received from the sale of our common stock as a result of our private placement in November 2008.

Future Operations

At the March 31, 2010 quarter end, as well as at the end of 2009 and 2008, we had a working capital deficiency.  In addition, for over the past two fiscal years we have experienced substantial losses.  We expect to continue to incur losses in the coming quarters, albeit smaller than in previous quarters, even though costs have been reduced through lay-offs and restructuring.  We may also seek to explore new business opportunities, including the partnering, building or acquiring of a distribution center or warehouse in the United States to enhance our fragrance fulfillment capability and improve gross margins.  These acquisitions may require additional cash beyond what is currently available and such funds may be raised by future equity and/or debt financings, and through the sale of non-core domain name assets.

We are working toward increasing cash flows through cost cutting measures, renegotiating or terminating obligations and, when necessary, selling domain names, however there is no certainty that these actions will generate sufficient cash flows to support our activities in the future in view of changing market conditions. We are investing in a new strategy for perfume.com whereby we will pursue selling our products in the luxury market, instead of in the discount market.  This strategy is predicated on creating a luxury site where perfume brands are sold at full MSRP.  This is very different from the previous strategy and from the majority of other perfume eCommerce websites.  The expectation is that by cooperating and working with the brands directly, perfume.com will be able to help launch and sell new releases as well as the most popular brands of perfume that are not usually available to discount eCommerce sites.  This is a new concept and there is risk that it will not work.  We do not know whether consumers will buy at full price online, nor do we know for sure that the brands will sell to us. At the moment, the business is not generating an operating profit and revenues will have to grow in order for it to do so.

During the 2010 fiscal year, we expect to continue to expend significant funds towards marketing costs, which we believe will translate into higher revenue growth.  There is no certainty that the profit margins we may generate going forward, even if we are also successful in raising working capital, will be sufficient to offset the anticipated marketing costs and other expenditures and may result in net cash outflow for the 2010 fiscal year.

The change in strategy for the Company’s perfume business was precipitated by the crowded field of on-line discount perfume eCommerce sites. The generic domain name, Perfume.com, gives the Company a lower cost of customer acquisition than other non-generic names, but pricing pressure due to the nature of the discount shopper led management to conclude that an alternative strategy had to be sought.  Recent successes at other luxury websites would indicate that online shopping behavior is evolving.  Luxury and brand conscious consumers will pay full price for branded goods when the experience and the content on the website are consistent with a luxury “look and feel”.  Further, luxury brand manufacturers have very large marketing budgets, most of which is currently spent offline.  If, as in some other luxury product areas, the brand manufacturers can be convinced to partner on joint online campaigns, the co-marketing resources would be significant.  As a result of this shift in strategy, the experience and content provided on perfume.com is very different now compared to the site early last year, and it also differs from most other online perfume e-tailers.  While we have transitioned the website away from the discount market, we plan to build a new site that incorporates the current experience and content and adds functionality that we believe will be more attractive to luxury and brand conscious consumers. The “look and feel” of the site refers to the quality of the photographs, the style of writing, the creative look of the site and the other functionality that you would not see on a discount site.  Management believes that fragrance is an ideal product to market in this way.  Since making this transition, revenue and margins are currently meeting expectations.  Management is optimistic that revenues will begin to grow again but at significantly higher gross margins than in the past.  Our present revenues represent a small portion of the total fragrance industry and of the perfume eCommerce market.   There is also a chance, however, that the strategy will not yield the results that management is anticipating.  Should the results not meet expectations, the site can revert to a discount site on very short notice and discount sales can be rebuilt using tools, strategies and experience that management has from the website’s historical use as a discount site.

We have actively curtailed some operations and growth activities in an effort to reduce costs and preserve cash on hand.  We have sold selected domain names in order to address short term liquidity needs.  Ten domain names were sold or leased in 2009 for over $3.2 million, in addition to the agreements that were reached with Mauritius relating to cricket.com.  As of May 19, 2010, we sold one additional domain name.  We believe that these strategic sales of domain names will provide us with the required cash to meet our working capital needs and provide for general operating capital over the next 12 months.  We also anticipate that we may enter into future sales of domain names if the selling price exceeds management’s reasonable expectation of the value that could be realized from building out the domain website, and if we require further additions to our working capital.  There can be no assurances that any future sales of domain names on terms acceptable to us will occur or that such sales, if they do occur, will provide us with enough money to meet our operating expenses.

The interim March 31, 2010 consolidated financial statements, and the December 31, 2009 and 2008 consolidated financial statements have been prepared on a going concern basis which assumes that we will be able to realize assets and discharge liabilities in the normal course of business for the foreseeable future.  Our ability to continue as a going-concern is in substantial doubt as it is dependent on continued financial support from our investors, our ability to sell additional non-core domain names, our ability to raise future debt or equity financings, and the attainment of profitable operations to meet our liabilities as they become payable.  The outcome of our operations and fundraising efforts is dependent in part on factors and sources beyond our control that cannot be predicted with certainty.  Access to future debt or equity financing is not assured and we may not be able to enter into arrangements with financing sources on acceptable terms, if at all.  The financial statements do not include any adjustments relating to the recoverability or classification of assets or the amounts or classification of liabilities that might be necessary should we be unable to continue as a going concern.

We expect to achieve an improved financial position and enhanced liquidity by establishing and carrying out a plan of recovery as discussed in our Annual Report on Form 10-K for 2009 as filed with the Securities and Exchange Commission on March 29, 2010 and in Note 1 of our financial statements for the fiscal year ended December 31, 2009, which are included in this prospectus.

We have no current plans to purchase any significant property and equipment.

SEASONALITY AND QUARTERLY RESULTS

Our online business is subject to seasonal influences.  Sales volumes in the fragrance industry typically accelerate during the fourth quarter, especially in November and December.  In 2009 and 2008, fourth quarter eCommerce product sales accounted for approximately 32% and 39% of total eCommerce product sales, respectively.

Restated Quarterly Financial Data (unaudited)

As a result of the restatement of our financial statements for the fiscal year ended December 31, 2008, our quarterly results have been adjusted as disclosed in the tables below.  Detailed explanations for the adjusted items in each table are included following each table.

March 31, 2008	Reference	As previously reported	Restatement adjustment	As restated
ASSETS
Current
Cash and cash equivalents		$4,905,745	$-	$4,905,745
Accounts receivable (net of allowance for doubtful accounts of nil)		142,220	-	142,220
Prepaid expenses and deposits		165,062	-	165,062
Current portion of receivable from sales-type lease		140,540	-	140,540
Total current assets		5,353,567	-	5,353,567

Long-term portion of receivable from sales-type lease		23,423	-	23,423
Deferred acquisition costs		121,265	-	121,265
Property & equipment		314,600	-	314,600
Website development costs		147,025	-	147,025
Intangible assets		1,625,881	-	1,625,881
Goodwill	(i)	-	66,692	66,692
Total Assets		$7,585,761	$66,692	$7,652,453

LIABILITIES AND STOCKHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities		$1,311,817	$-	$1,311,817
Bonuses payable	(ii), (iii)	-	215,025	215,025
Deferred revenue		19,644	-	19,644
Current portion of deferred lease inducements		20,138	-	20,138
Total current liabilities		1,351,599	215,025	1,566,624

Non-controlling interest	(i)	-	23,972	23,972
Deferred income tax	(v)	-	246,759	246,759
Deferred lease inducements		70,483	-	70,483
Total Liabilities		1,422,082	485,756	1,907,838

STOCKHOLDERS' EQUITY
Common Stock		12,456	-	12,456
Additional paid-in capital	(iv)	10,671,119	(57,394)	10,613,725
Accumulated deficit	(i) to (vi)	(4,519,896)	(361,670)	(4,881,566)
Total Stockholders' Equity		6,163,679	(419,064)	5,744,615
Total Liabilities and Stockholders' Equity		$7,585,761	$66,692	$7,652,453

For the quarter ended March 31, 2008	Reference	As previously reported	Restatement adjustment	Global Cricket Venture Reclassification	As restated
SALES		$1,848,479	$-	$-	$1,848,479

COSTS OF SALES (excluding depreciation and amortization as shown below)		1,486,062	-	-	1,486,062

GROSS PROFIT		362,417	-	-	362,417

OPERATING EXPENSES
Amortization and depreciation		15,266	-	-	15,266
Corporate general and administrative	(vi)	447,895	63,750	38,192	549,837
ECommerce general and administrative		169,813	-	-	169,813
Management fees and employee salaries	(ii), (iii), (iv)	1,073,546	85,179	17,125	1,175,850
Corporate marketing		26,459	-	-	26,459
ECommerce marketing		149,187	-	-	149,187
Other expenses		629,856	-	-	629,856
Total Operating Expenses		2,512,022	148,929	55,317	2,716,268

NON-OPERATING INCOME (EXPENSES)
Global Cricket Venture expenses		(55,317)	-	55,317	-
Gain from sales and sales-type lease of domain names		168,206	-	-	168,206
Interest and investment income		42,498	-	-	42,498
Total Non-Operating Income (Expenses)		155,387	-	55,317	210,704

CONSOLIDATED NET LOSS		(1,994,218)	(148,929)	-	(2,143,147)

ADD: NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(i)	-	51,506	-	51,506

NET LOSS AND COMPREHENSIVE LOSS FOR THE PERIOD ATTRIBUTABLE TO LIVE CURRENT MEDIA INC		$(1,994,218)	$(97,423)	$-	$(2,091,641)

LOSS PER SHARE - BASIC AND DILUTED
Net loss attributable to Live Current Media Inc. common stockholders		$(0.10)	(0.00)	-	$(0.10)
Weighted Average Number of Common Shares Outstanding - Basic and Diluted		19,970,334	-	-	19,970,334

(i) We recorded goodwill of $66,692 in relation to the debt conversion between our subsidiary, Domain Holdings Inc., and our parent company, Live Current Media Inc. as disclosed in Note 5 to our audited financial statements which are included in this prospectus.  There was an increase to the NCI liability during the quarter of $15,186 and a credit to the non-controlling interest included in Other Income and Expenses of $51,506.  The carry forward effect of the NCI liability from December 31, 2007 was an increase of $8,786.

(ii) We recorded as an additional liability and compensation expense during the March 31, 2008 quarter $35,315 for bonuses of CDN $100,000 each that are to be paid to our President and Chief Corporate Development Officer on January 1, 2009 and on January 1, 2010.

(iii) We recorded as an additional liability and compensation expense during the March 31, 2008 quarter $88,287 for bonuses of CDN $250,000 each that were to be paid to our former President on October 1, 2008 and on October 1, 2009.  There was also a carry forward effect to bonuses payable of an increase of $91,423 from December 31, 2007.

(iv) We revised our assumptions relating to the estimated life of stock options we have granted.  The revised estimated life of 3.375 years resulted in a decrease to our stock based compensation expense of $38,423 and a corresponding decrease to Additional Paid-In Capital during the quarter.  There was also a carry forward effect to Additional Paid-In Capital from December 31, 2007 of a decrease of $18,971.

(v) We accrued and expensed deferred taxes relating to an estimated potential future tax liability on future gains on sales of our domain name intangible assets.  The carry forward effect to Current Liabilities was an increase of $246,759, with a corresponding increase in Opening Accumulated Deficit.

(vi) We recorded additional Corporate General and Administrative expenses of $63,750 during the quarter for the accrual of audit fees that were reversed out of the year ended December 31, 2007 and recorded in the first quarter of 2008.

June 30, 2008	Reference	As previously reported	Restatement adjustment	As restated
ASSETS
Current
Cash and cash equivalents		$1,897,940	$-	$1,897,940
Accounts receivable (net of allowance for doubtful accounts of nil)		131,898	-	131,898
AR from GCV		733,539	-	733,539
Prepaid expenses and deposits		310,726	-	310,726
Current portion of receivable from sales-type lease		98,378	-	98,378
Total current assets		3,172,481	-	3,172,481

Long-term portion of receivable from sales-type lease		23,423	-	23,423
Property & equipment		1,225,440	-	1,225,440
Website development costs		276,030	-	276,030
Intangible assets		1,625,881	-	1,625,881
Goodwill	(i), (ii), (iii)	2,417,296	177,438	2,594,734
Total Assets		$8,740,551	$177,438	$8,917,989

LIABILITIES AND STOCKHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities		$1,518,222	$-	$1,518,222
Bonuses payable	(i), (ii), (v), (vi)	333,442	340,276	673,718
Due to shareholders of Auctomatic		781,117	-	781,117
Deferred revenue		15,787	-	15,787
Current portion of deferred lease inducements		20,138	-	20,138
Total current liabilities		2,668,706	340,276	3,008,982

Non-controlling interest		-	-	-
Deferred income tax	(i)	-	246,759	246,759
Deferred lease inducements		65,449	-	65,449
Total Liabilities		2,734,155	587,035	3,321,190

STOCKHOLDERS' EQUITY
Common Stock		13,087	-	13,087
Additional paid-in capital	(i), (iii), (iv), (vii)	12,483,794	52,765	12,536,559
Accumulated deficit	(i) to (vii)	(6,490,485)	(462,362)	(6,952,847)
Total Stockholders' Equity		6,006,396	(409,597)	5,596,799
Total Liabilities and Stockholders' Equity		$8,740,551	$177,438	$8,917,989

For the three months ended June 30, 2008	Reference	As previously reported	Restatement adjustment	As restated

SALES		$1,939,635	$-	$1,939,635

COSTS OF SALES (excluding depreciation and amortization as shown below)		1,583,067	-	1,583,067

GROSS PROFIT		356,568	-	356,568

OPERATING EXPENSES
Amortization and depreciation		43,888	-	43,888
Amortization of website development costs		9,363	-	9,363
Corporate general and administrative		591,170	-	591,170
ECommerce general and administrative		100,495	-	100,495
Management fees and employee salaries	(iv), (v), (vi), (vii)	1,470,418	124,665	1,595,083
Corporate marketing		20,243	-	20,243
ECommerce marketing		129,885	-	129,885
Other expenses		33,691	-	33,691
Total Operating Expenses		2,399,153	124,665	2,523,818

NON-OPERATING INCOME (EXPENSES)
Interest and investment income		16,680	-	16,680
Total Non-Operating Income (Expenses)		16,680	-	16,680

CONSOLIDATED NET LOSS		(2,025,905)	(124,665)	(2,150,570)

ADD: NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(i), (ii)	-	23,972	23,972

NET LOSS AND COMPREHENSIVE LOSS FOR THE PERIOD ATTRIBUTABLE TO LIVE CURRENT MEDIA INC.		$(2,025,905)	$(100,693)	$(2,126,598)

LOSS PER SHARE - BASIC AND DILUTED
Net Loss attributable to Live Current Media Inc. common stockholders		$(0.10)	$(0.00)	$(0.10)
Weighted Average Number of Common Shares
Outstanding - Basic and Diluted		20,832,026	-	20,832,026

For the six months ended June 30, 2008	Reference	As previously reported	Restatement a djustment	As restated

SALES		$3,788,114	$-	$3,788,114

COSTS OF SALES (excluding depreciation and amortization as shown below)		3,069,129	-	3,069,129

GROSS PROFIT		718,985	-	718,985

OPERATING EXPENSES
Amortization and depreciation		59,154	-	59,154
Amortization of website development costs		9,363	-	9,363
Corporate general and administrative	(i)	1,039,065	63,750	1,102,815
ECommerce general and administrative		270,308	-	270,308
Management fees and employee salaries	(iv), (v), (vi), (vii)	2,543,965	209,843	2,753,808
Corporate marketing		46,702	-	46,702
ECommerce marketing		279,072	-	279,072
Other expenses		663,547	-	663,547
Total Operating Expenses		4,911,176	273,593	5,184,769

NON-OPERATING INCOME (EXPENSES)
Gain from sales and sales-type lease of domain names		168,206	-	168,206
Interest and investment income		59,178	-	59,178
Total Non-Operating Income (Expenses)		227,384	-	227,384

CONSOLIDATED NET LOSS		(3,964,807)	(273,593)	(4,238,400)

ADD: NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(i), (ii)	-	75,478	75,478

NET LOSS AND COMPREHENSIVE LOSS FOR THE PERIOD ATTRIBUTABLE TO LIVE CURRENT MEDIA INC.		$(3,964,807)	$(198,115)	$(4,162,922)

LOSS PER SHARE - BASIC AND DILUTED
Net Loss attributable to Live Current Media Inc. common stockholders		$(0.19)	$(0.01)	$(0.20)
Weighted Average Number of Common Shares
Outstanding - Basic and Diluted		20,832,026	-	20,832,026

(i)  Refer to carry forward effects of the prior quarter.

(ii)  We recorded goodwill of $66,692 in relation to the debt conversion between our subsidiary, Domain Holdings Inc., and our parent company, Live Current Media Inc., as disclosed in Note 5 to our audited financial statements, which are included in this prospectus.  There was a decrease to the NCI liability during the quarter of $8,786 resulting in a balance at quarter end of the NCI liability of NIL.  There was also a credit to the non-controlling interest included in Other Income and Expenses in the quarter of $23,972.

(iii)  Related to the acquisition of Auctomatic, we adjusted our purchase price allocation to reflect an additional $110,746 of goodwill acquired in the acquisition.  The corresponding increase was recorded to Additional Paid-In Capital.

(iv)  Also related to the acquisition of Auctomatic, we recorded as an expense the portion of the fair value of 413,604 shares of our common stock which were to be issued to the founders of Entity Inc. (“Auctomatic”) based on the period of service these individuals provided to us, computed in relation to the period of service required for the individuals to become entitled to the shares under FASB Accounting Standards Codification (“ASC”) 718, Stock Compensation.  The related stock based compensation expense in the June 30, 2008 quarter is $45,326, and the corresponding amount increased Additional Paid-In Capital during the quarter.

(v)  We recorded as an additional liability and compensation expense during the June 30, 2008 quarter $35,786 for bonuses of CDN $100,000 each that are to be paid to our President and Chief Corporate Development Officer on January 1, 2009 and on January 1, 2010.

(vi)  We recorded as an additional liability and compensation expense during the June 30, 2008 quarter $89,465 for bonuses of CDN $250,000 each that were to be paid to our former President on October 1, 2008 and on October 1, 2009.

(vii)  We revised our assumptions relating to the estimated life of stock options that we have granted.  The revised estimated life of 3.375 years resulted in a decrease to our stock based compensation expense of $45,913 and a corresponding decrease to Additional Paid-In Capital during the quarter.

September 30, 2008	Reference	As previously reported	Restatement adjustment	As restated
ASSETS
Current
Cash and cash equivalents		$802,744	$-	$802,744
Accounts receivable (net of allowance for doubtful accounts of nil)		67,577	-	67,577
Prepaid expenses and deposits		101,042	-	101,042
Current portion of receivable from sales-type lease		23,423	-	23,423
Total current assets		994,786	-	994,786

Long-term portion of receivable from sales-type lease		23,423	-	23,423
Deferred financing costs		106,055	-	106,055
Deferred acquisition costs		320,264	-	320,264
Property & equipment		1,135,130	-	1,135,130
Website development costs		351,199	-	351,199
Intangible assets		1,625,881	-	1,625,881
Goodwill	(i)	2,428,602	177,438	2,606,040
Total Assets		$6,985,340	$177,438	$7,162,778

LIABILITIES AND STOCKHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities		$2,004,416	$-	$2,004,416
Bonuses payable	(i), (iii), (iv)	489,960	449,096	939,056
Due to shareholders of Auctomatic		749,699	-	749,699
Deferred revenue		12,371	-	12,371
Current portion of deferred lease inducements		20,138	-	20,138
Total current liabilities		3,276,584	449,096	3,725,680

Deferred income tax	(i)	-	246,759	246,759
Deferred lease inducements		60,414	-	60,414
Total Liabilities		3,336,998	695,855	4,032,853

STOCKHOLDERS' EQUITY
Common Stock		13,150	-	13,150
Additional paid-in capital	(i), (ii), (v)	13,175,885	150,502	13,326,387
Accumulated deficit	(i) to (v)	(9,540,693)	(668,919)	(10,209,612)
Total Stockholders' Equity		3,648,342	(518,417)	3,129,925
Total Liabilities and Stockholders' Equity		$6,985,340	$177,438	$7,162,778

For the quarter ended September 30, 2008	Reference	As previously reported	Restatement adjustment	Global Cricket Venture Reclassification	As restated

SALES		$1,954,684	$-	$-	$1,954,684

COSTS OF SALES (excluding depreciation and amortization as shown below)		1,602,249	-	-	1,602,249

GROSS PROFIT		352,435	-	-	352,435

OPERATING EXPENSES
Amortization and depreciation		96,707	-	-	96,707
Amortization of website development costs		29,143	-	-	29,143
Corporate general and administrative		643,674	-	370,471	1,014,145
ECommerce general and administrative		114,973	-	-	114,973
Management fees and employee salaries	(ii), (iii), (iv), (v)	1,334,414	206,557	630,065	2,171,036
Corporate marketing		4,962	-	9,487	14,449
ECommerce marketing		99,412	-	-	99,412
Other expenses		20,000	-	-	20,000
Total Operating Expenses		2,343,285	206,557	1,010,023	3,559,865

NON-OPERATING INCOME (EXPENSES)
Global Cricket Venture expenses		(1,010,023)	-	1,010,023	-
Accretion expense		(56,600)	-	-	(56,600)
Interest and investment income		7,266	-	-	7,266
Total Non-Operating Income (Expenses)		(1,059,357)	-	1,010,023	(49,334)

CONSOLIDATED NET LOSS		(3,050,207)	(206,557)	-	(3,256,764)

ADD: NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(i)	-	-	-	-

NET LOSS AND COMPREHENSIVE LOSS FOR THE PERIOD ATTRIBUTABLE TO LIVE CURRENT MEDIA INC.		$(3,050,207)	$(206,557)	$-	$(3,256,764)

LOSS PER SHARE - BASIC AND DILUTED
Net loss attributable to Live Current Media Inc. common stockholders		$(0.14)	(0.01)	-	$(0.15)
Weighted Average Number of Common Shares Outstanding - Basic and Diluted		21,625,005	-	-	21,625,005

For the nine months ended September 30, 2008	Reference	As previously reported	Restatement adjustment	Global Cricket Venture R eclassification	As restated

SALES		$5,738,616	$-	$-	$5,738,616

COSTS OF SALES (excluding depreciation and amortization as shown below)		4,667,197	-	-	4,667,197

GROSS PROFIT		1,071,419	-	-	1,071,419

OPERATING EXPENSES
Amortization and depreciation		155,861	-	-	155,861
Amortization of website development costs		29,143	-	-	29,143
Corporate general and administrative	(i)	1,682,739	63,750	370,471	2,116,960
ECommerce general and administrative		385,281	-	-	385,281
Management fees and employee salaries	(ii), (iii), (iv), (v)	3,887,742	416,400	630,065	4,934,207
Corporate marketing		51,664	-	9,487	61,151
ECommerce marketing		378,484	-	-	378,484
Other expenses		683,547	-	-	683,547
Total Operating Expenses		7,254,461	480,150	1,010,023	8,744,634

NON-OPERATING INCOME (EXPENSES)
Global Cricket Venture expenses		(1,010,023)	-	1,010,023	-
Gain from sales and sales-type lease of domain names		168,206	-	-	168,206
Accretion expense		(56,600)	-	-	(56,600)
Interest and investment income		66,444	-	-	66,444
Total Non-Operating Income (Expenses)		(831,973)	-	1,010,023	178,050

CONSOLIDATED NET LOSS		(7,015,015)	(480,150)	-	(7,495,165)

ADD: NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(i)	-	75,478	-	75,478

NET LOSS AND COMPREHENSIVE LOSS FOR THE PERIOD ATTRIBUTABLE TO LIVE CURRENT MEDIA INC.		$(7,015,015)	$(404,672)	$-	$(7,419,687)

LOSS PER SHARE - BASIC AND DILUTED
Net loss attributable to Live Current Media Inc. common stockholders		$(0.32)	(0.02)	-	$(0.34)
Weighted Average Number of Common Shares Outstanding - Basic and Diluted		21,625,005	-	-	21,625,005

(i)	Refer to carry forward effects of the prior quarter.

(ii)
Also related to the acquisition of Auctomatic, the Company recorded as an expense the portion of the fair value of 413,604 shares of its common stock which were to be issued to the founders of Entity Inc. (“Auctomatic”) based on the period of service these founders provided to the Company, computed in relation to the period of service required for the founders to become entitled to the shares under ASC 718.  The related stock based compensation expense in the September 30, 2008 quarter is $104,251, and the corresponding amount increased Additional Paid-In Capital during the quarter.

(iii)
The Company recorded as an additional liability and compensation expense $31,091 for bonuses of CDN $100,000 each that are to be paid to its President and Chief Corporate Development Officer on January 1, 2009 and on January 1, 2010.

(iv)
The Company recorded as an additional liability and compensation expense $77,729 for bonuses of CDN $250,000 each that were to be paid to its former President on October 1, 2008 and on October 1, 2009.

(v)
The Company revised its estimates relating to the estimated life of its granted stock options.  The revised estimated life of 3.375 years resulted in a decrease to its stock based compensation expense of $6,514 and a corresponding decrease to Additional Paid-In Capital.

OFF BALANCE SHEET ARRANGEMENTS

As of March 31, 2010, December 31, 2009 and December 31, 2008, we did not have any off-balance sheet arrangements, including any outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts.  We do have off-balance sheet commitments as disclosed in the notes to our consolidated financial statements.  We do not engage in trading activities involving non-exchange traded contracts.

APPLICATION OF CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Basis of presentation

Our consolidated financial statements and accompanying notes are prepared in accordance with United States generally accepted accounting principles.  Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses.  These estimates and assumptions are affected by management's application of accounting policies.  We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our operating results and financial position. There were no changes to accounting policies and estimates in the period ended March 31, 2010 compared to the year ended December 31, 2009.

Going Concern

Our consolidated financial statements have been prepared on a going concern basis which assumes that we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future.

During the quarter ended March 31, 2010, we generated a consolidated net income of $74,345 (Q1 of 2009 – consolidated net loss of $916,408) and realized a negative cash flow from operating activities of $335,164 (Q1 of 2009 - $1,903,550).  At March 31, 2010, there is an accumulated deficit of $16,703,130 and a working capital deficiency of $938,772.

During the year ended December 31, 2009, we generated a consolidated net loss of $4,010,013 and realized a negative cash flow from operating activities of $4,210,644 for the year ended December 31, 2009.  At this date, we had a working capital deficiency of $1,216,325, compared to $3,199,931 at December 31, 2008.  At December 31, 2009 we had an accumulated deficit of $16,787,208, as compared to an accumulated deficit of $12,777,195 at December 31, 2008.  Stockholders’ deficit was $148,448 at December 31, 2009, as compared to stockholders’ equity of $1,995,592 at December 31, 2008, primarily due to the net loss in 2009 which includes two impairment charges during the year.

Our ability to continue as a going-concern is in substantial doubt as it is dependent on a number of factors including, but not limited to, the receipt of continued financial support from our investors, our ability to sell additional non-core domain names, our ability to raise equity or debt financing as we need it, and whether we will be able to use our securities to meet certain of our liabilities as they become payable.  The outcome of these matters is dependent on factors outside of our control and cannot be predicted at this time.

Our financial statements do not include any adjustments relating to the recoverability or classification of assets or the amounts or classification of liabilities that might be necessary if we were unable to continue as a going concern.

Principles of Consolidation

Our consolidated financial statements include our accounts, our wholly owned subsidiary Delaware, our wholly-owned subsidiary LCM Cricket Ventures, our 98.2% (December 31, 2008 – 98.2%) interest in our subsidiary DHI, DHI’s wholly owned subsidiaries Importers and 612793, and LCM Cricket Ventures’ 50.05% interest in Global Cricket Venture.   All significant intercompany balances and transactions are eliminated on consolidation.

Business Combinations

On the acquisition of a subsidiary, the purchase method of accounting is used whereby the purchase consideration is allocated to the identifiable assets and liabilities on the basis of fair value at the date of acquisition.  We consider critical estimates involved in determining any amount of goodwill, and test for impairment of such goodwill as disclosed in our Goodwill accounting policy below.

Revenue Recognition

Revenues and associated costs of goods sold from the on-line sales of products, currently consisting primarily of fragrances and other beauty products, are recorded upon delivery of products and determination that collection is reasonably assured.  We record inventory as an asset for items in transit as title does not pass until received by the customer.  All associated shipping and handling costs are recorded as cost of goods sold upon delivery of products.

Web advertising revenue consists primarily of commissions earned from the referral of visitors from our sites to other parties.  The amount and collectability of these referral commissions is subject to uncertainty; accordingly, revenues are recognized when the amount can be determined and collectability can be reasonably assured.  In accordance with ASC 605-45-45, Revenue Recognition - Principal Agent Considerations, we record web advertising revenues on a gross basis.

Sponsorship revenues consist of sponsorships related to past cricket tournaments that are receivable based on our prior agreements relating to the cricket.com website. Revenues are recognized once collectability is reasonably assured

Gains from the sale of domain names, whose carrying values are recorded as intangible assets, consist primarily of funds earned for the transfer of rights to domain names that are currently in our control.  Gains have been recognized when the sale agreement is signed and the collectability of the proceeds is reasonably assured.  In 2009, there were ten sales of domain names, not including cricket.com.  Collectability of the amounts owing on these sales is reasonably assured and therefore they have been accounted for as a sale in the period the transaction occurred.  In 2008, there was a sale of one domain name. Collectability of the amounts owing on this sale was reasonably assured and therefore accounted for as a sale in the period the transaction occurred.

Gains from the sales-type leases of domain names, whose carrying values are recorded as intangible assets, consist primarily of funds earned over a period of time for the transfer of rights to domain names that are currently in our control.  When collectability of these proceeds is reasonably assured, the gain on sale is accounted for as a sales-type lease in the period in which the transaction occurs.  In 2009, there was one sales-type lease of a domain name where collectability of future payments owing on this sale were not reasonably assured.  Therefore, the gains were recorded based only on the amounts that were reasonably assured.  The contract for the sales-type lease was breached in Q2 of 2009, however there was no effect to the financial statements.  In 2008, there was one sales-type lease of a domain name.  See also Note 12 to our consolidated financial statements, which are included in this prospectus.

Stock-Based Compensation

Beginning July 1, 2007, we began accounting for stock options under the provisions of ASC 718, Stock Compensation, which requires the recognition of the fair value of stock-based compensation.  Under the fair value recognition provisions for ASC 718, stock-based compensation cost is estimated at the grant date based on the fair value of the awards expected to vest and is recognized as expense ratably over the requisite service period of the award.  We have used the Black-Scholes valuation model to estimate fair value of our stock-based awards which require various assumptions including estimating price volatility and expected life.  Our computation of expected volatility is based on a combination of historic and market-based implied volatility.  In addition, we consider many factors when estimating expected life, including types of awards and historical experience. If any of these assumptions used in the Black-Scholes valuation model change significantly, stock-based compensation expense may differ materially in the future from what is recorded in the current period.

In August 2007, our board of directors approved a Stock Incentive Plan to make available 5,000,000 shares of common stock to be awarded as restricted stock awards or stock options, in the form of incentive stock options (“ISO”s) to be granted to our employees, and non-qualified stock options to be granted to our employees, officers, directors, consultants, independent contractors and advisors, provided such consultants, independent contractors and advisors render bona-fide services not in connection with the offer and sale of securities in a capital-raising transaction or promotion of our securities.  Our shareholders approved the Stock Incentive Plan at the 2008 Annual General Meeting.

We account for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with ASC 718 and the conclusions reached by ASC 505-50.  Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable.  The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by ASC 505-50.

On March 25, 2009, our Board of Directors approved a reduction in the exercise price of stock option grants previously made under the 2007 Incentive Stock Option Plan.  No other terms of the plan or the grants were modified.

Inventory

Inventory is recorded at the lower of cost or market using the first-in first-out (FIFO) method.  We maintain little or no inventory of perfume which is shipped from the supplier directly to the customer.  The inventory on hand as at March 31, 2010 was recorded at cost of $28,179 compared to inventory at December 31, 2009 of $28,714 and at December 31, 2008 of $74,082, and represents inventory in transit from the supplier to the customer.

Website development costs

We have adopted the provisions of ASC 350-50-25, Website Development Costs, whereby costs incurred in the preliminary project phase are expensed as incurred; costs incurred in the application development phase are capitalized; and costs incurred in the post-implementation operating phase are expensed as incurred.  Website development costs are stated at cost less accumulated amortization and are amortized using the straight-line method over its estimated useful life.  Upgrades and enhancements are capitalized if they result in added functionality which enables the software to perform tasks it was previously incapable of performing.

Intangible Assets

We have adopted the provision of ASC 350, Intangibles – Goodwill and Other, which revises the accounting for purchased goodwill and intangible assets.  Under ASC 350, goodwill and intangible assets with indefinite lives are no longer amortized and are tested for impairment annually.  The determination of any impairment would include a comparison of estimated future operating cash flows anticipated during the remaining life with the net carrying value of the asset as well as a comparison of the fair value to its book value.

Our intangible assets, which consist of our portfolio of generic domain names, have been determined to have an indefinite life and as a result are not amortized.  Management has determined that there is no impairment of the carrying value of intangible assets at March 31, 2010 or December 31, 2009.

Goodwill

Goodwill represents the excess of acquisition cost over the fair value of the net assets of acquired entities.  In accordance with ASC 350-20, Goodwill, we are required to assess the carrying value of goodwill annually or whenever circumstances indicate that a decline in value may have occurred, utilizing a fair value approach at the reporting unit level.  A reporting unit is the operating segment, or a business unit one level below that operating segment, for which discrete financial information is prepared and regularly reviewed by segment management.

The goodwill impairment test is a two-step impairment test.  In the first step, we compare the fair value of each reporting unit to its carrying value.  We determine the fair value of our reporting units using a discounted cash flow approach.  If the fair value of the reporting unit exceeds the carrying value of the net assets assigned to that reporting unit, goodwill is not impaired and we are not required to perform further testing.  If the carrying value of the net assets assigned to the reporting unit exceeds the fair value of the reporting unit, then we must perform the second step in order to determine the implied fair value of the reporting unit’s goodwill and compare it to the carrying value of the reporting unit’s goodwill.  The activities in the second step include valuing the tangible and intangible assets and liabilities of the impaired reporting unit based on their fair value and determining the fair value of the impaired reporting unit’s goodwill based upon the residual of the summed identified tangible and intangible assets and liabilities.

In accordance with ASC 350-20 and our policy to assess the carrying value of goodwill annually as noted above, we performed this assessment at the December 31, 2009 fiscal year end.  At that date, we determined that the business acquired was never effectively integrated into the reporting unit it was assigned to, Perfume.com.  Since the benefits of the acquired goodwill were never realized by the rest of the reporting unit, and the use of the other aspects of the business acquired have ended, we have determined that an impairment charge of $2,539,348 relating to the goodwill acquired pursuant to the merger with Auctomatic was required.  The balance of $66,692 of goodwill relates to the issuance of shares of DHI in exchange for intercompany debt in early 2008.   See also Notes 5 and 7 to our consolidated financial statements included in this prospectus.

Income Taxes

On January 1, 2007, the Company adopted the following new accounting policy related to income tax.  The Company began accounting for income tax under the provisions of Financial Accounting Standards Board (“FASB”) ASC 740-10.  ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with ASC 740-10 and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  ASC 740-10 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company and its subsidiaries are subject to U.S. federal income tax and Canadian income tax, as well as income tax of multiple state and local jurisdictions. Based on the Company’s evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company’s evaluation was performed for the tax years ended December 31, 2003, 2004, 2005, 2006, 2007, 2008 and 2009, the tax years which remain subject to examination by major tax jurisdictions as of December 31, 2009.  The Company may from time to time be assessed interest or penalties by major tax jurisdictions, although any such assessments historically have been minimal and immaterial to the Company’s financial results.  In the event the Company has received an assessment for interest and/or penalties, it has been classified in the financial statements as selling, general and administrative expense.

RECENT ACCOUNTING PRONOUNCEMENTS

Recently Adopted Accounting Pronouncements

ASC 105

In June, 2009, the FASB issued Update No. 2009-01, The FASB Accounting Standards Codification TM (“ASC”) as the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities.  This guidance is set forth in Topic 105 (“ASC 105”).  Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative.  This statement is effective for financial statements issued for fiscal years and interim periods ending after September 15, 2009, which, for the Company, is the interim period ending September 30, 2009.  The Company adopted ASC 105 at September 30, 2009, however the adoption of this statement did not have a material effect on its financial results.  Further to the adoption of ASC 105, the Company has updated its references to GAAP.

ASC 855

In May, 2009, the FASB issued ASC 855, Subsequent Events. The new standard is intended to establish general standards of accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  This statement is effective for financial statements issued for interim or annual financial periods ending after June 15, 2009, which, for the Company, was the interim period ending June 30, 2009.  The Company adopted ASC 855 in the second quarter of 2009, however it did not have a material effect to the Company’s current practice.

ASC 815-10-65

In March 2008, the FASB issued ASC 815, Derivatives and Hedging.  ASC 815 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance and cash flows. Entities are required to provide enhanced disclosures about: how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for under ASC 815; and how derivative instruments and related hedged items affect an entity's financial position, financial performance and cash flows.  ASC 815 was effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, which for the Company was the fiscal year beginning January 1, 2009.  The Company adopted ASC 815-10-65 at January 1, 2009, however the adoption of this statement did not have a material effect on its financial results.

ASC 260-10-45

The FASB issued ASC 260-10-45, Earnings Per Share, which clarifies that all outstanding unvested share-based payment awards that contain rights to nonforfeitable dividends participate in undistributed earnings with common shareholders.  Awards of this nature are considered participating securities and the two-class method of computing basic and diluted earnings per share must be applied.  The restricted stock awards the Company has granted to employees and directors are considered participating securities as they receive nonforfeitable dividends.  The Company adopted AC 260-10-45 effective January 1, 2009, however, there has been no material effect on its financial results.

ASC 350-30

In April 2008, the FASB issued ASC 350-30, General Intangibles Other Than Goodwill.  ASC 350-30 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset.  The intent of ASC 350-30 is to improve the consistency between the useful life of a recognized intangible asset and the period of expected cash flows used to measure the fair value of the asset.  ASC 350-30 was effective for financial statements issued for fiscal years beginning after December 15, 2008, which for the Company was the fiscal year beginning January 1, 2009.  The Company adopted ASC 350-30 at January 1, 2009, however the adoption of this statement did not have a material effect on its financial results.

ASC 805

In December 2007, the FASB issued revised authoritative guidance in ASC 805, Business Combinations.  ASC 805 establishes principles and requirements for how the acquirer in a business combination: (i) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, (ii) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and (iii) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.  ASC 805 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008, which for the Company was the fiscal year beginning January 1, 2009.  The Company adopted ASC 805 at January 1, 2009, however the adoption of this statement did not have a material effect on its financial results.  ASC 805 will be applied to any future business combinations.

ASC 810

In December 2007, the FASB issued authoritative guidance related to noncontrolling interests in consolidated financial statements, which was an amendment of ARB No. 51.  This guidance is set forth in ASC 810, Consolidation.  ASC 810 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  This accounting standard is effective for fiscal years beginning on or after December 15, 2008, which for the Company was the fiscal year beginning January 1, 2009. The Company adopted ASC 810 at January 1, 2009, however the adoption of this statement did not have a material effect on its financial results.

ASC 820

In September 2006, the FASB issued ASC 820, Fair Value Measurements and Disclosures.  This Statement defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements.  This standard does not require any new fair value measurements.

In 2008, the Company adopted ASC 820 for financial assets and liabilities recognized at fair value on a recurring basis. The adoption did not have a material effect on its financial results. The disclosures required by ASC 820 for financial assets and liabilities measured at fair value on a recurring basis as at December 31, 2008 are included in Note 4 to the financial statements included in this prospectus.

In February 2008, the FASB issued authoritative guidance which deferred the effective date of ASC 820 to fiscal years beginning after November 15, 2008 for nonfinancial assets and nonfinancial liabilities, except for those items that are recognized or disclosed at fair value in the financial statements on a recurring basis, which for the Company was the fiscal year beginning January 1, 2009.  The Company applied the requirements of ASC 820 for fair value measurements of financial and nonfinancial assets and liabilities not valued on a recurring basis at January 1, 2009.  The adoption of this statement did not have a material effect on its financial reporting and disclosures.

Recently Issued Accounting Pronouncements

Accounting Standards Update (“ASU”) 2010-09

In February 2010, the FASB issued ASU 2010-09, Subsequent Events (Topic 855), amending ASC 855. ASU 2010-09 removes the requirement for an SEC filer to disclose a date relating to its subsequent events in both issued and revised financial statements.  ASU 2010-09 also eliminates potential conflicts with the SEC’s literature.  Most of ASU 2010-09 is effective upon issuance of the update. The Company adopted ASU 2010-09 in February 2010, and its adoption did not have a material impact on the Company’s financial reporting and disclosures.

Accounting Standards Update (“ASU”) 2010-06

In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820), Improving Disclosures about Fair Value Measurements, amending ASC 820. ASU 2010-06 requires entities to provide new disclosures and clarify existing disclosures relating to fair value measurements.  The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The Company is currently evaluating the impact of ASU 2010-06, but does not expect its adoption to have a material impact on the Company’s financial position or results of operations.

Accounting Standards Update (“ASU”) 2009 -13

In October 2009, the FASB issued ASU 2009-13, Revenue Recognition (Topic 605), Multiple-Deliverable Revenue Arrangements amending ASC 605. ASU 2009-13 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. ASU 2009-13 eliminates the residual method of revenue allocation and requires revenue to be allocated using the relative selling price method. ASU 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The Company is currently evaluating the impact of ASU 2009-13, but does not expect its adoption to have a material impact on the Company’s financial position or results of operations.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

On December 16, 2009, Ernst & Young LLP (“E&Y”) was dismissed as our independent registered public accounting firm.  This action was approved by the Audit Committee of the Board of Directors.

The reports of E&Y on the Company's consolidated financial statements for the fiscal years ended December 31, 2008 and December 31, 2007 did not contain any adverse opinion or a disclaimer of opinion, however the report issued on the financial statements for the year ended December 31, 2008 was modified as to our ability to continue as a going concern.

During the Company's fiscal years ended December 31, 2008 and December 31, 2007 and through December 16, 2009, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make reference thereto in its reports on the Company's financial statements for such fiscal years.

During the Company’s fiscal years ended December 2008 and 2007 and through December 16, 2009, there were two “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (the “Reportable Events”).The Reportable Events were as follows:

(1)           As disclosed in our 2008 Form 10-K, as amended and filed with the Securities and Exchange Commission on September 14, 2009, our control environment did not sufficiently promote effective internal control over financial reporting throughout the organization because we did not have an appropriate level of technical knowledge, experience and training in the accounting for business combinations, stock based compensation, deferred income taxes and financial statement disclosure.

(2)           As we disclosed in the Current Report on Form 8-K which we filed with the Securities and Exchange Commission on June 24, 2009 and amended on July 20, 2009, on June 18, 2009 the Company was advised by E&Y that the audit opinion dated March 24, 2009 on the Company’s December 31, 2008 and 2007 consolidated financial statements could no longer be relied upon because of errors in our financial statements for the periods ended September 30, 2008, December 31, 2008 and March 31, 2009.  These errors included errors in valuing and classifying warrants issued in connection with a financing, recording the appropriate expense related to the issuance of common stock made in exchange for services, and appropriately accruing as a liability and recording bonus compensation.

On December 18, 2009, Davidson & Company LLP (“Davidson”) was engaged as our independent registered public accounting firm.  The engagement of Davidson was approved by the Audit Committee of the Board of Directors.  During the Company’s fiscal years ended December 31, 2008 and December 31, 2007 and through December 18, 2009, we did not consult with Davidson regarding any of the matters or events set forth in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

Effective January 24, 2008, Dale Matheson Carr-Hilton LaBonte LLP (“Dale Matheson”) was dismissed as our certifying independent public accountant engaged to audit our consolidated financial statements.  Dale Matheson audited our financial statements for the fiscal years ended December 31, 2006 and 2005, and it reviewed our unaudited financial statements for the fiscal quarters ended March 31, 2007, June 30, 2007, and September 30, 2007.  The report of Dale Matheson on our consolidated financial statements for the fiscal years ended December 31, 2006 and 2005 did not contain an adverse opinion, or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph in our Form 10-KSB for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on April 2, 2007, which provides that subsequent to the issuance of our 2005 consolidated financial statements and Dale Matheson’s initial report dated March 24, 2006, management discovered facts that existed at the date of the report, related to certain equity transactions, which resulted in a restatement of certain information in the 2005 consolidated financial statements.

During the 2005 and 2006 fiscal years and the subsequent interim period through the date of dismissal of Dale Matheson, there were no disagreements with Dale Matheson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Dale Matheson would have caused Dale Matheson to make reference to the subject matter of the disagreement in connection with their report, nor were there any “reportable events” as described in regulations promulgated under the Securities Exchange Act of 1934, as amended.

Effective January 24, 2008, we engaged Ernst & Young LLP (“EY”) to serve as our new independent certifying public accountant to audit our financial statements beginning with the fiscal year ended December 31, 2007.

Prior to engaging EY, we had not consulted EY regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on our financial statements or a reportable event, nor did we consult with EY regarding any disagreements with our prior auditors on any matter, scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

The dismissal of Dale Matheson as our certifying independent public accountant and the engagement of EY as our new certifying independent public accountant were both approved by our board of directors on January 24, 2008.

BUSINESS

We were incorporated under the laws of the State of Nevada on October 10, 1995 under the name “Troyden Corporation”.  We changed our name on August 21, 2000 from Troyden Corporation to “Communicate.com Inc.”, and again on May 30, 2008 to Live Current Media Inc.

Our corporate website is located at www.livecurrent.com.  Information included on the website is not a part of this prospectus.

We have 6 subsidiaries, but only one is currently significant to our business.  Our principal operating subsidiary is Domain Holdings Inc. (“Domain Holdings” or “DHI”).  We own approximately 98.2% of Domain Holdings’ outstanding capital stock.  Domain Holdings owns our domain names, including Perfume.com.

OUR BUSINESS

Through our subsidiary, Domain Holdings, we own more than 900 domain names.  We intend to build consumer internet experiences based on generic domains within our portfolio of domain names by developing a portfolio of operating businesses either by ourselves or by entering into arrangements with businesses that operate in the product or service categories that are described by the domain name assets we own.  Our domain names span several consumer and business-to-business categories including health and beauty (such as Perfume.com), and sports and recreation (such as Karate.com and Boxing.com).  We believe that we can develop and sustain businesses based on these intuitive domain names in part because of the significant amount of search and direct type-in traffic they receive.  One of the best ways to ensure sites are found through search is to have a powerful domain name asset that creates value through low-cost customer acquisition.

We also own a number of .cn (China) domain names.  We believe that the .cn domain names could have significant value as the internet market in China develops.  We also have a number of non-core “bound.com” domain names that we may choose to develop that cover expansive categories of interest such as shoppingbound.com, pharmacybound.com and vietnambound.com.

We have organized our operations into two principal segments:  (1) ECommerce Products, which we refer to in this discussion as “health and beauty”, and (2) Advertising.   Currently, almost all of the revenues we earn are generated from our main health and beauty website, perfume.com.  Through this website, we sell brand name fragrances and skin care products directly to consumers (eCommerce).   Our sports and recreation and global trade websites generate revenues through the sale of online advertising space to advertisers, derived by offering “pay per click” and display advertising on various websites in our portfolio, as well as through partnerships with third-party advertising networks.

ECommerce Revenues

We currently generate almost all of our eCommerce revenues through product sales on Perfume.com.  We plan to continue to build Perfume.com eCommerce revenues by expanding to more efficient distribution and fulfillment channels, creating a more engaging consumer experience, and performing continued technical improvements to the websites.  We will also continue to explore other product-related revenue streams across our domain name portfolio.

Perfume.com sells 100% authentic products and provides customers with a satisfaction guarantee.  While we are currently using a single supplier to ship customer orders, we are not dependent on that supplier for the products that we sell.  The products are supplied by various wholesale suppliers located in the United States and new suppliers can be utilized by simply turning on their electronic inventory feeds.  In 2008, we began shipping our Pefume.com products to selected international markets.  Until then, we shipped only to delivery addresses located in the United States.  However, sales of products shipped to non-U.S. locations, with the greatest portion of these sales being made in Canada and the United Kingdom, were immaterial for the 2008 and 2009 fiscal years and therefore are not disclosed separately.

Our Perfume.com website has historically sold brand name fragrances, including women’s perfume, men’s cologne, and skin care products, direct to consumers at discounted prices well below their MSRP.  Recently, the website underwent a transition to a luxury brand site where product is sold at full price.  The website has been re-targeted to appeal to the luxury brand conscious consumer who is seeking original and targeted content and products.  The new targeted customer is very different from those that frequent the many discount perfume websites available. We are now targeting customers which we believe are likely to revisit a site that provides them with quality and value throughout their entire online experience.  As a result of this change in strategy and new target market, the old perfume.com email list that consists of mostly price sensitive buyers is now largely ineffective.  We are building a new list with current customers, however this process will take time.  Meanwhile, we believe that mail marketing is the most effective sales strategy.  This change in strategy, together with the recession in the U.S. which we believe has adversely affected consumer discretionary spending, has resulted in a 48% decrease in revenue and a 24% decrease in dollar value of gross margin compared to the same period last year.  The gross margin percentage, however, has increased from 20.8% to 30.5% in the same period.  Since the implementation of the new pricing model occurred in the middle of the quarter, management expects that this percentage will increase further over time.  Management believes that any drop in sales relating to the new pricing model is temporary as the customer base is re-built.  Management also believes that the new targeted customer will be one to whom other luxury products can be sold.  We believe this may prove valuable to us in the future, if we decide to expand our product offerings on this website or develop other businesses around other luxury products.

Our products are described in detail on our website.  The products are offered through an easily navigated website experience within a transaction secure environment accepting the usual modes of secure credit card payments, PayPal and Google Checkout.  Products can also be ordered using our toll-free telephone number.

Advertising Revenues

We currently generate a small portion of revenues by selling advertising either directly to advertisers or in partnership with third party advertising networks.  Until early 2008, we had an arrangement with Overture Services, Inc. (“Overture”) pursuant to which we were paid a fee for referrals to sites with connections to Overture.  We terminated our relationship with Overture effective February 29, 2008, in order to have more flexibility to deploy advertising across our websites.  Currently, many of our websites are part of the Google AdSense network of publishers which generates advertising revenues and monetizes our properties.  Google AdSense matches ads to our sites’ content and audiences, and depending on the type of ad, we earn revenues from clicks or impressions.  The relationship with Google is a non-exclusive agreement and as we develop our domain websites we may revisit direct relationships or other third party advertising networks.

Sale and Lease of Domain Names

We own more than 900 domain names.  We believe that there is high value in building businesses around the domain names we own, however we recognize that there are opportunities whereby selling or leasing them may be more valuable than exploiting the ownership value of the names.  We also recognize that selling some non-core domain names is an effective way to raise funds in a non-dilutive manner.  Therefore, we sold one name in December 2008, ten more names in 2009, not including our cricket.com domain name, and one additional name as of May 19, 2010.  We continue to evaluate any offers received.  In the future, we may buy domain names to complement our existing businesses in the health and beauty, and sports categories.

COMPETITIVE CONDITIONS

Currently almost all of our revenues are earned through our Perfume.com website.  The fragrance eCommerce business is intensely competitive.  Perfume.com’s current and potential competitors include eCommerce sites specializing in fragrance products, other eCommerce sites offering a wide variety of products including fragrances, and  traditional brick and mortar retailers with a high degree of brand awareness among consumers that have expanded into online sales, including various department stores and specialty health and beauty stores.  We believe that the principal competitive factors in our Perfume.com business include price, selection, ease of website use, fast and reliable fulfillment, strong customer service and development of a trusted brand.  Many of our current competitors have greater resources, more customers, longer operating histories and greater brand recognition.  They may secure better terms from suppliers, have more efficient distribution capability, and devote more resources to technology, fulfillment and marketing.

In addition, the Internet Corporation for Assigned Names and Numbers (“ICANN”) has introduced, and has proposed the introduction of, additional new domain name suffixes, which may be as or more attractive than the “.com” domain name suffix.  New root domain names may have the effect of allowing the entrance of new competitors at limited cost, which may further reduce the value of our domain name assets.  We do not presently intend to acquire domain names using newly authorized root domain names to match our existing domain names, although we acquired certain .cn (China) root domain names to complement our growth strategy.  ICANN regularly develops new domain name suffixes that will have the result of making a number of domain names available in different formats, many of which may be more attractive than the formats held by us.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We do not depend on one or a few customers for a significant portion of our business.

PATENTS, TRADEMARKS AND PROPRIETARY RIGHTS

On November 16, 2007, we filed a trademark application with the US Patent & Trademark Office (“USPTO”) for the mark “LIVE CURRENT”.  A certificate of registration was issued on October 14, 2008 and the mark was assigned registration number 3,517,876.

On March 11, 2008, we filed a trademark application with the USPTO for the mark “DESTINATIONHUB”.  A certificate of registration was issued on December 9, 2008 and the mark was assigned registration number 3,544,934.

We currently do not own any patents and we are not a party to any license or franchise agreements, concessions, or labor contracts arising from our intellectual property.

All of our online business websites are copyrighted upon loading.  “Livecurrent.com”, has been registered with ICANN.  While we will consider seeking further protections for our intellectual property, we may be unable to avail ourselves of protections under United States laws because, among other things, our domain names are generic and intuitive.  Consequently, we will seek protection of our intellectual property only where we have determined that the cost of obtaining protection, and the scope of protection provided, results in a meaningful benefit to us.

EFFECT OF EXISTING GOVERNMENTAL REGULATION

Our business is subject to regulation at the federal, state and local levels.  To date, we have not found it burdensome to comply with regulatory requirements.  The enactment of new adverse regulation or regulatory requirements, however, may have a negative impact upon us and our business

Licensing

Other than business and operations licenses applicable to most commercial ventures, we are not required to obtain any governmental approval for our business operations.  There can be no assurance, however, that governmental institutions will not, in the future, impose licensing or other requirements to which we will be subject.  Additionally, as noted below, there are a variety of laws and regulations that may, directly or indirectly, have an impact on our business.

Privacy Legislation and Regulations

Entities engaged in operations over the internet, particularly relating to the collection of user information, are subject to limitations on their ability to utilize such information under federal and state legislation and regulation.  In 2000, the Gramm-Leach-Bliley Act required that the collection of identifiable information regarding users of financial services be subject to stringent disclosure and “opt-out” provisions.  While this law and the regulations enacted by the Federal Trade Commission and others relates primarily to information relating to financial transactions and financial institutions, the broad definitions of those terms may make the businesses we enter into subject to the provisions of the Act.  This may increase the cost of doing business which may, in turn, reduce our revenues.  Similarly, the Children On-line Privacy and Protection Act (“COPPA”) imposes strict limitations on the ability of internet ventures to collect information from minors.  The impact of COPPA may be to increase the cost of doing business on the internet and reduce potential revenue sources.  We may also be impacted by the USA Patriot Act, which requires certain companies to collect and provide information to United States governmental authorities.  A number of state governments have also proposed or enacted privacy legislation that reflects or, in some cases, extends the limitations imposed by the Gramm-Leach-Bliley Act and COPPA.  These laws may further impact the cost of doing business on the internet and the attractiveness of our inventory of domain names.

Advertising Regulations

In response to concerns regarding “spam” (unsolicited electronic messages), “pop-up” web pages and other internet advertising, the federal government and a number of states have adopted or proposed laws and regulations which would limit the use of unsolicited internet advertisements.  The cumulative effect of these laws may be to limit the attractiveness of effecting sales on the internet, thus reducing the value of our inventory of domain names.

Taxation

Currently, the sale of goods and services on the internet is not subject to a uniform system of taxation.  A number of states, as well as the federal government, have considered enacting legislation that would subject internet transactions to sales, use or other taxes.  Because there are a variety of jurisdictions considering such actions, any attempt to tax internet transactions could create uncertainty in the ability of internet-based companies to comply with varying, and potentially contradictory, requirements.  We cannot predict whether any of the presently proposed schemes will be adopted, or the effect any of them would have on our operations.

EMPLOYEES

We presently employ 13 full-time and 4 part-time employees, as well as 1 consultant.

DESCRIPTION OF PROPERTY

Our principal office is currently located at #645-375 Water Street, Vancouver, British Columbia V6B5C6, Canada.  We have leased this office space, which consists of approximately 5,400 square feet.  The lease has a term of 5 years, beginning on October 1, 2007 and ending on September 30, 2012.  Pursuant to the terms of the lease agreement, we committed to basic rent costs for the remaining 3 fiscal years commencing January 1, 2010 as follows: (a) year 1 - $121,531; (b) year 2 - $126,873; (c) year 3 (which will be comprised of nine months only) - $98,159.  We are also responsible for common area costs which are currently estimated to be equal to approximately 73% of basic rent.

On May 14, 2010, we signed a Counteroffer to Sub-lease with an unrelated third party (the “Sub-Tenant”) for the premises in which our corporate headquarters are located.  If all of the conditions of the proposed sub-lease are met, it will be effective July 1, 2010 for 2 years and 3 months, terminating on September 29, 2012.  As a result of this sub-lease, the Sub-Tenant would be required  to reimburse us for basic rent costs commencing July 1, 2010 as follows: (a) year 1 (which will be comprised of six months) - $50,749; (b) year 2 - $101,498; (c) year 3 (which will be comprised of nine months) - $76,123.  The Sub-Tenant would also be responsible for paying all common area costs which are currently estimated to be equal to approximately 73% of basic rent.  This agreement is subject to approval conditions, including a condition requiring approval from our landlord, that must be satisfied or waived by May 21, 2010 by the Sub-Tenant and by May 28, 2010 by us.  Assuming the conditions are satisfied or waived byMay 21, 2010 and May 28, 2010, respectively, effective June 15, 2010, we will move to a smaller office, likely in the Vancouver area.

We also lease an office located at 12201 Tukwila Intl. Blvd, Suite 200, Tukwila, Washington 98168 for a nominal amount per month.

LEGAL MATTERS

In the normal course of business, we may become involved in various legal proceedings.  Except as stated below, we know of no pending or threatened legal proceeding to which we are or will be a party which, if successful, might result in a material adverse change in our business, properties or financial condition.

In December 1999, Domain Holdings commenced a lawsuit in the Supreme Court of British Columbia (No. C996417) against Paul Green for breach of fiduciary duty for wrongfully attempting to appropriate Domain Holdings’ business opportunities.  Mr. Green was Domain Holdings’ former Chief Executive Officer.  Domain Holdings is seeking an undetermined amount of damages and a declaration that it had just cause to terminate Mr. Green’s employment in or about June 1999.  No decision has been rendered in this case and Domain Holdings cannot predict whether it will prevail, and if it does, what the terms of any judgment may be.

On March 9, 2000, Paul Green commenced a separate action in the Supreme Court of British Columbia (No. S001317) against Domain Holdings.  In that action, Mr. Green claimed wrongful dismissal and breach of contract on the part of Domain Holdings.  Mr. Green is seeking an undetermined amount of damages and, among other things, an order of specific performance for the issuance of a number of shares in Domain Holdings’ capital stock equal to 18.9% or more of its outstanding shares.  On June 1, 2000, Domain Holdings filed a statement of defense and counterclaim.  We intend to vigorously defend this action.

On May 14, 2010, a complaint was filed in the Circuit Court of Cook County, Illinois County Department, Chancery Division.  None of the defendants or Live Current Media Inc. has been formally served with the complaint. The case is titled “David Jeffs and Richard Jeffs, derivatively on behalf of Live Current Media, Inc. (plaintiffs) vs. C. Geoffrey Hampson, James Taylor, Mark Benham and Boris Wertz (defendants) and Live Current Media, Inc. (nominal defendant)”.  The plaintiffs allege, among other matters, that the members of the current board of directors breached their fiduciary duties of loyalty, trust, good faith and due care by failing to properly supervise Mr. Hampson and that Mr. Hampson breached his fiduciary duties and his employment agreement by failing to devote the time necessary to manage the Company’s business and failing to disclose to the members of the former board of directors his activities relating to other businesses. The plaintiffs have asked the Court for compensatory damages of no less than $50 million, punitive damages and attorney’s fees and costs of bringing the action.  We intend to vigorously defend this action.

DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies our executive officers and directors, their ages, their respective offices and positions, and their respective dates of election or appointment.

Name	Age	Position	Officer/Director Since

C. Geoffrey Hampson	53	Chief Executive Officer, Principal Accounting Officer and Chairman of the Board	June 1, 2007

Mark Melville (1)	41	President and Chief Corporate Development Officer	January 1, 2008 (Chief Corporate Development Officer)/February 4, 2009 (President)

Chantal Iorio	32	Vice President, Finance	January 7, 2008

James P. Taylor	54	Director	July 23, 2007

Mark Benham	59	Director	September 12, 2007

Boris Wertz	36	Director	March 14, 2008

(1) We expect Mauritius or another entity connected with the cricket.com website to continue Mr. Melville’s employment.  Mr. Melville has indicated to us that he intends to tender his resignation if Mauritius offers him employment although, at the date of this prospectus, his resignation has not been received.  If Mr. Melville tenders his resignation, Mr. Hampson will temporarily assume the office of President and the office of Chief Corporate Development Officer will remain vacant.

The directors named above will serve until the next annual meeting of our stockholders or until their successors are duly elected and have qualified.  Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement.  There is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

BUSINESS EXPERIENCE DESCRIPTIONS

C. Geoffrey Hampson has been our Chief Executive Officer (“CEO”) and a director since June 1, 2007 and has been our Principal Financial Officer since January 31, 2008.  Mr. Hampson has been the founder, president, and CEO of many successful start-up and operating companies over the last 25 years.  He was CEO, President and a director of Peer 1 Network Enterprises, Inc., an internet infrastructure company from September 2000 to January 2006.  He has been the CEO of Corelink Data Centers, LLC since November 2007 and the CEO and a co-owner of Techvibes Media Inc., a local market technology resource website and blog, since March 2007.  Mr. Hampson is Chairman and CEO of Fibrox Technology Ltd., a manufacturer of high quality mineral fibre for the automatic, acoustical and insulation markets since 1995.  Mr. Hampson sits on the boards of directors of several companies including Corelink Data Centers, LLC, a private company, since November 2007, Cricket Capital Corp., a company listed on the TSX Venture market, since March 2008, Techvibes Media Inc., a private company, since March 2007, Carat Exploration Inc., a company listed on the TSX Venture market, since January 2006, and Pacific Rodera Energy Inc., a company listed on the TSX Venture market, since May 2002.  Mr. Hampson devotes between 120 and 150 hours to our business per month.  Mr. Hampson has extensive experience with technology-based companies, both as a founder and operator.  He has an in-depth knowledge of the Company’s business, strategy and management team, all of which qualify him to be a director.

James P. Taylor has been our director since July 23, 2007, and is the Chair of the Audit Committee.   From April 2008 to February 2010, he served as the Chief Financial Officer of Corelink Data Centers, LLC.  From April 2007 to December 2007, he was the Chief Financial Officer of Lakewood Engineering and Manufacturing.  From May 2006 to April 2007, he was engaged as a financing and management consultant for various companies.  From February 2002 to April 2006, Mr. Taylor served as the Chief Financial Officer for Peer 1 Network Enterprises, Inc., a publicly traded company and North American provider of Internet infrastructure services.  While at Peer 1, he was responsible for financial and administrative operations and led the development of annual and strategic business plans and financial models.  From 2001 to 2002, Mr. Taylor served as Chief Operating Officer and Chief Financial Officer of Chicago Aerosol, LLC.  Mr. Taylor is a member of the Society of Competitive Intelligence.  Mr. Taylor is a graduate of Indiana University where he obtained a Bachelor of Science degree in Finance and Accounting.  He earned his MBA from DePaul University where he focused his studies on International Business and Corporate Finance. Mr. Taylor has over 20 years of experience in corporate management, finance and planning, as well as an in-depth knowledge of the Company’s business, strategy and management team, all of which qualify him to be a director.

Mark Benham has been our director since September 12, 2007.  He is Chair of the Compensation Committee and is also a member of the Audit Committee.  Mr. Benham has fifteen years of experience in private equity and investment banking.  Since 1994, Mr. Benham has been a partner at Celerity Partners, a private equity fund based in California.   Mr. Benham currently sits on the boards of directors of several companies including Oncore Manufacturing Services, a private company, Pinnacle Treatment Centers, Inc., a private company, Trigemina, Inc., a private company, and Ascension Insurance, a private company.  Until resigning in 2009, he also previously sat on the boards of directors of O Premium Waters, a private company, Portal Group Holdings, Inc., a private company, Verari Systems, Inc., a private company, and Peer 1 Network Enterprises, Inc., a publicly traded company and North American provider of Internet infrastructure services. Mr. Benham holds a B.A. in English from the University of California, Berkeley, and an M.A. and M.B.A. from the University of Chicago.  Mr. Benham has extensive experience with technology-based companies in the context of his investment banking experience.  He has an in-depth knowledge of the Company’s business, strategy and management team, all of which qualify him to be a director.

Mark Melville has been our Chief Corporate Development Officer since January 1, 2008.  On February 4, 2009, he was also named our President.  From July 2005 to November 2007, Mr. Melville was Global Account Manager at Monitor Group L.P., one of the world’s premier strategic consulting and investment firms.  While at Monitor, he worked directly with senior executives of Fortune 500 companies on a range of strategic initiatives and co-led Monitor’s West Coast technology practice.  From August 2002 to July 2005, Mr. Melville was Chief Executive Officer of SteelTrace Ltd., a leading provider of business process and requirements management software.  Mr. Melville sold SteelTrace to Compuware Corporation in 2006.  Prior to SteelTrace, from 1999 to 2001, he was the Vice President of Corporate Development at MobShop, a pioneer in online commerce.  Prior to MobShop from 1998 to 1999, he was a senior member of Exchange.com, which was sold to Amazon.com in 1999. Mr. Melville holds a Masters in Business Administration degree from the Harvard Graduate School of Business, a Masters in Public Administration degree from Harvard's JFK School of Government, and an Honors Bachelor degree in Finance from the University of British Columbia.

Chantal Iorio has served as our Vice President, Finance since January 7, 2008.  From 2000 to November 2007, Ms. Iorio was employed at HLB Cinnamon Jang Willoughby & Company, Chartered Accountants.  Most recently, she was a manager responsible for the supervision and training of staff, managing, delegating and reviewing files, completing and supervising audit, non-audit and tax procedures, as well as administering client relations.  Since September 2004, Ms. Iorio has been Treasurer, board of directors (volunteer) for the Vancouver Community Network, a not-for-profit organization focused on providing low-cost access to the internet to communities in Vancouver.  Ms. Iorio is a Chartered Accountant in British Columbia, Canada and a Certified Public Accountant in the state of Illinois.  She also holds a Bachelor of Commerce in International Business with a focus in Accounting from the University of British Columbia.

Boris Wertz was appointed as a director effective March 14, 2008.  Dr. Wertz was also appointed to serve as Chair of the Governance Committee of the board.  Dr. Wertz has an established career of strategic management and operational experience in the area of consumer internet use.  From February 2008 to the present, he has served as CEO of Nexopia, the most popular social networking utility for Canadian youth.  From November 2007 to the present, he has served as CEO of W Media Ventures, a Vancouver-based venture capital firm that focuses on consumer internet investments. From 2002 to 2007, Dr. Wertz was the Chief Operating Officer of AbeBooks.com, the world's largest online marketplace for books, which was recently sold to Amazon.com.  He also served as a Director of AbeBooks.com from November 2003 to November 2008.  He currently serves on the Board of Directors for Yapta Inc., Suite 101, Inc., Indochino.com, TeamPages, Techvibes Media Inc. and Nexopia.com.  Dr. Wertz completed his Ph. D. as well as his graduate studies at the Graduate School of Management (WHU), Koblenz, majoring in Business Economics and Business Management. He has an in-depth knowledge of the Company’s business, strategy and management team, all of which qualify him to be a director.

FAMILY RELATIONSHIPS

There are no family relationships among our directors and executive officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

EXECUTIVE COMPENSATION

The following table summarizes all compensation for the 2008 and 2009 fiscal years received by our Chief Executive Officer and our two most highly compensated executive officers who earned more than $100,000.  All annual totals have been converted from Canadian dollars to U.S. dollars at the average 2009 foreign exchange rate of 0.8760 and a 2008 foreign exchange rate of 0.9371.  The 2008 amounts have been updated to reflect the 2008 restated amounts.

Summary Compensation Table
Name and principal position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan ($)	Non-qualified Deferred Compen- sation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Cameron Pan Former Chief Financial Officer Aug 2000 – Feb 2002, July 2002 – Jan 31, 2008	2009 2008	None 206,487	None None	None None	None None	None None	None None	None 35,750	None 242,237
C. Geoffrey Hampson Chief Executive Officer, Chairman of the Board June 1, 2007 – present; Principal Financial Officer, Principal Accounting Officer Jan 31 2008 – present (1)	2009 2008	112,232 285,320	None None	None None	568,906 515,255	None None	None None	None None	681,138 800,575
Mark Melville, Chief Corporate Development Officer Jan 1, 2008 to Present; President Feb 4, 2009 to Present (2)	2009 2008	220,549 230,276	87,601 281,130	None None	439,511 398,023	None None	None None	None 35,844	747,661 945,273
Jonathan Ehrlich, Chief Operating Officer and President Oct 2007 – Jan 31, 2009 (3)	2009 2008	282,052 258,612	17,520 None	None None	135,359 615,871	None None	None None	45,553 49,198	480,484 923,681

 (1)           Mr. Hampson did not receive any compensation for services as a director of the Company.  We valued Mr. Hampson’s options using the Black Scholes option pricing model using the following assumptions: no dividend yield; expected volatility rate of 118.02%; a risk free interest rate of 3.97% and an expected life of 3.375 years resulting in a value of $1.61 per option granted.

(2)           We valued Mr. Melville’s options using the Black Scholes option pricing model using the following assumptions: no dividend yield; expected volatility rate of 75.66%; risk free interest rate of 3.07% and an expected life of 3.375 years resulting in a value of $1.26 per option granted.

(3)           We valued Mr. Ehrlich’s options using the Black Scholes option pricing model using the following assumptions: no dividend yield; expected volatility rate of 118.02%; risk free interest rate of 4.05% and an expected life of 3.375 years resulting in a value of $1.45 per option granted.

There are no plans that provide for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.

Other than as discussed below in “Employment Agreements,” there are no contracts, agreements, plans or arrangements, written or unwritten, that provide for payment to a named executive officer at, following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of our company or a change in the named executive officer's responsibilities following a change in control.

On January 31, 2008, Cameron Pan resigned as our Chief Financial Officer and employee.  Pursuant to the terms and conditions of an employment severance agreement dated January 17, 2008 between us and Mr. Pan, we agreed to pay Mr. Pan on February 1, 2008 CDN$248,000 represented by CDN$158,400 of severance allowance, CDN$79,200 of accrued bonus and CDN$10,400 for other benefits, less any and all applicable government withholdings and deductions.  Furthermore, pursuant to the severance agreement, for a period starting on February 1, 2008 until April 30, 2008, we agreed to retain Mr. Pan as a consultant for a daily fee of CDN$750 or at an hourly rate of CDN$120, to assist in the day to day operations of Live Current and the transition of duties from Mr. Pan to others designated by Live Current.

On February 4, 2009, Jonathan Ehrlich resigned as our President and Chief Operating Officer, effective January 31, 2009.  Pursuant to the terms and conditions of an employment severance agreement dated February 4, 2009 between us and Mr. Ehrlich, the Company agreed to pay CDN$600,000 to Mr. Ehrlich, which consists of a severance allowance in the amount of CDN$298,000 and an accrued special bonus in the amount of CDN$250,000, less any and all applicable government withholdings and deductions, as well as other benefits in the amount of CDN$52,000.  The severance allowance and other benefits were to be paid over a period of 12 months.  The accrued special bonus had become due on October 1, 2008 and has been expensed in the fourth quarter of the 2008 fiscal year.  The other benefits were owing to Mr. Ehrlich before his resignation.  The payment of the net amount of the accrued special bonus was to be converted to equity and paid in restricted shares of the Company’s common stock over a period of 12 months.  The number of shares of common stock to be issued for each payment was to be computed using the closing price of the common stock on the 15th day of each month or, in the event that the 15th day is not a trading day, on the trading day immediately before the 15th day of the month.

On June 2, 2009 the employment severance agreement with Mr. Ehrlich was amended.  As a result of this amendment, we were permitted to pay the remaining severance amounts owed to Mr. Ehrlich over a period of 10 months rather than 5 months, Mr. Ehrlich agreed to defer until December 31, 2009 the payment of the accrued special bonus, as of September 1, 2009 we were relieved from the payment of certain expenses that we had agreed to make on Mr. Ehrlich’s behalf and from the obligation to pay relocation expenses to Mr. Ehrlich.

On November 13, 2009 we entered into a second amendment to the employment severance agreement with Mr. Ehrlich.  Pursuant to the second amendment, the severance allowance remaining to be paid and all additional benefits owed to Mr. Ehrlich as of November 16, 2009 in the gross amount of CDN$109,375 were paid in a lump sum payment less all applicable withholdings rather than over a period of 10 months.  Furthermore, Mr. Ehrlich agreed to waive all of the net monthly equity payments that we are obliged to pay him under the initial employment severance agreement and accepted CDN$20,000 cash, less all applicable withholdings, in lieu thereof.

On August 21, 2007, our Board of Directors adopted the Live Current Media Inc. 2007 Stock Incentive Plan (the “Plan”) and granted incentive stock options from the Plan to certain key personnel, as further described below.

EMPLOYMENT AGREEMENTS

C. Geoffrey Hampson, Chief Executive Officer, Principal Accounting Officer and Chairman

We entered into an employment agreement with C. Geoffrey Hampson on May 31, 2007.  Pursuant to the employment agreement, Mr. Hampson is to serve as our Chief Executive Officer for a term of five years effective June 1, 2007 and subject to certain termination rights on the part of Live Current and Mr. Hampson.  The employment agreement provides that Mr. Hampson will receive an annual base salary of CDN$300,000, subject to annual review as well as a bonus of up to 60% of base salary as determined by the board of directors.  The employment agreement also entitles him to participate in the health, dental and other benefits or policies available to personnel with commensurate duties.  In connection with the employment agreement, on September 11, 2007 we granted to Mr. Hampson a stock option to purchase up to 1,000,000 shares of our common stock at an exercise price of $2.50 per share.  The option to purchase shares of our common stock vests over the term of the employment agreement as follows: (i) 333,333 shares were exercisable on September 11, 2008 and (ii) thereafter the right to purchase 83,333 shares vests after each successive three-month period until the entire option has vested.  Unless earlier terminated, the option will expire on September 11, 2012.  The stock option was granted pursuant to our 2007 Stock Incentive Plan.  As part of the reduction in the exercise price of all options granted from the 2007 Stock Incentive Plan, the exercise price of the option granted to Mr. Hampson was reduced to $0.65 on March 25, 2009.

On June 1, 2007, the Board of Directors appointed Mr. Hampson as a director and Chairman of the Board.

On November 10, 2009 we entered into an amendment (the “Amendment”) with Mr. Hampson to the employment agreement.  The Amendment has an effective date of October 1, 2009.

Pursuant to the Amendment, Mr. Hampson’s annual salary has been reduced from CDN$300,000 to CDN$120,000 as of February 1, 2009.  The portion of Mr. Hampson’s salary that was deferred during the period beginning on February 1, 2009 and ending on September 30, 2009 in the amount of CDN$80,000, less any amounts as are required by law to be withheld, was to be converted to equity and paid in restricted shares of our common stock.  The number of shares of common stock to be issued was to be computed using the closing price of the common stock on December 1, 2009.

The Amendment added the following language to the definition of “change of control of the company”: (a) if the incumbent Board of Directors (the “Incumbent Board”) ceases to constitute a majority of the Company’s Board of Directors for any reason(s) other than (i) the voluntary resignation of one or more Board members; (ii) the refusal by one or more Board members to stand for election to the Board; and/or (iii) the removal of one or more Board members for good cause; provided, however, (1) that if the nomination or election of any new director of the Company was approved by a vote of at least a majority of the Incumbent Board, such new director shall be deemed a member of the Incumbent Board; and (2) that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office (A) as a result of either an actual or threatened director election contest wherein a person or group of persons opposed a solicitation made by the Company with respect to the election or removal of directors at any annual or special meeting of the Company’s shareholders, or (B) as a result of a solicitation of proxies or consents by or on behalf of any person other than the Company or its designated representatives (a “Proxy Contest”), or (C) as a result of any agreement intended to avoid or settle any director election contest or Proxy Contest; (b) any cancellation or nonrenewal of the Company’s directors and officers insurance coverage without the approval of the Executive or the majority of the Incumbent Board; or (c) as a result of a successful tender offer.

The Amendment also includes a provision that allows any bonus paid to Mr. Hampson to be paid in common stock, in cash or in a combination of cash and common stock.  The entitlement to, amount and form of bonus remuneration must be determined and approved by the board of directors in its sole discretion.

On December 28, 2009 we entered into a second amendment to Mr. Hampson’s employment agreement.  Pursuant to the second amendment, the salary that had been deferred was, instead, reduced by CDN$8,000 and the balance was paid in cash to Mr. Hampson.

Jonathan Ehrlich, former Chief Operating Officer and President

We entered into an employment agreement with Jonathan Ehrlich on September 11, 2007.  Pursuant to the employment agreement, Mr. Ehrlich was to serve as the Chief Operating Officer and President of Live Current for a term of five years effective October 1, 2007, subject to certain early termination rights on the part of Live Current and Mr. Ehrlich.  The employment agreement provided that Mr. Ehrlich was to receive an annual base salary of CDN$275,000, subject to annual review by the Chief Executive Officer and the board of directors as well as a bonus of up to 50% of his base salary, to be determined by the board of directors in its sole discretion.  He also was paid a signing bonus of CDN$200,000 upon his start date and was to be paid two special bonuses of CDN$250,000 each on each of October 1, 2009 and October 1, 2010 unless earlier terminated.  The employment agreement also entitled Mr. Ehrlich to participate in the health and dental and other benefits or policies available to personnel with commensurate duties.  In connection with the employment agreement, on September 8, 2007, Live Current granted a stock option to Mr. Ehrlich to purchase up to 1,500,000 shares of common stock at an exercise price of $2.04 per share.  The option was to vest over the term of the employment agreement as follows: (i) 500,000 shares were exercisable on October 1, 2008 and (ii) the right to purchase 125,000 shares vested on the last day of each successive three-month period thereafter until the entire option vested.  Unless earlier terminated, the option would expire on October 1, 2012.  The stock option was granted pursuant to our 2007 Stock Incentive Plan.  Mr. Ehrlich resigned as our Chief Operating Officer and President on February 4, 2009.

Mark Melville, Chief Corporate Development Officer

We entered into an employment agreement with Mark Melville on November 9, 2007.  Pursuant to the employment agreement, Mr. Melville serves as our Chief Corporate Development Officer for a term of five years effective January 1, 2008, subject to certain early termination rights on the part of Live Current and Mr. Melville.  The employment agreement provides that Mr. Melville will receive an annual base salary of CDN$250,000, beginning January 1, 2008, subject to annual review by the Chief Executive Officer and the board of directors, as well as a bonus of up to 50% of his base salary, to be determined by the board of directors in its sole discretion.  He also was paid a signing bonus of CDN$300,000 on his start date and is to be paid two special bonuses of CDN$100,000 each on each of January 1, 2009 and January 1, 2010.  We have not yet paid the bonus that was due on January 1, 2009.  The employment agreement also entitles Mr. Melville to participate in the health and dental and other benefits or policies available to personnel with commensurate duties.  In connection with the employment agreement, on January 1, 2008, we granted a stock option to Mr. Melville to purchase up to 1,000,000 shares of our common stock at an exercise price of $2.05 per share.  The option vests over the term of the employment agreement as follows: (i) the right to purchase 333,333 shares vested on January 1, 2009 and (ii) the right to purchase an additional 83,333 shares vests on the last day of each successive three month period thereafter, until the entire option has vested.  Unless earlier terminated, the option will expire on January 1, 2013.  The stock option was granted pursuant to our 2007 Stock Incentive Plan.  On February 4, 2009, Mr. Melville assumed the duties of the office of President.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009

The following table sets forth certain information concerning unexercised stock options for each named executive officer above.  There were no stock awards outstanding as of end of fiscal year 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS								STOCK AWARDS
Name	Number of securities underlying unexercised options (#) Exercisable		Number of securities underlying unexercised options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

C. Geoffrey Hampson	750,000	(2)	250,000	(2)		$0.65	09/11/2012
Jonathan Ehrlich	--	(3)	--	(3)		$0.65	N/A
Mark Melville	583,333	(4)	416,667	(4)		$0.65	01/01/2013

(1)
On March 25, 2009, the Board of Directors approved a reduction of the exercise price of stock option grants made prior to this date.  As a result, all grants issued prior to March 25, 2009 currently have an exercise price of $0.65.

(2)
The option became exercisable as to 333,333 shares on September 11, 2008 and an additional 83,333 shares on the last day of each successive three-month period thereafter, until all such shares have vested.

(3)	The option was terminated upon Mr. Ehrlich’s resignation on February 4, 2009.

(4)
The option will become exercisable as to 333,333 shares on January 1, 2009 and an additional 83,333 shares on the last day of each successive three-month period thereafter, until all such shares have vested.

DIRECTOR COMPENSATION

On March 14, 2008, we granted to Dr. Boris Wertz a stock option to purchase up to 100,000 shares of our common stock at the exercise price of $2.49 per share.  The term of the option is 5 years.  The option is subject to vesting as follows: (i) the right to purchase 33,333 shares vests on the first anniversary of the stock option agreement and (ii) thereafter the right to purchase 8,333 shares vests after each successive three-month period.  The stock option was granted under our 2007 Stock Incentive Plan.  As part of the reduction in the exercise price of all options granted from the 2007 Stock Incentive Plan, the exercise price of the option granted to Mr. Wertz was reduced to $0.65 on March 25, 2009.  The Company valued these options using the Black Scholes option price model using the following assumptions: no dividend yield; expected volatility rate of 73.39%; risk free interest rate of 1.65% and an expected life of 3.375 years resulting in a value of $1.40 per option.

The following chart reflects all compensation awarded to, earned by or paid to the directors below for the fiscal year ended December 31, 2009.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

James P. Taylor (2)	--	--	$56,890	--	--	$	$56,890

Mark Benham (3)	--	--	$55,821	--	--	$	$55,821

Boris Wertz (4)	--	--	$49,079	--	--	$	$49,079

(1)
On March 25, 2009, the Board of Directors approved a reduction of the exercise price of stock option grants made prior to this date. As a result, all grants issued prior to March 25, 2009 currently have an exercise price of $0.65.

(2)	The aggregate number of stock awards and option awards issued to Mr. Taylor and outstanding as of December 31, 2009 is 0 and 100,000, respectively.

(3)	The aggregate number of stock awards and option awards granted to Mr. Benham and outstanding as of December 31, 2009 is 0 and 100,000 respectively.

(4)	The aggregate number of stock awards and option awards granted to Dr. Wertz and outstanding as of December 31, 2009 is 0 and 100,000 respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

The following describes all transactions since January 1, 2007 and all proposed transactions in which we are, or we will be, a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

On June 11, 2007, our board of directors issued 1,000,000 shares of common stock and warrants to purchase up to 1,000,000 additional shares of restricted common stock at the price of $1.25 effective until June 10, 2009 to Hampson Equities Ltd., a company owned and controlled by C. Geoffrey Hampson, our Chief Executive Officer, pursuant to a subscription agreement dated June 1, 2007.  The amount of the subscription was $1,000,000.

On September 24, 2007 we closed a $5,100,000 private placement financing in which Mr. Hampson invested $110,000.  Mr. Hampson received 55,000 restricted shares of our common stock.

On November 19, 2008, we closed a private placement financing in which Mr. Hampson invested $126,750.  Mr. Hampson received 195,000 restricted shares of common stock, two-year warrants to purchase 97,500 common shares at an exercise price of $0.78, and three-year warrants to purchase 97,500 common shares at an exercise price of $0.91.

On March 1, 2009, a company controlled by C. Geoffrey Hampson, our Chief Executive Officer and a director, began paying us $6,000 a month for IT, administrative, and marketing support.  Effective January 1, 2010, we no longer provided marketing support and therefore the arrangement was modified to $3,500 per month.  This arrangement allows us to share our resources while earning revenues for support services.

On March 25, 2009, our Board of Directors reduced the exercise price of all outstanding stock options granted pursuant to the Live Current Media Inc. 2007 Stock Incentive Plan to $0.65.  These options are held by our officers, directors, employees, consultants and agents.  The original exercise prices ranged from a high of $3.30 to a low of $0.65.  As a result of this reduction, the exercise price of the outstanding stock option granted to Mr. Hampson was reduced from $2.50 per share and the exercise price of the outstanding stock options granted to Mr. Melville were reduced from $2.06 per share.  No other terms or conditions of the stock option grants were modified.

Certain of our current officers and directors have employment agreements with us and we entered into employment severance agreements with certain of our former officers.  See the section of this prospectus titled “Executive Compensation” for a discussion of these agreements.

Director Independence

We currently have three directors, Mr. Mark Benham, Mr. James P. Taylor, and Dr. Boris Wertz, who are independent directors as that term is defined under the rules of the NASDAQ Capital Market.  Mr. Benham serves as the chairman of the Compensation Committee and as a director of the Audit Committee.  Mr. Taylor serves as the chairman of the Audit Committee.  Dr. Wertz serves as the chairman of the Nominating and Governance Committee.  Both Mr. Benham and Mr. Taylor meet the independence requirements for Audit Committee members.

SELLING STOCKHOLDERS

We are registering shares of common stock owned by the selling stockholders and shares of common stock that may be acquired by them upon exercise of warrants they own.  The common stock and warrants were acquired in a private placement which closed on November 19, 2008.  The private placement was conducted under Regulation D of the Securities Act with a limited number of accredited investors.  A more complete description of this offering is included at the section of this prospectus titled “Prospectus Summary” at page 5.

With the exception of Geoffrey Hampson, our Chief Executive Officer, Chief Financial Officer, and a director, Mark Melville, our President and Chief Corporate Development Officer and Jonathan Ehrlich, our former President, no selling stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates other than as a result of the ownership of our securities.

The following table also provides certain information with respect to the selling stockholders’ ownership of our securities as of May 19, 2010, the total number of securities they may sell under this prospectus from time to time, and the number of securities they will own thereafter assuming no other acquisitions or dispositions of our securities.  The selling stockholders can offer all, some or none of their securities, thus we have no way of determining the number they will hold after this offering.  Therefore, we have prepared the table below on the assumption that the selling stockholders will sell all shares covered by this prospectus.

Some of the selling stockholders may distribute their shares, from time to time, to their limited and/or general partners or managers, who may sell shares pursuant to this prospectus.  Each selling stockholder may also transfer shares owned by him or her by gift, and upon any such transfer the donee would have the same right of sale as the selling stockholder.

We may amend or supplement this prospectus from time to time to update the disclosure set forth herein, however, if a selling stockholder transfers his or her interest in the common stock or the common stock purchase warrants prior to the effective date of the registration statement of which this prospectus is a part, we will be required to file a post-effective amendment to the registration statement to provide the information concerning the transferee.  Alternatively, if a selling stockholder transfers his or her interest in the common stock or the common stock purchase warrants after the effective date of the registration statement of which this prospectus is a part, we may use a supplement to update this prospectus.  With the exception of Mr. Scott Lamacraft, who is an affiliate of a broker-dealer, none of the selling stockholders are or were affiliated with registered broker-dealers.  Mr. Lamacraft purchased the securities in the ordinary course of business and at the time of the purchase he had no arrangements or understandings, directly or indirectly, with any person to distribute the securities.  See our discussion titled “Plan of Distribution” for further information regarding the selling stockholders’ method of distribution of these shares.

Selling Stockholder	Shares held before the Offering	Shares being Offered	Shares held after the Offering	Percentage Owned after the Offering(1)

Ehrlich Real Estate Advisors(2)(12)	187,845	153,845	34,000	*

Mark Ernst(3)(14)	307,692	307,692	0	0

Rick Meslin(3)	307,692	307,692	0	0

Carl H. Jackson and Jodi Sansone(4)	1,374,545	553,845	820,700	3.42%

Scott E. Lamacraft(5)	1,008,129	719,229	288,900	1.20%

Jonathan Ehrlich(6)	306,621	76,921	229,700	1.00%

Mark Melville(7)	941,025	107,692	833,333	3.47%

Penson Financial Services Canada Inc. ITF Michael Bernstein A/C 6YA413F(8)	157,000	157,000	0	0

Mark L. Casey(9)	576,921	326,921	250,000	1.04%

Mark L. Casey and Carrie G. Casey, TR, UA 08-19-2008 The Casey Family Trust(10)	(15)	(15)	(15)	(15)

Geoffrey Hampson(11)	3,093,717	1,390,000	1,703,717	7.09%

Benham Trust(2)(13)	153,845	153,845	0	0

TOTAL	8,415,032	4,254,682	4,160,350	16.97%

* Indicates less than 1%.

(1) Based on 24,026,180 shares outstanding on May 19, 2010.

(2) The number of shares being offered includes 76,923 shares of common stock, 38,461 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.78 per share and 38,461 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.91 per share.

(3) The number of shares being offered includes 153,846 shares of common stock, 76,923 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.78 per share and 76,923 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.91 per share.

(4) The number of shares being offered includes 276,923 shares of common stock, 138,461 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.78 per share and 138,461 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.91 per share.

(5) The number of shares being offered includes 359,615 shares of common stock, 179,807 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.78 per share and 179,807 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.91 per share.

(6) The number of shares being offered includes 38,461 shares of common stock, 19,230 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.78 per share and 19,230 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.91 per share.

(7) Please refer to the beneficial ownership table on page 72 of this prospectus for a description of Mr. Melville’s beneficial ownership of our securities.  The number of shares being offered includes 53,846 shares of common stock, 26,923 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.78 per share and 26,923 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.91 per share.

(8) The number of shares being offered includes 78,500 shares of common stock, 39,250 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.78 per share and 39,250 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.91 per share. The person having voting and investment control over the securities owned by Penson Financial Services Canada Inc. is Michael Bernstein.

(9) Mr. Casey directly owns 163,460 shares of common stock, which includes 81,730 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.78 per share and 81,730 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.91 per share.  Also included in the total shares owned by Mr. Casey are 413,461 shares of common stock owned by the Casey Family Trust, which is also a selling shareholder in this offering.  Mr. Casey is both a trustee and a beneficiary of the Casey Family Trust and as such is both the legal and the beneficial owner of the common stock owned by the Casey Family Trust.

(10) The persons having voting and investment control over the securities owned by the Casey Family Trust are Mark L. Casey and Carrie G. Casey.

(11) Please refer to the beneficial ownership table on page 72 of this prospectus for a description of Mr. Hampson’s beneficial ownership of our securities.  The number of shares being offered includes 1,195,000 shares of common stock, 97,500 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.78 per share and 97,500 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.91 per share.

(12) The person having voting and investment control over the securities owned by Ehrlich Real Estate Advisors is Tom Ehrlich.  Tom Ehrlich is the brother of our former Chief Operating Officer and President, Jonathan Ehrlich.  Jonathan Ehrlich has no interest in Ehrlich Real Estate Advisors.

(13) The person having voting and investment control over the securities owned by the Benham Trust is Derek Benham.  Derek Benham is the brother of our director, Mark Benham.

(14) This information has been taken from the records of our stock transfer agent and has not been independently verified by Mr. Ernst.

(15) Shares held by the Casey Family Trust are included in the number of shares held by Mark L. Casey.  See footnote 9.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling stockholders.  Sales of shares may be made by selling stockholders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents.  Sales may be made from time to time on the OTC Bulletin Board or any exchange upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices.  The shares may be sold by one or more of, or a combination of, the following:

•
a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

•	purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	through options, swaps or derivatives;

•	in privately negotiated transactions;

•	in making short sales or in transactions to cover short sales;

•	put or call option transactions relating to the shares; and

•	any other method permitted under applicable law.

The selling stockholders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals.  These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).  The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions.  In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling stockholders.  The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions.  The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

The selling stockholders and any broker-dealers that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act.  We have agreed to indemnify each of the selling stockholders and each selling stockholder has agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.  We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

Upon being notified by a selling stockholder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of each such selling stockholder and of the participating broker-dealer(s);

•	the number of shares involved;

•	the initial price at which the shares were sold;

•	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transactions.

In addition, if required under applicable law or the rules or regulations of the Commission, we will file a supplement to this prospectus when a selling stockholder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.

We are paying all expenses and fees in connection with the registration of the shares.  The selling stockholders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners (more than 5%)

The following table sets forth certain information, as of May 19, 2010, with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of our common stock, (2) each of our directors, (3) each named executive officer, and (4) all of our directors and executive officers as a group.

Beneficial ownership of the common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a person exercises sole or shared voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of May 19, 2010.  Except as otherwise indicated, and subject to applicable community property laws, we believe that the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them.  Applicable percentage ownership in the following table is based on 24,026,180 shares of common stock outstanding as of May 19, 2010 plus, for each individual, any securities that individual has the right to acquire within 60 days of May 19, 2010.

Title of Class	Name and Address (1)	Shares Beneficially Owned (2)	Percentage of Class
	Beneficial Owners of More than 5%:
Common Stock	Carl H. Jackson and Jodi Sansone (3) 22 Clinton Avenue Westport, CT 06880	1,374,545	5.66%
Common Stock	Odyssey Value Advisors, LLC (4) 601 Montgomery Street, Suite 1112 San Francisco, CA 94111	1,335,520	5.56%
	Current Directors and Named Executive Officers:
Common Stock	C. Geoffrey Hampson, Chief Executive Officer, Principal Financial Officer, Director (5)	3,093,717	12.31%
Common Stock	Mark Melville, President, Chief Corporate Development Officer (6)	941,025	3.78%
Common Stock	Jonathan Ehrlich, former Chief Operations Officer, former President (7)	306,621	1.27%
Common Stock	Mark Benham, Director (8)	116,667	0.48%*
Common Stock	James P. Taylor, Director (9)	101,667	0.42%*
Common Stock	Boris Wertz, Director (10)	75,000	0.31%*
	All Directors and Executive Officers as a group (6 persons)	4,634,697	18.57%

* Less than 1%.

(1) Unless otherwise indicated, the address of the beneficial owner is c/o Live Current Media Inc., 375 Water Street, Suite 645, Vancouver, BC, V6B5C6, Canada.

(2) The information included in this table regarding shareholders who are not affiliated with the Company has been derived from the records of our stock transfer agent and public filings.

(3) Includes a warrant to purchase 138,461 shares of our common stock with an exercise price of $0.78 effective November 19, 2008, exercisable at any time, and expiring November 19, 2010 and a warrant to purchase 138,461 shares of our common stock with an exercise price of $0.91 effective November 19, 2008, exercisable at any time, and expiring November 19, 2011.  Both these warrants were issued as part of our private placement on November 19, 2008.

(4) The person having voting and investment control over the securities owned by Odyssey Value Advisors, LLC is William Vlahos.

(5) Includes 1,982,050 shares of common stock, and an option to purchase 916,667 shares of our common stock granted on September 11, 2007 pursuant to an employment agreement that will have vested within 60 days of May 19, 2010.  This does not include an option to purchase 83,333 shares of our common stock under the same grant, as Mr. Hampson will not have the right to acquire shares pursuant to this option until September 11, 2010.  Mr. Hampson’s holdings also include a warrant to purchase 97,500 shares of our common stock with an exercise price of $0.78 effective November 19, 2008, exercisable at any time, and expiring November 19, 2010 and a warrant to purchase 97,500 shares of our common stock with an exercise price of $0.91 effective November 19, 2008, exercisable at any time, and expiring November 19, 2011.  Both these warrants were issued as part of our private placement on November 19, 2008.

(6) Includes 53,846 shares of common stock, and an option to purchase 833,333 shares of our common stock granted on January 1, 2008 pursuant to an employment agreement that will have vested within 60 days of May 19, 2010.  This does not include an option to purchase 166,667 shares of our common stock under the same grant, as Mr. Melville will not have the right to acquire shares pursuant to this option until October 1, 2010.  Also includes a warrant to purchase 26,923 shares of our common stock with an exercise price of $0.78 effective November 19, 2008, exercisable at any time, and expiring November 19, 2010 and a warrant to purchase 26,923 shares of our common stock with an exercise price of $0.91 effective November 19, 2008, exercisable at any time, and expiring November 19, 2011.  Both these warrants were issued as part of our private placement on November 19, 2008.

(7) Includes 268,161 shares of common stock, a warrant to purchase 19,230 shares of our common stock with an exercise price of $0.78 effective November 19, 2008, exercisable at any time, and expiring November 19, 2010 and a warrant to purchase 19,230 shares of our common stock with an exercise price of $0.91 effective November 19, 2008, exercisable at any time, and expiring November 19, 2011.  Both these warrants were issued as part of our private placement on November 19, 2008.

(8) Includes 25,000 shares of common stock, an option to purchase 91,667 shares of our common stock granted on September 11, 2007 for services as a member of our Board of Directors that will have vested within 60 days of May 19, 2010.  This does not include an option to purchase 8,333 shares of our common stock under the same grant, as Mr. Benham will not have the right to acquire shares pursuant to this option until September 12, 2010.

(9) Includes 10,000 shares of common stock, an option to purchase 91,667 shares of our common stock granted on September 11, 2007 for services as a member of our Board of Directors that will have vested within 60 days of May 19, 2010.  This does not include an option to purchase 8,333 shares of our common stock under the same grant, as Mr. Taylor will not have the right to acquire shares pursuant to this option until September 12, 2010.

(10) Includes an option to purchase 75,000 shares of our common stock granted on March 14, 2008 for services as a member of our Board of Directors that will have vested within 60 days of May 19, 2010.  This does not include an option to purchase 25,000 shares of our common stock under the same grant, as Dr. Wertz will not have the right to acquire shares pursuant to this option until September 14, 2010.

CHANGE OF CONTROL

To our knowledge, there are no present arrangements or pledges of securities of our company that may result in a change in control.

DESCRIPTION OF SECURITIES

GENERAL

We are presently authorized under our Articles of Incorporation to issue 50,000,000 shares of common stock $.001 par value per share.  The following description of our capital stock is only a summary and is subject to and qualified by our Articles of Incorporation, as amended, copies of which will be provided by us upon request, and by the provisions of applicable corporate laws of the State of Nevada.

Article I, section 2 of our bylaws states in pertinent part, “Special meetings of the stockholders may be held at the office of the Company in the State Of Nevada, or elsewhere, whenever called by the President, or by the Board of Directors, or by vote of, or by an instrument in writing signed by the holders of 51% of the issued and outstanding capital stock of the Company.”  This provision could have an effect of delaying, deferring or preventing a change in control because ownership of our common stock is widely disbursed.  The costs to an individual stockholder or to a group of stockholders wishing to call a special meeting of stockholders to, for example, remove the board, may be prohibitive or it may not be possible to obtain the approval of at least 51% of the outstanding shares to call the meeting.

COMMON STOCK

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.  The presence, in person or by proxy, of holders of 51% of the common stock is necessary to constitute a quorum at any meeting of our stockholders.  An affirmative vote of a majority in interest is required for the election of directors.  We may pay dividends at such time and to the extent declared by the board of directors in accordance with Nevada corporate law.  Our common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.  All outstanding shares of common stock are fully paid and non-assessable.  To the extent that additional shares of common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

WARRANTS

We are registering 1,627,338 shares of common stock underlying warrants issued to the investors in the private offering we closed on November 19, 2008.  Warrants with an exercise price of $0.78 per share and conveying the right to purchase a total of 813,669 shares of common stock have a term of 2 years from the date of issuance.  Warrants with an exercise price of $0.91 per share and converying the right to purchase a total of 813,669 shares of common stock have a term of 3 years from the date of issuance.

To the extent there is no effective registration statement registering the resale of the shares underlying the warrants, the warrant holders may, at their option, elect to exercise the warrants on a cashless basis, by canceling a portion of the warrants in payment of the purchase price payable in respect of the number of warrant shares purchased upon such exercise.  In the event of a cashless exercise, the number of warrant shares issued to the holder shall be determined according to the following formula:

X = Y(A-B)
            A

Where:	X =	the number of warrant shares that are to be issued to the holder;

Y =
the number of warrant shares for which the warrant is being exercised (which includes both the number of warrant shares issued to the holder and the number of warrant shares subject to the portion of the warrant being cancelled in payment of the purchase price);

A =	the fair market value of one share of common stock; and

B =	the purchase price then in effect.

The warrants have standard provisions for adjustment in the event of a stock split, reverse stock split, stock dividend or reclassification.  In the event we reorganize our capital, reclassify our capital stock, consolidate or merge with or into another corporation, or sell, transfer or otherwise dispose of our property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property are to be received by or distributed to the holders of our common stock, then the holder shall have the right to receive, at the option of the holder, (a) upon exercise of the warrant, the number of shares of common stock of the successor or acquiring corporation and other property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets or (b) cash equal to the value of this warrant as determined in accordance with the Black Scholes option pricing formula.  In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation must expressly assume the performance of the warrants, subject to such modifications as may be deemed appropriate by resolution of our board of directors.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides the following with respect to liability:

“No director or officer of the corporation shall be personally liable to the corporation of any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.  Any repeal or modification of this Article of the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of officer of the Corporation for acts or omissions prior to such repeal or modification.”

Section 78.7502 of the Nevada Revised Statutes provides that we may indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding brought by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity. The expenses that are subject to this indemnity include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified party in connection with the action, suit or proceeding. In order for us to provide this statutory indemnity, the indemnified party must not be liable under Nevada Revised Statutes section 78.138 or must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to a criminal action or proceeding, the indemnified party must have had no reasonable cause to believe his conduct was unlawful.

Section 78.7502 also provides that we may indemnify any person who was or is a party, or is threatened to be made a party, to any action or suit brought by or on behalf of the corporation by reason of the fact that he is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity against expenses actually or reasonably incurred by him in connection with the defense or settlement of such action or suit if he is not liable under Nevada Revised Statutes section 78.138 of if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. We may not indemnify a person if the person is adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity.

Section 78.7502 requires us to indemnify our directors or officers against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with his defense, if he has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter.

These indemnification provisions may be sufficiently broad to permit indemnification of the Company’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock Computershare Trust Company.  Computershare’s address is 350 Indiana Street, Suite 800, Golden, Colorado, 80401.

INTERESTS OF NAMED EXPERTS AND COUNSEL

We did not hire any expert or counsel on a contingent basis who will receive a direct or indirect interest in the Company or who was a promoter, underwriter, voting trustee, director, officer, or employee of the Company.  Richardson & Patel LLP, our legal counsel, has given an opinion regarding certain legal matters in connection with this offering of our securities.  Both Richardson & Patel LLP and its principals have accepted our common stock in exchange for services rendered to us in the past and, although they are under no obligation to do so, they may continue to accept our common stock for services rendered to us.  As of the date of this prospectus, Richardson & Patel LLP and its principals no longer own any shares of our common stock.

EXPERTS

The financial statements included in this prospectus have been audited by Davidson & Company, LLP, independent certified public accountants, and Ernst & Young, LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus.  This prospectus does not contain all of the information included in the registration statement.  For further information pertaining to us and our common stock, you should refer to the registration statement and its exhibits.  Statements contained in this prospectus concerning any of our contracts, agreements or other documents are not necessarily complete.  If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed.  Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  You can read our filings, including the registration statement, over the internet at the Security and Exchange Commission’s website at www.sec.gov.  You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facility at 100 F Street, N.E., Washington, D.C., 20549, on official business days during the hours of 10:00 a.m. to 3:00 p.m. Eastern time.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C., 20549.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facility.

LIVE CURRENT MEDIA INC.

CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2010

LIVE CURRENT MEDIA INC.
CONSOLIDATED BALANCE SHEETS
Expressed In U.S. Dollars
(Going Concern - See Note 1)

	March 31, 2010	December 31, 2009
ASSETS
Current
Cash and cash equivalents	$390,217	$413,700
Accounts receivable (net of allowance for doubtful accounts of $Nil)	187,575	600,390
Prepaid expenses and deposits	176,369	148,697
Inventory	28,179	28,714
Current portion of receivable from sales-type lease (Note 12)	-	23,423
Total current assets	782,340	1,214,924

Property & equipment (Note 8)	216,699	231,327
Website development costs (Note 9)	191,759	217,883
Intangible assets	963,133	963,133
Goodwill (Notes 5 and 7)	66,692	66,692
Total Assets	$2,220,623	$2,693,959

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current
Accounts payable and accrued liabilities	$963,254	$1,161,241
Deferred gains of amounts regarding Global Cricket Venture (Note 6)	-	500,000
Bonuses payable	196,880	158,466
Due to shareholders of Auctomatic (Note 7)	58,664	118,664
Convertible notes to shareholders of Auctomatic (Note 7)	429,500	429,500
Deferred revenue	52,676	43,240
Current portion of deferred lease inducements (Note 10)	20,138	20,138
Total current liabilities	1,721,112	2,431,249

Deferred income tax (Note 14)	125,207	125,207
Deferred lease inducements (Note 10)	30,207	35,241
Warrants (Note 11e)	94,398	250,710
Total Liabilities	1,970,924	2,842,407

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock (Note 11)
Authorized: 50,000,000 common shares, $0.001 par value
Issued and outstanding:
24,026,180 common shares (December 31, 2009 - 24,026,180)	15,335	15,335
Additional paid-in capital	16,918,874	16,595,072
Accumulated deficit	(16,703,130)	(16,787,208)
Total Live Current Media Inc. stockholders' equity (deficit)	231,079	(176,801)
Non-controlling interest	18,620	28,353
Total Stockholders' Equity (Deficit)	249,699	(148,448)
Total Liabilities and Stockholders' Equity	$2,220,623	$2,693,959

Commitments and Contingency (Notes 16 and 17)
Subsequent Events (Note 19)

See accompanying notes to consolidated financial statements

LIVE CURRENT MEDIA INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Expressed In U.S. Dollars

	Three Months Ended	Three Months Ended
	March 31, 2010	March 31, 2009
		(As Restated - See Note 2)
SALES
Health and beauty eCommerce	$873,959	$1,720,167
Domain name advertising	17,197	24,453
Miscellaneous and other income	17,078	7,762
Total Sales	908,234	1,752,382

COSTS OF SALES
Health and beauty eCommerce	630,846	1,386,619
Total Costs of Sales (excluding depreciation and amortization as shown below)	630,846	1,386,619

GROSS PROFIT	277,388	365,763

OPERATING EXPENSES
Amortization and depreciation	16,370	98,166
Amortization of website development costs (Note 9)	26,124	32,562
Corporate general and administrative	109,882	361,123
ECommerce general and administrative	76,661	80,220
Management fees and employee salaries	698,351	1,193,595
Corporate marketing	84	3,771
ECommerce marketing	79,799	111,422
Other expenses (Note 13)	-	264,904
Total Operating Expenses	1,007,271	2,145,763

NON-OPERATING INCOME (EXPENSES)
Gain on settlement of amounts due regarding Global Cricket Venture (Note 6)	250,000	250,000
Gain from sales and sales-type lease of domain names (Note 12)	600,000	617,933
Accretion interest expense (Note 7)	-	(40,000)
Interest expense	(10,594)	-
Interest and investment income	297	890
Foreign exchange gain (loss)	(35,475)	34,769
Total Non-Operating Income	804,228	863,592

CONSOLIDATED NET INCOME (LOSS)	74,345	(916,408)

ADD: NET (INCOME) LOSS ATTRIBUTABLE TO
NON-CONTROLLING INTEREST	9,733	-

NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS) FOR THE
PERIOD ATTRIBUTABLE TO LIVE CURRENT MEDIA INC.	$84,078	$(916,408)

INCOME (LOSS) PER SHARE - BASIC AND DILUTED
Basic Net Income (Loss) attributable to Live Current Media Inc. common stockholders	$0.00	$(0.04)
Weighted Average Number of Common Shares Outstanding - Basic	24,005,471	22,509,120

Diluted Net Income (Loss) attributable to Live Current Media Inc. common stockholders	$0.00	$(0.04)
Weighted Average Number of Common Shares Outstanding - Diluted	30,155,159	22,509,120

See accompanying notes to consolidated financial statements

LIVE CURRENT MEDIA INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
Expressed In U.S. Dollars

			Live Current Media Inc. Stockholders
	Common stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)	Non-Controlling Interest	Total Equity (Deficit)
	Number of Shares	Amount
Balance, December 31, 2008 (As Restated - See Note 2)	23,546,370	$14,855	$14,757,932	$(12,777,195)	$1,995,592	$-	$1,995,592
Stock-based compensation (Note 11d)	-	-	1,702,519	-	1,702,519	-	1,702,519
Issuance of 15,000 common shares to investor relations firm (Note 11b)	15,000	15	5,685	-	5,700	-	5,700
Extinguishment of accounts payable (Note 11b)	372,898	373	129,028	-	129,401	-	129,401
Issuance of 91,912 common shares per the merger agreement with Auctomatic (Note 7)	91,912	92	(92)	-	-	-	-
Net loss and comprehensive loss	-	-	-	(4,010,013)	(4,010,013)	28,353	(3,981,660)
Balance, December 31, 2009	24,026,180	15,335	16,595,072	(16,787,208)	(176,801)	28,353	(148,448)
Stock-based compensation (Note 11d)	-	-	323,802	-	323,802	-	323,802
Net income and comprehensive income	-	-	-	84,078	84,078	(9,733)	74,345
Balance, March 31, 2010	24,026,180	$15,335	$16,918,874	$(16,703,130)	$231,079	$18,620	$249,699

See accompanying notes to consolidated financial statements

LIVE CURRENT MEDIA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Expressed In U.S. Dollars

	Three Months Ended	Three Months Ended
	March 31, 2010	March 31, 2009
		(As Restated - See Note 2)
OPERATING ACTIVITIES
Net income (loss) for the period	$74,345	$(916,408)
Non-cash items included in net income (loss):
Gain on settlement of amounts due to Global Cricket Venture (Note 6)	(250,000)	(250,000)
Gain from sales and sales-type lease of domain names	(600,000)	(617,933)
Accretion interest expense	-	40,000
Stock-based compensation	323,802	610,343
Warrants	(156,312)	84,809
Issuance of common stock for services (Note 11b)	-	5,700
Amortization and depreciation	37,460	125,693
Change in operating assets and liabilities:
Accounts receivable	412,815	(6,453)
Prepaid expenses and deposits	(27,672)	17,398
Inventory	535	26,661
Accounts payable and accrued liabilities	(197,987)	(990,519)
Bonuses payable	38,414	8,919
Deferred revenue	9,436	(41,760)
Cash flows used in operating activities	(335,164)	(1,903,550)

INVESTING ACTIVITIES
Proceeds from sale of domain names	-	400,000
Commissions on sale of domain names	-	(41,870)
Proceeds from sales-type lease of domain names	393,423	313,423
Commissions on sales-type lease of domain names	(20,000)	-
Cash consideration for Auctomatic (Note 7)	(60,000)	-
Purchases of property & equipment	(3,963)	(2,704)
Proceeds on disposals of property & equipment	2,221	-
Website development costs (Note 9)	-	(25,231)
Cash flows from investing activities	311,681	643,618

Net decrease in cash and cash equivalents	(23,483)	(1,259,932)

Cash and cash equivalents, beginning of period	413,700	1,832,520
Cash and cash equivalents, end of period	$390,217	$572,588

See accompanying notes to consolidated financial statements

SUPPLEMENTAL INFORMATION
Cash paid during the period for:
Interest	$10,594	$-
Income taxes	$-	$-

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the three months ended March 31, 2010

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION

Nature of business
Live Current Media Inc. (the “Company” or “Live Current”) was incorporated under the laws of the State of Nevada on October 10, 1995 under the name “Troyden Corporation” and changed its name on August 21, 2000 from Troyden Corporation to “Communicate.com Inc.”.  On May 30, 2008, the Company changed its name from Communicate.com Inc. to Live Current Media Inc. after obtaining formal shareholder approval to do so at the Annual General Meeting in May 2008.

The Company’s principal operating subsidiary, Domain Holdings Inc. (“DHI”), was incorporated under the laws of British Columbia on July 4, 1994 under the name “IMEDIAT Digital Creations Inc.”.  On April 14, 1999, IMEDIAT Digital Creations, Inc. changed its name to “Communicate.com Inc.” and was redomiciled from British Columbia to the jurisdiction of Alberta.  On April 5, 2002, Communicate.com Inc. changed its name to Domain Holdings Inc.  DHI has 62,635,383 shares of common stock currently issued and outstanding.  61,478,225 shares, or approximately 98.2% of the outstanding shares, are held by Live Current.

Through DHI, the Company builds consumer Internet experiences around its portfolio of domain names.  DHI’s current business strategy is to develop, or to seek partners to develop, its domain names to include content, commerce and community applications.  During 2009 and the first quarter of 2010, DHI has been actively developing the Perfume.com website, providing eCommerce for fragrance and other health and beauty products.  DHI develops content and sells advertising services on other domains held for future development.  Before August 2009, the Company was also developing Cricket.com, a media-rich consumer sports experience.  On August 25, 2009, the Company sold the domain name and assigned to an unrelated third party all of the rights, title, and interest in and to the original Memorandum of Understanding (“MOU”) with the Indian Premier League (“IPL”).  Refer to Note 6.

DHI owns 100% of 0778229 B.C. Ltd. (“Importers”), Acadia Management Corp. (“Acadia”), and a dormant company, 612793 B.C. Ltd. (“612793”).  Acadia’s assets and liabilities were assigned to DHI in October 2008, and that company was dissolved and removed from the registrar of companies of British Columbia on January 21, 2009.

On March 13, 2008, the Company incorporated a wholly owned subsidiary in the state of Delaware, Communicate.com Delaware, Inc. (“Delaware”).  This subsidiary was incorporated in relation to the Auctomatic transaction. Refer to Note 7.  In April, 2010, the Company changed the name of Communicate.com Delaware Inc. to Perfume.com Inc.

On August 8, 2008, the Company also formed a wholly-owned subsidiary in Singapore, LCM Cricket Ventures Pte. Ltd. (“LCM Cricket Ventures”).  This company holds 50.05% of Global Cricket Venture Pte. Ltd. (“Global Cricket Venture” or “GCV”).

Basis of presentation
The consolidated financial statements are presented in United States dollars and are prepared in accordance with accounting principles generally accepted in the United States.

The accompanying unaudited condensed consolidated financial statements of Live Current Media Inc. have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim reporting including the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. These statements do not include all disclosures for annual audited financial statements required by accounting principles generally accepted in the United States of America (“U.S. GAAP”) and should be read in conjunction with the Company’s audited consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

The Company believes these consolidated financial statements reflect all adjustments (consisting only of normal, recurring adjustments) that are necessary for a fair presentation of the financial position and results of operations for the periods presented. Results of operations for the interim periods presented are not necessarily indicative of results to be expected for the year. Certain prior period amounts have been reclassified to conform to the current period presentation.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the three months ended March 31, 2010

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION (continued)

Going Concern
The consolidated financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize assets and discharge liabilities in the normal course of business for the foreseeable future. During the quarter ended March 31, 2010, the Company generated a consolidated net income of $74,345 (Q1 of 2009 – consolidated net loss of $916,408) and realized a negative cash flow from operating activities of $335,164 (Q1 of 2009 - $1,903,550).  At March 31, 2010, there is an accumulated deficit of $16,703,130 (December 31, 2009 - $16,787,208) and a working capital deficiency of $938,772 (December 31, 2009 - $1,216,325).

The Company's ability to continue as a going-concern is in substantial doubt as it is dependent on the continued financial support from its investors, the ability of the Company to obtain financing (whether through debt or equity), the ability of the Company to use its common stock to pay for liabilities as it has in certain instances in the past, and the attainment of profitable operations.   The outcome of these matters is dependant on factors outside of the Company’s control and cannot be predicted at this time.

These financial statements do not include any adjustments relating to the recoverability or classification of assets or the amounts or classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has established a plan to continue its current business operations and overcome its financial difficulties.  The Company expects to achieve an improved financial position and enhanced liquidity by establishing and carrying out a plan of recovery as discussed in Note 1 of the Company’s audited financial statements for the year ended December 31, 2009 as filed in the Company’s Annual Report on Form 10-K.

NOTE 2 – RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS

Correction of an error in comparative periods:

The Company determined that its original consolidated financial statements as at and for the three month period ended March 31, 2009, and as at and for the years ended December 31, 2008 and 2007 (the “Original Financial Statements”) contained errors.  These errors, which are described below, affected the financial position, results of operations and cash flows for the comparative period ended March 31, 2009.

A. Deferred income tax liability related to indefinite life intangible assets:

The Company’s intangible assets, comprised of its domain names, have book values in excess of their tax values.  The Original Financial Statements considered the taxable temporary differences associated with these indefinite life intangible assets in reducing the valuation allowance associated with its loss carryforwards.  This was an incorrect application of GAAP.  A deferred tax liability should have been recognized for these taxable temporary differences.  Correction of this error resulted in the recognition of a deferred tax liability of $206,370 as at March 31, 2009.  There was an immaterial effect to the consolidated statements of operations for the quarter ended March 31, 2009.

B. Non-Controlling Interest:

The Company determined that it should have recorded $66,692 of goodwill and an increase to non-controlling interest liability associated with the exchange of $3,000,000 of amounts due from a subsidiary for additional common stock in 2008.  See Note 5.  Prior to recognizing the non-controlling interest liabilities, the non-controlling interest’s share of subsidiary losses in 2008 and 2007 was limited to the non-controlling interest liability.  There was no effect to the non-controlling interest at March 31, 2009 or for the three month period then ended.

C. Management Compensation:

The financial statements for the quarter ended March 31, 2009 had an overaccrual of $72,741 in bonuses payable and expensed during the quarter for two CDN$100,000 special bonuses to be paid on January 1, 2009 and January 1, 2010 to the Company’s current President and Chief Corporate Development Officer pursuant to his employment agreement. These special bonuses are not discretionary, but will only be paid if he remains employed as an officer of the Company on the dates payable.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the three months ended March 31, 2010

NOTE 2 – RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS (continued)

D. Estimated life of stock options:

The Company originally estimated the life of its stock options as equal to the vesting period for these options, 3 years.  The estimated life should have been 3.375 years, resulting in an increase of $155,500 to the Company’s stock-based compensation expense in the quarter ended March 31, 2009.

E. Other:

(i)	Expense accruals

The Company discovered an accrual and cutoff error in its recorded accounting fees, resulting in an underaccrual of accounts payable and accounting expense (included in Corporate General and Administrative expenses) of $83,271 in the quarter ended March 31, 2009.

(ii)	Gain on sale of domain name

The Company failed to record website development costs attributable to a domain name sold in 2008.  As a result, the gain on sale of domain names in the quarter ended March 31, 2009 was understated by $37,408 and was adjusted accordingly.

F. Classification of warrants issued in November 2008 private placement:

In November 2008, the Company raised $1,057,775 of cash by selling 1,627,344 units consisting of one share of the Company’s common stock and two warrants, each for the purchase of a half share of common stock.  The offering price was $0.65 per unit.  The estimated fair value of the warrants was presented as equity in the Original Financial Statements.  The warrants contained provisions which could require their redemption in cash in certain circumstances which may not all be within the Company’s control.  The fair value of the warrants therefore should have been recorded as a liability, with future changes to fair value reported as either income or expense in the period in which the change in fair value occurs.  At March 31, 2009, the fair value of the warrants was $242,704.  The Company recorded an increase to the liability of $84,809 at March 31, 2009 and the corresponding expense was recorded as an increase to corporate general and administrative expense.

G. Shares issued in connection with the merger with Auctomatic:

(i)	Valuation of shares issued as purchase consideration

The Auctomatic merger closed on May 22, 2008.  The original estimate of the fair value of the share purchase consideration attributable to the acquisition was based on the trading value of the shares around March 25, 2008.  However, the Merger Agreement had an adjustment provision regarding the number of shares to be issued, such that the shares should have been valued with reference to the May 22, 2008 closing date as opposed to the announcement date of March 25, 2008.  Using the average share price around the closing date, an additional $110,746 should have been recorded as additional paid-in capital and goodwill at March 31, 2009.

(ii)	Shares issued to Auctomatic founders

As part of the merger, the Company agreed to distribute 413,604 shares of its common stock payable on the first, second, and third anniversaries of the Closing Date (the “Distribution Date”) to the Auctomatic founders subject to their continuing employment with the Company or a subsidiary on each Distribution Date.  These shares, which were not accounted for in the Auctomatic purchase, were not properly accounted for as compensation to the Auctomatic founders for their continued employment with the Company.  The Company should have recorded $68,330 in related stock-based compensation expense during the quarter ended March 31, 2009.

H. Financial Statement Classification of Amounts Payable to the BCCI and IPL:

In order to provide clarity, the Company also classified separately on its consolidated balance sheets and consolidated statements of operations the $750,000 of amounts payable at March 31, 2009 to the Board of Control for Cricket in India (“BCCI”) and the DLF Indian Premier League (“IPL”).

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the three months ended March 31, 2010

NOTE 2 – RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS (continued)

I. Tax Impact:

Exclusive of Item A, none of the above adjustments gave rise to an increase or decrease in the Company’s tax position.

The effect of the adjustments by financial statement line item to the December 31, 2008 consolidated financial statements are disclosed in detail within the amended and restated consolidated financial statements for the year ended December 31, 2008, which are included in the Company’s Annual Report on Form 10-K as filed with the Securities & Exchange Commission on March 31, 2009, and subsequently amended on September 14, 2009 and on October 26, 2009.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies used in preparation of these consolidated financial statements:

Principles of consolidation
The consolidated financial statements include the accounts of the Company, its wholly owned subsidiary Delaware, its wholly-owned subsidiary LCM Cricket Ventures, its 98.2% interest in its subsidiary DHI, DHI’s wholly owned subsidiaries Importers and 612793, and LCM Cricket Ventures’ 50.05% interest in Global Cricket Venture (“GCV”).  All intercompany balances and transactions are eliminated on consolidation.

Use of estimates
The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of intangible assets, fair value measurement, related party transactions, stock based compensation, and determination and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and for the periods that the consolidated financial statements are prepared. Actual results could differ from these estimates.

Business combinations
On the acquisition of a subsidiary, the purchase method of accounting is used whereby the purchase consideration is allocated to the identifiable assets and liabilities on the basis of fair value at the date of acquisition.  The Company considers critical estimates involved in determining any amount of goodwill, and tests for impairment of such goodwill, as disclosed in its goodwill accounting policy below.

Foreign currency transactions
The consolidated financial statements are presented in United States dollars.  The functional currency of the Company is the United States dollar.  In accordance with ASC 830, Foreign Currency Matters, the foreign currency financial statements of the Company’s subsidiaries are translated into U.S. dollars.  Monetary assets and liabilities are translated using the foreign exchange rate that prevailed at the balance sheet date.  Revenue and expenses are translated at weighted average rates of exchange during the period and stockholders’ equity accounts and certain other historical cost balances are translated by using historical exchange rates.  There are no resulting exchange gains and losses that are required to be presented as cumulative foreign currency translation gains (losses) within other accumulated comprehensive income (loss).  There was no effect to comprehensive income (loss) related to the share conversion with DHI.

Transactions denominated in foreign currencies are remeasured at the exchange rate in effect on the respective transaction dates and gains and losses are reflected in the consolidated statements of operations.

Income (loss) per share
Basic income (loss) per share is computed by dividing income (loss) for the period by the weighted average number of common shares outstanding for the period.  Diluted income (loss) per share reflects the potential dilution of securities by including other potential common stock in the weighted average number of common shares outstanding for a period and is not presented where the effect is anti-dilutive.  The other potential common stock includes 2,845,000 options and 3,304,688 warrants as disclosed in Note 11.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the three months ended March 31, 2010

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Comprehensive income (loss)
Comprehensive income (loss) includes all changes in equity of the Company during a period except those resulting from investments by shareholders and distributions to shareholders.  Comprehensive income (loss) includes net income (loss) and other comprehensive income (loss) (“OCI”).  The major components included in OCI are cumulative translation adjustments arising on the translation of the financial statements of self-sustaining foreign operations and unrealized gains and losses on financial assets classified as available-for-sale. The Company has no self-sustaining foreign operations or unrealized gains or losses on financial assets classified as available-for-sale.

Revenue recognition
Revenues and associated costs of goods sold from the on-line sales of products, currently consisting primarily of fragrances and other beauty products, are recorded upon delivery of products and determination that collection is reasonably assured.  The Company records inventory as an asset for items in transit as title does not pass until received by the customer.  All associated shipping and handling costs are recorded as cost of goods sold upon delivery of products.

Web advertising revenue consists primarily of commissions earned from the referral of visitors from the Company’s websites to other parties.  The amount and collectability of these referral commissions is subject to uncertainty; accordingly, revenues are recognized when the amount can be determined and collectability can be reasonably assured.  In accordance with FASB Accounting Standards Codification (“ASC”) 605-45-45, Revenue Recognition - Principal Agent Considerations, the Company records web advertising revenues on a gross basis.

Gains from the sale of domain names, whose carrying values are recorded as intangible assets, consist primarily of funds earned for the transfer of rights to domain names that are currently in the Company’s control.  Revenues have been recognized when the sale agreement is signed, the price is fixed and agreed upon by all parties, and the collectability of the proceeds is reasonably assured.  In the three months ended March 31, 2010, there were no outright sales of domain names.  In the year ended December 31, 2009, there were eight sales of domain names.  Collectability of the amounts owing on these sales is reasonably assured and therefore accounted for as sales in the period the transactions occurred.

Gains from the sales-type leases of domain names, whose carrying values are recorded as intangible assets, consist primarily of funds earned over a period of time for the transfer of rights to domain names that are currently in the Company’s control.  When collectability of the proceeds on these transactions is reasonably assured, the gain on sale is accounted for as a sales-type lease in the period the transaction occurs.  In the year ended December 31, 2009, there were sales-type leases for three domain names where collectability of future payments owing on sale were not reasonably assured.  Therefore, the gains were recorded based only on the amounts that were reasonably assured.  One of these contracts was breached during the year, however there was no effect to the financial statements.  See also Note 12.

Cash and cash equivalents
The Company considers all highly liquid instruments, with original maturity dates of three months or less at the time of issuance, to be cash equivalents.

Accounts receivable and allowance for doubtful accounts
The Company’s accounts receivable balance consists primarily of amounts receivable on a sales-type lease of domain names, goods and services taxes (GST) receivable, advertising revenues receivable and support service revenues receivable.  Per the Company’s review of open accounts and collection history, the accounts receivable balances are reasonably considered to be collectible and therefore no allowance for doubtful accounts has been reflected at March 31, 2010 or the 2009 year end.

Inventory
Inventory is recorded at the lower of cost or market using the first-in first-out (FIFO) method.  The Company maintains little or no inventory of perfume which is shipped from the supplier directly to the customer.  The inventory on hand as at March 31, 2010 is recorded at cost of $28,179 (December 31, 2009 - $28,714) and represents inventory in transit from the supplier to the customer.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the three months ended March 31, 2010

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property & equipment
These assets are stated at cost. Minor additions and improvements are charged to operations, and major additions are capitalized. Upon retirement, sale or other disposition, the cost and accumulated depreciation are eliminated from the accounts, and a gain or loss is included in operations.

Amortization for equipment is computed using the declining balance method at the following annual rates:

Office Furniture and Equipment	20%
Computer Equipment	30%
Computer Software	100%

Amortization for leasehold improvements is based on a straight-line method calculated over the term of the lease.  Auction software was amortized straight line over the life of the asset and was written off at June 30, 2009.  Other additions are amortized on a half-year basis in the year of acquisition.

Website development costs
The Company has adopted the provisions of ASC 350-50-25, Website Development Costs, whereby costs incurred in the preliminary project phase are expensed as incurred; costs incurred in the application development phase are capitalized; and costs incurred in the post-implementation operating phase are expensed as incurred.  Website development costs are stated at cost less accumulated amortization and are amortized using the straight-line method over its estimated useful life.  Upgrades and enhancements are capitalized if they result in added functionality which enables the software to perform tasks it was previously incapable of performing.  See also Note 9.

Intangible assets
The Company has adopted the provisions of ASC 350, Intangibles – Goodwill and Other, which revises the accounting for purchased goodwill and intangible assets. Under ASC 350, intangible assets with indefinite lives are no longer amortized and are tested for impairment annually.  The determination of any impairment would include a comparison of estimated future operating cash flows anticipated during the remaining life with the net carrying value of the asset as well as a comparison of the fair value to book value of the Company.

The Company’s intangible assets, which consist of its portfolio of generic domain names, have been determined to have an indefinite life and as a result are not amortized.  Management has determined that there is no impairment of the carrying value of intangible assets at March 31, 2010.

Goodwill
Goodwill represents the excess of acquisition cost over the fair value of the net assets of acquired entities.  In accordance with ASC 350-20, Goodwill, the Company is required to assess the carrying value of goodwill annually or whenever circumstances indicate that a decline in value may have occurred, utilizing a fair value approach at the reporting unit level.  A reporting unit is the operating segment, or a business unit one level below that operating segment, for which discrete financial information is prepared and regularly reviewed by segment management.

The goodwill impairment test is a two-step impairment test.  In the first step, the Company compares the fair value of each reporting unit to its carrying value.  The Company determines the fair value of its reporting units using a discounted cash flow approach.  If the fair value of the reporting unit exceeds the carrying value of the net assets assigned to that reporting unit, goodwill is not impaired and the Company is not required to perform further testing.  If the carrying value of the net assets assigned to the reporting unit exceeds the fair value of the reporting unit, then the Company must perform the second step in order to determine the implied fair value of the reporting unit’s goodwill and compare it to the carrying value of the reporting unit’s goodwill.  The activities in the second step include valuing the tangible and intangible assets and liabilities of the impaired reporting unit based on their fair value and determining the fair value of the impaired reporting unit’s goodwill based upon the residual of the summed identified tangible and intangible assets and liabilities.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the three months ended March 31, 2010

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Goodwill (continued)
In accordance with ASC 350-20 and the Company’s policy to assess the carrying value of goodwill annually as noted above, the Company performed this assessment at the December 31, 2009 fiscal year end.  At that date, the Company determined that the business acquired was never effectively integrated into the reporting unit it was assigned to, Perfume.com.  Since the benefits of the acquired goodwill were never realized by the rest of the reporting unit, and the use of the other aspects of the business acquired have ended, the Company has determined that an impairment charge of $2,539,348 relating to the goodwill acquired pursuant to the merger with Auctomatic was required.  See also Note 7.  The balance of $66,692 of goodwill relates to the issuance of shares of DHI in exchange for intercompany debt in early 2008.  See also Note 5.

Deferred Revenue
Revenue that has been received but does not yet qualify for recognition under the Company's policies is reflected as either deferred revenue or long-term deferred revenue.

Deferred Lease Inducements
Lease inducements, including rent free periods, are deferred and accounted for as a reduction of rent expense over the term of the related lease on a straight-line basis.

Advertising Costs
The Company recognizes advertising expenses in accordance with ASC 720-35, Advertising Costs. As such, the Company expenses the costs of producing advertisements at the time production occurs or the first time the advertising takes place and expenses the cost of communicating advertising in the period during which the advertising space or airtime is used.  Internet advertising expenses are recognized as incurred based on the terms of individual agreements, and are generally either a commission for traffic driven to the Website that generates a sale, or a referral fee based on the number of clicks on keywords or links to its Website generated during a given period.  Total advertising expense of $79,883 for the quarter ended March 31, 2010 (quarter ended March 31, 2009 - $115,193) is included in “Corporate Marketing” and “eCommerce Marketing” on the Company’s consolidated statements of operations.

Stock-based compensation
Beginning on July 1, 2007, the Company began accounting for stock options under the provisions of ASC 718, Stock Compensation, which requires the recognition of the fair value of stock-based compensation. Under the fair value recognition provisions for ASC 718, stock-based compensation cost is estimated at the grant date based on the fair value of the awards expected to vest and recognized as expense ratably over the requisite service period of the award. The Company has used the Black-Scholes valuation model to estimate the fair value of its stock-based awards which requires various judgmental assumptions including estimating stock price volatility and expected life. The Company’s computation of expected volatility is based on a combination of historical and market-based volatility. In addition, the Company considers many factors when estimating expected life, including types of awards and historical experience. If any of the assumptions used in the Black-Scholes valuation model change significantly, stock-based compensation expense may differ materially in the future from that recorded in the current period.

In August 2007, the Company’s Board of Directors approved an Incentive Stock Option Plan to make available 5,000,000 shares of common stock for the grant of stock options, including incentive stock options.  Incentive stock options may be granted to employees of the Company, while non-qualified stock options may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company, provided such consultants, independent contractors and advisors render bona-fide services not in connection with the offer and sale of securities in a capital-raising transaction or promotion of the Company’s securities.  On March 25, 2009, the Board of Directors approved a reduction in the exercise price of Stock Option grants previously made under the 2007 Incentive Stock Option Plan.  No other terms of the plan or the grants were modified.  See also Note 11(d).

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with ASC 718 and the conclusions reached by ASC 505-50.  Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable.  The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by ASC 505-50.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the three months ended March 31, 2010

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Non-Controlling Interest
The consolidated financial statements include the accounts of DHI (and its subsidiaries).  All intercompany accounts and transactions have been eliminated upon consolidation. The Company records non-controlling interest which reflects the 1.8% portion of the earnings of DHI and its subsidiaries allocable to the holders of the minority interest.

Income taxes
On January 1, 2007, the Company adopted the following new accounting policy related to income tax.  The Company began accounting for income tax under the provisions of ASC 740-10.  ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with ASC 740-10 and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  ASC 740-10 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company and its subsidiaries are subject to U.S. federal income tax and Canadian income tax, as well as income tax of multiple state and local jurisdictions. Based on the Company’s evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company’s evaluation was performed for the tax years ended December 31, 2003 to 2009, the tax years which remain subject to examination by major tax jurisdictions as of December 31, 2009, as well as the quarter ended March 31, 2010.  The Company may from time to time be assessed interest or penalties by major tax jurisdictions, although any such assessments historically have been minimal and immaterial to the Company’s financial results.  In the event the Company has received an assessment for interest and/or penalties, it has been classified in the financial statements as selling, general and administrative expense.

Recently Issued Accounting Pronouncements

Accounting Standards Update (“ASU”) 2010-09
In February 2010, the FASB issued ASU 2010-09, Subsequent Events (Topic 855), amending ASC 855. ASU 2010-09 removes the requirement for an SEC filer to disclose a date relating to its subsequent events in both issued and revised financial statements.  ASU 2010-09 also eliminates potential conflicts with the SEC’s literature.  Most of ASU 2010-09 is effective upon issuance of the update. The Company adopted ASU 2010-09 in February 2010, and its adoption did not have a material impact on the Company’s financial reporting and disclosures.

Accounting Standards Update (“ASU”) 2010-06
In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820), Improving Disclosures about Fair Value Measurements, amending ASC 820. ASU 2010-06 requires entities to provide new disclosures and clarify existing disclosures relating to fair value measurements.  The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The Company is currently evaluating the impact of ASU 2010-06, but does not expect its adoption to have a material impact on the Company’s financial position or results of operations.

Accounting Standards Update (“ASU”) 2009-13
In October 2009, the FASB issued ASU 2009-13, Revenue Recognition (Topic 605), Multiple-Deliverable Revenue Arrangements amending ASC 605. ASU 2009-13 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. ASU 2009-13 eliminates the residual method of revenue allocation and requires revenue to be allocated using the relative selling price method. ASU 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The Company is currently evaluating the impact of ASU 2009-13, but does not expect its adoption to have a material impact on the Company’s financial position or results of operations.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the three months ended March 31, 2010

NOTE 4 – FINANCIAL INSTRUMENTS

Interest rate risk exposure
The Company currently has limited exposure to any fluctuation in interest rates.

Foreign exchange risk
The Company is subject to foreign exchange risk for sales and purchases denominated in foreign currencies. Foreign currency risk arises from the fluctuation of foreign exchange rates and the degree of volatility of these rates relative to the United States dollar. The Company does not actively manage this risk.

Concentration of credit risk
Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents, trade accounts receivable and receivable from sales-type lease.  The Company limits its exposure to credit loss by placing its cash and cash equivalents on deposit with high credit quality financial institutions. Receivables arising from sales to customers are generally immaterial and are not collateralized. Management regularly monitors the financial condition of its customers to reduce the risk of loss.

Fair values of Financial Instruments
As described in Note 3, the Company adopted all provisions of ASC 820 as of January 1, 2009.  ASC 820 defines fair value, establishes a consistent framework for measuring fair value, and expands disclosures for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. ASC 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability.

As a basis for considering such assumptions, ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1 - observable inputs such as quoted prices in active markets for identical assets and liabilities;

Level 2 - observable inputs such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, other inputs that are observable, or can be corroborated by observable market data; and

Level 3 - unobservable inputs for which there are little or no market data, which require the reporting entity to develop its own assumptions.

This hierarchy requires the Company to minimize the use of unobservable inputs and to use observable market data, if available, when estimating fair value. The fair value of warrants using the following inputs at March 31, 2010 is:

Fair Value Measurements at Reporting Date Using

Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

$94,398	-	$94,398	-

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, receivable from sales-type lease, accounts payable, bonuses payable, amounts due to shareholders of Auctomatic, and warrants.  The Company believes that the recorded values of all of its financial instruments approximate their fair values because of their nature and respective durations.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the three months ended March 31, 2010

NOTE 5 – NON-CONTROLLING INTEREST

The Company currently holds 98.2% of the issued and outstanding shares of its principal operating subsidiary, DHI.  During Q1 2008, DHI issued 40,086,645 shares to Live Current at fair value in exchange for a conversion of intercompany debt of $3,000,000, therefore diluting the non-controlling interest by 3.3%. This conversion was accounted for using the purchase method resulting in an increase to goodwill of $66,692.

The 2009 income of DHI has resulted in a balance of $28,353 in the Non-Controlling Interest (“NCI”) at December 31, 2009.  The loss for the first quarter of 2010 of DHI has resulted in a balance of $18,620 in the NCI at March 31, 2010.

NOTE 6 – GLOBAL CRICKET VENTURE

On April 17, 2008, the Company signed a Memorandum of Understanding (“MOU” or “Original MOU”) with each of the Board of Control for Cricket in India (“BCCI”) and the DLF Indian Premier League (“IPL”).  The MOUs, which would have been preliminary to a final agreement, started the Company’s planned exploitation of its cricket.com domain name.  Certain other subsidiaries and ventures were incorporated or formed to further this business opportunity.  However, none of these companies were used for that purpose or had significant assets or operations.

In 2009 up to the date of transfer of the original MOU on August 20, 2009 as disclosed below, the Company incurred $452,307 in furtherance of this plan which were included in corporate marketing, management fees and employee salaries, and corporate general and administrative expenses.  As the plan to exploit cricket.com was in its early stages, all expenditures were charged to operations.

On August 20, 2009, GCV transferred and assigned to an unrelated third party, Mauritius, all of the rights, title, and interest in and to the Original MOU with the IPL, as the Original MOU was amended by the Novation Agreement that was signed on March 31, 2009.  Pursuant to this agreement, Mauritius also agreed to assume and be liable for all past and future obligations and liabilities of GCV arising from the original MOU, as it was amended by the Novation.  Mauritius made the $750,000 payment as required under the Novation Agreement during Q3 of 2009, therefore Live Current was released from all accrued liabilities under the BCCI MOU.

The Company also agreed to sell the domain name cricket.com, along with the associated website, content, copyrights, trademarks, etc, to Mauritius, for consideration of four equal payments of $250,000. The first three instalments of $250,000 were received by March 31, 2010. The cricket.com domain name remains the property of the Company until all payments have been made. In order to facilitate the transfer of the cricket.com website, the Company agreed to provide Mauritius with support services (including the services of Mark Melville) for six months (the “Transition Period”). In exchange for the support services, Mauritius agreed to the payment of certain expenses related to the support services. The Transition Period ended February 20, 2010. Subsequent to the end of the Transition Period, the Company and Mauritius verbally agreed to extend the services agreement and to continue paying Mr. Melville’s salary on a month to month basis.

The Company has accounted for this transaction under ASC 605-25, Multiple Element Arrangements.  As a result, the gain on the sales type lease of cricket.com, the gain on settlement upon assignment and assumption of amounts due under the Novation Agreement, as well as the support services to be provided by the Company to Mauritius during the Transition Period, are to be recognized over the six month Transition Period, or from September 2009 to February 2010.  At the year end, the Company recorded the first and second $250,000 instalments in its analysis under ASC 605-25.  As a result, during the year ended December 31, 2009, the Company recognized four months’ gain on settlement of the amounts owing under the Novation Agreement.  During the quarter ended March 31, 2010, the Company recognized the remaining two month’s gain on settlement as summarized below.

Settlement of amounts due regarding Global Cricket Venture	$750,000
Less: 2009 Recognized gain on settlement	(500,000)
		$250,000
2009 Gain on sales-type lease of cricket.com	$500,000
Less: 2009 Recognized gain on sales-type lease of cricket.com	(250,000)
		250,000
Deferred gains of amounts regarding Global Cricket Venture at December 31, 2009		$500,000
Less: 2009 Recognized gain on sales-type lease of cricket.com		(500,000)

Deferred gains of amounts regarding Global Cricket Venture at March 31, 2010		$0

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the three months ended March 31, 2010

NOTE 6 – GLOBAL CRICKET VENTURE (continued)

During the year ended December 31, 2009, the Company recognized four months’ gain on the first instalment and one month’s gain on the second instalment received for the sales-type lease of cricket.com. During the first quarter of 2010, the Company reported the remaining two months’ gain on the first instalment and the remaining two months’ gain on the second instalment.  During this period, the Company also reported the third instalment of $250,000 in full as a gain on domain sale, as the term of the multiple elements services agreement had ended.  As a result, the Company reported $500,000 in gains relating to the sale of cricket.com during the first quarter of 2010.  Since the collectability of the remaining instalment is not reasonably assured, it has not been reflected in the consolidated financial statements.

NOTE 7 – MERGER AGREEMENT

On March 25, 2008, the Company through its wholly owned subsidiary, Delaware, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Entity, Inc., a Delaware corporation (“Auctomatic”).  The Merger Agreement was consummated on May 22, 2008 (the “Closing Date”).  The consideration was payable as follows: (i) 340,001 shares, or 34%, of the common stock and (ii) $1,200,000 less $152,939 in assumed liabilities.  An additional 246,402 shares of common stock were issued and were to be distributed in equal amounts to the Auctomatic shareholders on each of the first, second and third anniversaries of the Closing Date. The remaining $800,000 of the total cash consideration was to be distributed on the first anniversary of the Closing Date.  All amounts of cash and common stock were to be distributed pro rata among the Auctomatic Stockholders.

The distribution of the remaining 413,604 shares of the common stock payable on the first, second and third anniversary of the Closing Date to the Auctomatic founders was subject to their continuing employment with the Company on each Distribution Date.  As these shares were contingent on future employment, they were considered contingent consideration and were accounted for under ASC 718 as stock-based compensation.

During the first quarter of 2009, one of the founders resigned from Live Current, and therefore the distribution of 137,868 shares of the common stock on the anniversary dates was no longer payable.  During the second quarter of 2009, 91,912 of the remaining 275,736 shares were issued to the two founders who remained with the Company.  The Company negotiated a termination of the employment of these two founders in August 2009.  The remaining 183,824 shares of common stock payable under the Merger Agreement on the second and third anniversaries to these two Auctomatic founders contingent on employment were forgone pursuant to the separation agreements with these two individuals.  See also Note 11(d).

At May 22, 2008, the fair value of the amounts payable in cash to shareholders of Auctomatic on the first anniversary of the closing date was $640,000.  The fair value discount was accreted in full by the first anniversary date, May 22, 2009.  As a result, the $800,000 of the amounts payable in cash to the shareholders of Auctomatic due on the first anniversary of the closing date had been accrued by the Company.  The funds due to the Auctomatic shareholders at this date were not paid by the Company as required.

In August 2009, the Company issued convertible notes to twelve of the eighteen Auctomatic shareholders covering $424,934 of the total $800,000.  These convertible notes are interest bearing at 10% per annum, with such interest accruing as of May 22, 2009 and payable quarterly in arrears.  The convertible notes mature on May 22, 2010.

Convertible Notes to Shareholders of Auctomatic
Convertible notes issued August 21, 2009	$424,934
Interest accrued May 22, 2009 – December 31, 2009	25,845
Interest paid up to December 31, 2009	(21,279)

Balance, December 31, 2009	$429,500
Interest accrued January 1 – March 31, 2010	10,594
Interest paid up to March 31, 2010	(10,594)

Balance, March 31, 2010	$429,500

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the three months ended March 31, 2010

NOTE 7 – MERGER AGREEMENT (continued)

Also in August 2009, as noted above, the Company reached an agreement with the remaining two founders of Auctomatic to terminate their employment.  Under their separation agreements, the Company repaid the amounts owed to them under the Merger Agreement at a 10% discount to face value as discussed below.  The Company also recorded $60,000 of severance costs in Q3 of 2009 due to them under their employment agreements.  The severance costs were reimbursed pursuant to the Cricket agreements as discussed in Note 6.  In consideration of these payments, these individuals have each agreed to forfeit their rights to 91,912 shares of Live Current common stock that were due to be issued to each of them in May 2010 and May 2011 under the Merger Agreement.

The amounts owing to the two founders of Auctomatic pursuant to the Merger Agreement totalled $334,224 prior to their separation agreement.  These amounts were discounted at 10% to face value in August 2009 and a gain on restructure of the Auctomatic payable of $29,201 was recorded in the statements of operations during the third quarter of 2009.  Payments of $75,200 were made against the amounts owing to the founders upon execution of the separation agreements.  The agreements provided for the balance of the payments to be made on October 1, 2009, with simple interest accruing on unpaid amounts after October 1, 2009 at 10% per annum.  Amounts owing to the other four of the eighteen shareholders of Auctomatic who did not take part in the convertible note offering total $40,841.

Due to Shareholders of Auctomatic
Amounts payable to Auctomatic founders	$334,224
Amounts paid to Auctomatic founders	(227,200)
Amounts payable to other Auctomatic shareholders	40,841
Gain on restructure of Auctomatic payable	(29,201)

Balance, December 31, 2009	$118,664
Amounts paid to Auctomatic founders	(60,000)

Balance, March 31, 2010	$58,664

At December 31, 2009, the Company recognized an impairment charge of the goodwill acquired pursuant to the merger of $2,539,348 as noted above.

NOTE 8 – PROPERTY & EQUIPMENT

March 31, 2010	Cost	Accumulated Amortization	Net Book Value
Office Furniture and Equipment	$167,464	$63,431	$104,033
Computer Equipment	118,483	71,374	47,109
Computer Software	27,276	27,276	-
Leasehold Improvements	143,981	78,424	65,557
	$457,204	$240,505	$216,699

December 31, 2009	Cost	Accumulated Amortization	Net Book Value
Office Furniture and Equipment	$167,464	$57,956	$109,508
Computer Equipment	119,737	69,167	50,570
Computer Software	27,276	27,276	-
Leasehold Improvements	142,498	71,249	71,249
	$456,975	$225,648	$231,327

At June 30, 2009, the Company analyzed the potential for impairment of the auction software that was acquired pursuant to the Merger Agreement.  At this date, the Company considered the significant changes that were made to the direction and to staffing within the Company.  The lack of a strategy, plans, or use for the Auction software a year subsequent to the acquisition of the software indicated impairment of the asset at the end of the second quarter of 2009.  Therefore, the Company believed that the auction software was impaired and has written off the net book value of the asset of $590,973 at that date.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the three months ended March 31, 2010

NOTE 9 – WEBSITE DEVELOPMENT COSTS

Website development costs are related to infrastructure development of various websites that the Company operates.  Website maintenance, training, data conversion and business process reengineering costs are expensed in the period in which they are incurred.  Costs incurred in the application development phase are capitalized, and when the related websites reach the post-implementation operating phase, the Company begins amortizing these costs on a straight-line basis over 36 months beginning in the month following the implementation of the related websites.

	March 31, 2010	December 31, 2009
Website Development Costs	$359,929	$359,929
Less: Accumulated Amortization	(168,170)	(142,046)
	$191,759	$217,883

The Company did not capitalize any website development costs in the first quarter of 2010 (year ended December 31, 2009 - $47,804) and recorded $26,124 in accumulated amortization during the quarter (year ended December 31, 2009 - $123,395).

NOTE 10 – DEFERRED LEASE INDUCEMENTS

	March 31, 2010	December 31, 2009
Deferred Lease Inducements	$50,345	$55,379
Less: Current Portion	(20,138)	(20,138)
	$30,207	$35,241

NOTE 11 – COMMON STOCK

a)	Authorized

The authorized capital of the Company consists of 50,000,000 common shares with a par value of $0.001 per share. No other shares have been authorized.

b)	Issued

At March 31, 2010, there were 24,026,180 (December 31, 2009 – 24,026,180) shares issued and outstanding.

2010

There have been no share issuances to date in 2010.

2009

On January 2, 2009, the Company issued 15,000 shares with a value of $5,700 to the investor relations firm that was engaged to provide investor relations services to the Company.  This was the Company’s final share issuance to this investor relations firm.  The agreement has since been terminated.

On January 8, 2009, the Company entered into an agreement whereby $120,776 of its accounts payable was extinguished in exchange for the issuance of 345,075 shares of its common stock.  As a result of this agreement, 172,538 shares were issued on January 22, 2009 and 172,537 shares were issued on February 20, 2009.

On April 9, 2009, the Company entered into an agreement whereby $8,625 of its accounts payable was extinguished in exchange for the issuance of 27,823 shares of its common stock.  These shares were issued on April 14, 2009.

On June 19, 2009, the Company issued 45,956 shares of its common stock to each of the two remaining Auctomatic founders for a total of 91,912 shares pursuant to the Merger Agreement as discussed in Note 7.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the three months ended March 31, 2010

NOTE 11 – COMMON STOCK (continued)

c)	Reserved

Auctomatic

At December 31, 2008, the Company had reserved 413,604 shares of common stock for future issuance and distribution in relation to the May 22, 2008 merger with Auctomatic. These shares were to be issued to the Auctomatic founders in three equal instalments on the three anniversary dates of the consummation of the merger contingent on their continued employment with the Company pursuant to the terms of the Merger Agreement. In the first quarter of 2009, one of the Auctomatic founders resigned from the Company. As a result, 137,868 shares reserved for distribution to this individual were released and are no longer payable.    In the second quarter of 2009, the Company issued 91,912 shares to the remaining two Auctomatic founders pursuant to the Merger Agreement as noted above.

In August 2009, the Company reached an agreement with the remaining two founders of Auctomatic to terminate their employment.  The shares of common stock contingent on their continued employment with the Company were forgone pursuant to separation agreements signed with the two individuals.  Therefore, at December 31, 2009, there are no further reserved shares for future issuance and distribution to the Auctomatic founders. See also Note 7 and Note 11(d).

Former President

Effective January 31, 2009, the Company’s former President and Chief Operating Officer resigned.  Pursuant to his separation agreement, the Company was required to pay an accrued special bonus in the amount of CDN$250,000 less any statutory deductions.  This amount was included in accounts payable and accrued liabilities at that time.  The net payment of this bonus was to be converted to equity and paid as restricted shares of the Company’s common stock.

On November 13, 2009 the Company entered into a second amendment to the separation agreement noted above.  Pursuant to the second amendment, the severance allowance remaining to be paid and all additional benefits owed to Mr. Ehrlich as of November 16, 2009 in the gross amount of $109,375 were to be paid in a lump sum payment less all applicable withholdings, rather than over a period of 10 remaining months.  Furthermore, Mr. Ehrlich waived the CDN$250,000 in net monthly equity payments that the Company was obligated to pay him under the initial separation agreement, and accepted $20,000 cash, less all applicable withholdings, in lieu thereof.

d)	Stock Options

The Board of Directors and stockholders approved the 2007 Stock Incentive Plan and adopted it on August 21, 2007 (the “Plan”).  The Company has reserved 5,000,000 shares of its common stock for issuance to directors, employees and consultants under the Plan.  The Plan is administered by the Board of Directors.  Vesting terms of the options range from immediately to five years and no options will be exercisable for a period of more than ten years.

All stock options noted herein vest over three years and are exercisable for a period of five years based on the date of grant.  The Company historically valued the options granted to employees and directors using the Black Scholes option pricing model at the date of grant.  The Company values the options to consultants at each reporting period under ASC 718 for non-employees using the Black Scholes option pricing model.  The assumptions used in the pricing model include:

	2010	2009
Dividend yield	0%	0%
Expected volatility	97.02%-124.52%	97.02%-124.52%
Risk free interest rate	1.29%-1.70%	1.29%-1.70%
Expected lives	3.375 years	3.375 years

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the three months ended March 31, 2010

NOTE 11 – COMMON STOCK (continued)

d)	Stock Options (continued)

(i)
On March 25, 2009, the Board of Directors approved a reduction of the exercise price of stock option grants made prior to this date.  As a result, all grants issued prior to March 25, 2009 currently have an exercise price of $0.65.  The stock option grants included in the repricing initially had exercise prices between $0.65 and $3.30.  The incremental value of $213,895 relating to the fair values at the date of the reduction in price has been included in the first quarter of 2009 expense.

(ii)
On March 25, 2009, the Company granted to its full-time employees a total of 115,000 options at an exercise price of $0.30 per share.  These options have a fair value of $0.19 per option granted.  In 2009, 100,000 options were forfeited.

(iii)	On April 8, 2009, the Company granted to one of its full-time employees a total of 5,000 options at an exercise price of $0.35 per share. These options have a fair value of $0.23 per option granted.

(iv)	On May 28, 2009, the Company granted to one of its full-time employees a total of 5,000 options at an exercise price of $0.30 per share. These options have a fair value of $0.21 per option granted.

(v)
On September 1, 2009, the Company granted to two of its full-time corporate directors a total of 75,000 stock options at an exercise price of $0.22 per share.  These options have a fair value of $0.16 per option granted.

(vi)
On November 30, 2009, the Company granted to one of its full-time employees a total of 15,000 options at an exercise price of $0.16 per share.  These options have a fair value of $0.12 per option granted.

The Company recognizes stock-based compensation expense over the requisite service period of the individual grants.  ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Due to recent economic developments, the Company has experienced a high level of forfeitures during late 2008 and early 2009. The Company assesses forfeiture rates for each class of grantees; executive management and directors, corporate directors, and general staff members.  Executive management and directors are relatively few in number and turnover is considered remote, therefore the Company estimates forfeitures for this class of grantees to be 10%. Corporate directors are high level senior staff members with a forfeiture rate of 25% and general staff members have a higher forfeiture rate due to higher average turnover rates at 35%. Estimate of forfeitures is reviewed on an annual basis. Stock-based compensation is expensed on a straight-line basis over the requisite service period.

The fair value of these options at March 31, 2010 of $5,045,969 (year ended December 31, 2009 - $5,013,896) will be recognized on a straight-line basis over a vesting term of 3.375 years and an expense has been recognized in the quarter ended March 31, 2010 of $323,802 (year ended December 31, 2009 - $1,596,847) and included in management fees and employee salaries expense.

On May 22, 2008, the Company reserved 413,604 shares of common stock for future issuance and distribution in relation to the merger with Auctomatic.  These shares were to be issued to the Auctomatic founders in equal instalments on the three subsequent anniversary dates of the merger contingent on their continued employment with the Company pursuant to the terms of the Merger Agreement.  As these shares were contingent on future employment, they were considered contingent consideration and are required to be accounted for under ASC 718 as stock-based compensation.  During the first quarter of 2009, 137,868 of these shares were forfeited.  During the second quarter of 2009, 91,912 of these shares were issued out of treasury.  During the third quarter of 2009, the remaining 183,824 shares were forfeited.  See also Note 7 and Note 11(c).  Before August 2009, the shares were valued using the Black Scholes option pricing model at the date of grant using a 3 year term and a 33% forfeiture rate.  Beginning in August 2009, the shares were valued using a 100% forfeiture rate as all of the founders had forfeited their shares.

The fair value of these shares at the time of forfeiture, July 31, 2009, of $1,077,773 was recognized on a straight-line basis over a vesting term of 3 years at date of grant and accordingly, an expense was recognized in the year ended December 31, 2009 of $160,955 and included in management fees and employee salaries expense.  In August 2009, the forfeiture rate changed to 100% and therefore at December 31, 2009, the fair value was $0.  As a result, there was no related expense in the quarter ended March 31, 2010.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the three months ended March 31, 2010

NOTE 11 – COMMON STOCK (continued)

d)	Stock Options (continued)

A summary of the option activity under the 2007 Plan during 2009 and 2010 to date is presented below:

Options	Shares	Weighted Average Exercise Price $	Weighted Average Fair Value $
Options outstanding, December 31, 2009	2,845,000	0.63	1.38
Granted	-	-	-
Exercised	-	-	-
Forfeited or expired	-	-	-
Options outstanding, March 31, 2010	2,845,000	0.63	1.38

Options vested at March 31, 2010	2,776,110	0.64	1.39

Aggregate Intrinsic Value	$0
Weighted average remaining life	2.70 Years

e)	Common Stock Purchase Warrants

On June 11, 2007, the Company issued 1,000,000 shares of common stock and 1,000,000 common stock share purchase warrants to a company owned and controlled by the Company’s Chief Executive Officer in exchange for $1,000,000 cash.  The warrants expired June 10, 2009.

On May 1, 2008, the Company issued 50,000 common stock share purchase warrants with an exercise price of $2.33 to its investor relations firm in connection with a services agreement.  The warrants expire May 1, 2010.  The Company valued these warrants using the Black Scholes option pricing model using the following assumptions: no dividend yield; expected volatility rate of 69.27%; risk free interest rate of 2.37% and an expected life of 2 years resulting in a fair value of $0.91 per warrant granted, and a total fair value of $45,500.

In connection with the private placement in November 2008, the Company issued 1,627,344 warrants, each for the purchase of one-half share of the Company’s common stock, with an exercise price of $0.78 expiring November 19, 2010 and 1,627,344 warrants, each for the purchase of one-half share of the Company’s common stock, with an exercise price of $0.91 expiring November 19, 2011.  The Company valued the warrants expiring November 19, 2010 using the Black Scholes option pricing model using the following assumptions: no dividend yield; expected volatility rate of 75.24%; risk free interest rate of 1.09% and an expected life of 1 year.  This resulted in a fair value of $0.09 per warrant.  The Company valued the warrants expiring November 19, 2011 also using the Black Scholes option pricing model using the following assumptions: no dividend yield; expected volatility rate of 70.53%, risk free interest rate of 1.36% and an expected life of 2 years.  This resulted in a fair value of $0.10 per warrant.  The total fair value of both warrants at March 31, 2010 was $94,398 (December 31, 2009 - $250,710).  The warrants issued are contingently redeemable in cash in certain circumstances which may not all be within the Company’s control.  As a result, the accounting treatment for the warrants falls under ASC 815-40-25, and their fair value upon issue of $157,895 was recorded as a liability.  Any future changes to the fair value of the warrants will be adjusted to the statement of operations in the period in which the change in fair value occurs.  During the year ended December 31, 2009, the increase to the fair value of the warrants was $92,815 which was charged against corporate general and administrative expenses during the year.  During the quarter ended March 31, 2010, the decrease to the fair value of the warrants was $156,312 which was charged to corporate general and administrative expenses during the period.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the three months ended March 31, 2010

NOTE 11 – COMMON STOCK (continued)

e)	Common Stock Purchase Warrants (continued)

As of December 31, 2009 and March 31, 2010, 3,304,688 warrants to purchase the Company’s common stock remain outstanding as follows:

		Weighted
Warrants	Outstanding	Average	Date of
		Exercise Price	Expiry
		$
Warrants outstanding, December 31, 2007	1,000,000	1.25	June 10, 2009
Granted May 1, 2008	50,000	2.33	May 1, 2010
Granted November 19, 2008	1,627,344	0.78	November 19, 2010
Granted November 19, 2008	1,627,344	0.91	November 19, 2011
Warrants outstanding and exercisable December 31, 2008	4,304,688	0.96
Granted	-	-
Cancelled or expired	(1,000,000)	1.25
Warrants outstanding and exercisable December 31, 2009 and March 31, 2010	3,304,688	0.89

Weighted average remaining life	1.11 Years

NOTE 12 – DOMAIN NAME LEASES AND SALES

2010

The Company did not enter into any agreements to sell or lease any of its domain names during the first quarter of 2010.

2009

In December 2009, the Company sold two domain names for $152,700 net of commission and the purchase prices were paid in full upon the execution of the agreement.  The resulting $122,327 in net gain was reported in the fourth quarter of 2009.

In December 2009 (the “Effective Date”), the Company entered into an agreement to lease two domain names to an unrelated third party for $400,000 less 10% commission.  The terms of the agreement provided for the receipt of this amount in irregular lease payments to be received by May 2010.  The first payment of $40,000 less half of the commission was due upon execution of the agreement, and three instalments of $120,000 each (less commission) are due on March 31, 2010, April 30, 2010, and May 31, 2010.  The Company will lease the domain name to the purchaser exclusively during the term of the agreement.  Title and rights to the domain name will be transferred to the purchaser only when full payment is received at the end of the lease term.  If the purchaser defaults on any payments, the agreement would terminate, funds received to date would be forfeited by the purchaser, and rights to the domain name would return to the Company.  Due to the uncertainty regarding the collectability of the funds in the future, only the first payment received was recorded as a gain on sale of a domain name during the fourth quarter of 2009.  The second payment due on March 31, 2010 was collectible and therefore recorded as a gain on sale of a domain name during the first quarter of 2010.

In August 2009, the Company sold the domain name www.cricket.com.  Due to the uncertainty regarding the collectability of the funds receivable under the sale agreement in the future, the Company recognized the first instalment of $250,000 received during the third quarter of 2009 and recognized the second instalment of $250,000 during the fourth quarter of 2009.   This second instalment was not received by year end, however collectibility of the funds was reasonably assured and therefore reported in the calculation of the gain at year end. These amounts were included in the Company’s analysis under ASC 605-25 as disclosed in Note 6.  Therefore four/sixths of the first instalment of $250,000, or $166,667, and one/third of the second instalment of $250,000, or $83,333, were recorded as a gain on sales-type lease of a domain name during the 2009 year.  The Company reported the remaining two/sixths of the first instalment of $250,000, or $83,333, and the remaining two/thirds of the second instalment of $250,000, or $166,667, during the first quarter of 2010.  During this period, the Company also reported the third instalment of $250,000 in full as a gain on domain sale, as the term of the multiple elements services agreement had ended.  As a result, the Company reported $500,000 in gains relating to the sale of cricket.com during the first quarter of 2010.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the three months ended March 31, 2010

NOTE 12 – DOMAIN NAME LEASES AND SALES (continued)

2009 (continued)

In July 2009, the Company sold three domain names for $725,000 less 10% commission and the purchase prices were paid in full upon the execution of each agreement.  The resulting $374,887 in net gain was reported in the third quarter of 2009.

On April 15, 2009, the Company sold one domain name to an unrelated third party for $400,000 less 10% commission, resulting in a $261,934 net gain in the second quarter of 2009.

On February 27, 2009 (the “Effective Date”), the Company entered into an agreement to lease one domain name to an unrelated third party for $1,250,000.  The terms of the agreement provided for the receipt of this amount in irregular lease payments over a one-year term.  The first payment of $225,000 was due within 7 days of the Effective Date, $65,000 was due on each of the first to the fifth monthly anniversaries of the Effective Date, $100,000 was due on each of the sixth to the ninth monthly anniversaries of the Effective Date, and $300,000 was due on the first year anniversary of the Effective Date.  The Company was to lease the domain name to the purchaser exclusively during the term of the agreement.  Title and rights to the domain name would be transferred to the purchaser only when full payment was received at the end of the lease term.  If the purchaser defaulted on any payments, the agreement would terminate, funds received to date would be forfeited by the purchaser, and rights to the domain name would return to the Company.  Due to the uncertainty regarding the collectability of the funds in the future, only the amounts received were recorded as a gain on sale of a domain name.  During Q1 of 2009, a resulting gain of $290,000 was recorded based on the payments received.  During Q2 of 2009, a resulting gain of $65,000 was recorded based on the payment received in April 2009.  In May 2009, the purchaser breached the agreement.  As a result, the purchaser forfeited the total of $355,000 that had already been paid to the Company as of that date and that was recorded as a gain on sales-type lease of domain name.  Under the terms of the agreement, the Company retained the funds and the domain name.  In August 2009, the Company subsequently sold this domain name to an unrelated third party for $1,100,000 less $110,000 in commission and the purchase price was paid in full upon the execution of the agreement. The resulting gain of $740,000 was reported as a gain on sale of domain name in the third quarter of 2009.

On February 24, 2009, the Company sold one domain name to an unrelated third party for $400,000, resulting in a gain of $327,933 in the first quarter of 2009.

NOTE 13 – OTHER EXPENSES

During Q1 of 2009, the Company incurred various restructuring costs of $264,904 consisting of severance payments to the former President and Chief Operating Officer and to other staff terminated in the first quarter as a result of restructuring the Company’s staffing requirements.  There were no such charges in Q1 of 2010.

NOTE 14 – INCOME TAXES

The Company’s subsidiaries, DHI, Importers, and 612793 are subject to federal and provincial taxes in Canada.  The Company and its subsidiary, Delaware, are subject to United States federal and state taxes.

As at March 31, 2010 and December 31 2009, the Company and its US subsidiaries have net operating loss carryforwards from previous tax years of approximately $4,320,900 and capital loss carryforwards of $120,000 that result in deferred tax assets.  The Company’s Canadian subsidiaries have non capital loss carryforwards of approximately $7,552,600 that result in deferred tax assets.  These loss carryforwards will expire, if not utilized, through 2029.  The Company’s subsidiary DHI also has approximately $417,500 in undepreciated capital costs relating to property and equipment that have not been amortized for tax purposes.  The costs may be amortized in future years as necessary to reduce taxable income.  Management believes that the realization of the benefits from these deferred tax assets is uncertain and accordingly, a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

The Company has a deferred tax liability related to potential taxes owing on potential gains on disposal of our domain name intangible assets.  GAAP does not permit taxable temporary differences associated with indefinite life intangible assets to be considered as evidence to otherwise reduce a valuation allowance associated with deductible timing differences in the same entity.  The Company has recorded a related deferred tax liability in its consolidated financial statements of $125,207 at March 31, 2010 and December 31, 2009.  The deferred tax recovery during the year ended December 31, 2009 was $81,163.  There was no deferred tax recovery during the quarter ended March 31, 2010.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the three months ended March 31, 2010

NOTE 15 – SEGMENTED INFORMATION

In 2009 and to date in 2010, the Company’s operations were conducted in two business segments: eCommerce Products, and Advertising and Other.

During 2008, the Company began offering international shipping on its Perfume.com website.  The operations of Perfume.com are included as the eCommerce Products business segment.  The sales generated from regions other than North America have been immaterial during the quarter ended March 31, 2010 as well as during the year ended December 31, 2009, and therefore no geographic segment reporting is required.

Revenues, operating profits and net identifiable assets by business segments are as follows:

For the quarter ended March 31, 2010

	Advertising	eCommerce	Total
	& Other	Products
	$	$	$
Revenue	34,275	873,959	908,234
Segment Loss	(195,804)	(534,079)	(729,883)

As at March 31, 2010	$	$	$
Total Assets	1,577,002	643,621	2,220,623
Intangible Assets	804,284	158,849	963,133

For the quarter ended March 31, 2009 (as restated)

	Advertising	eCommerce	Total
	& Other	Products
	$	$	$
Revenue	32,215	1,720,167	1,752,382
Segment Loss	(790,977)	(989,023)	(1,780,000)

As at March 31, 2009	$	$	$
Total Assets	2,023,457	4,270,912	6,294,369
Intangible Assets	1,398,418	158,849	1,557,267

The reconciliation of the segment loss from operations to net loss as reported in the consolidated financial statements is as follows:

	For the quarter ended March 31, 2010	For the quarter ended March 31, 2009 (As Restated)
Segment Loss	$(729,883)	$(1,780,000)
Non-Operating Income (Expenses)
Gain on settlement of amounts due regarding Global Cricket Venture	250,000	250,000
Gains from sales and sales-type lease of domain names	600,000	617,933
Accretion expense	-	(40,000)
Interest expense	(10,594)	-
Interest and investment income	297	890
Foreign exchange loss	(35,475)	34,769
Net income (loss) before taxes for the period	$74,345	$(916,408)

Substantially all property and equipment and intangible assets are located in Canada at March 31, 2010.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the three months ended March 31, 2010

NOTE 16 – COMMITMENTS

Premise Lease

Effective October 1, 2007 the Company leased its office in Vancouver, Canada from an unrelated party for a 5-year period from October 1, 2007 to September 30, 2012.  Pursuant to the terms of the lease agreement, the Company is committed to basic rent payments expiring September 30, 2012 as follows.

CDN $
Remainder of 2010	91,482
2011	126,873
2012	98,159

The Company will also be responsible for common costs currently estimated to be equal to approximately 71% of basic rent.

Global Cricket Venture

On March 31, 2009, the Company, its subsidiary GCV, the BCCI and the IPL amended the MOUs.  The Company and the BCCI jointly entered into a Termination Agreement, pursuant to which the MOU with the BCCI (“BCCI MOU”) was terminated.  The agreement constitutes full and final settlement of any and all historic and future outstanding obligations due from Live Current under the BCCI MOU.  Per the Termination Agreement, Live Current was to be released from all accrued liabilities under the BCCI MOU after the $750,000 payment was made under the Novation Agreement described below.

The Company, GCV and the BCCI, on behalf of the IPL, entered into a Novation Agreement with respect to the MOU with the IPL (“IPL MOU”).  The responsibility for this payment was assumed by, and the benefits associated with the MOU formerly held by the Company were transferred to, GCV.  The IPL MOU’s payment schedule was also amended.

These terms were further renegotiated in August 2009 whereby GCV transferred and assigned to an unrelated third party, Mauritius, all of the rights, title, and interest in and to the IPL MOU, as amended by the Novation Agreement.  Mauritius made the $750,000 payment as required under the Novation Agreement during Q3 of 2009, therefore Live Current was released from all accrued liabilities under the BCCI MOU.  In order to facilitate the transfer of the Cricket.com website, the Company agreed to provide Mauritius with support services for a period of no more than 6 months, although this period has been extended on a month-to-month basis.  In exchange for the support services, Mauritius has agreed to the payment of certain expenses related to the support services.  Refer to Note 6.

NOTE 17– CONTINGENCY

A former Chief Executive Officer of DHI commenced a legal action against DHI on March 9, 2000 for wrongful dismissal and breach of contract.  He is seeking, at a minimum, 18.39% of the outstanding shares of DHI, specific performance of his contract, special damages in an approximate amount of $30,000, aggravated and punitive damages, interest and costs. On June 1, 2000, DHI filed a Defense and Counterclaim against this individual claiming damages and special damages for breach of fiduciary duty and breach of his employment contract. The outcome of these legal actions is currently not determinable and as such the amount of loss, if any, resulting from this litigation is presently not determinable.  To date, there has been no further action taken by the plaintiff since the filing of the initial legal action on March 9, 2000.

NOTE 18– RELATED PARTY TRANSACTIONS

2010

The Company has not entered into any new related party transactions during the first quarter of 2010.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the three months ended March 31, 2010

NOTE 18– RELATED PARTY TRANSACTIONS (continued)

2009

On March 1, 2009, the Company began charging $6,000 per month to a company controlled by its Chief Executive Officer, who is Chief Executive Officer of both companies.  Live Current was providing this company with IT, administrative, and marketing support.  Effective January 1, 2010, the Company no longer provided marketing support and therefore the arrangement was modified to $3,500 per month. This arrangement allows Live Current to share its resources while earning revenues for support services.

On November 10, 2009, the Company’s Board of Directors approved an Amendment to the Employment Agreement (the “Amendment”) of the Company’s Chief Executive Officer (“CEO”).  The Amendment modified the CEO’s base salary in that effective as of February 1, 2009, his base salary decreased to $120,000.  The Amendment recognizes that the salary related to $80,000 owing for his services from February 1, 2009 to September 30, 2009 had remained unpaid, and this amount was to be converted to shares of the Company’s common stock.  The effect of the decrease in salary for the period of February 1 to September 30, 2009 was reflected in the Company’s interim financial statements ended September 30, 2009.

On December 28, 2009, the Company’s Board of Directors approved a Second Amendment to the Employment Agreement (the “Second Amendment”) of the CEO.  The Second Amendment decreased the unpaid salary that had been deferred for the period of February 1, 2009 to September 30, 2009 to $72,000.  It also modified the method of payment of the deferred salary, and approved this amount to be paid in cash, less any and all statutory deductions, instead of by way of shares of the Company’s common stock.  The effects of the decrease of the salary payable, as well as the subsequent payment, were reflected in the Company’s financial statements for the year ended December 31, 2009.

NOTE 19 – SUBSEQUENT EVENTS

Subsequent to quarter end, the Company entered into an agreement to lease one of its domain names to an unrelated third party for $165,000 less $15,000 in commission.  The terms of the agreement provided for the receipt of the net amount of $150,000 to be paid in equal instalments due April 15, 2010, May 15, 2010 and June 15, 2010.  The Company will lease the domain name to the purchaser exclusively during the term of the agreement.  Title and rights to the domain name will be transferred to the purchaser only when full payment is received at the end of the lease term.  If the purchaser defaults on any payments, the agreement would terminate, funds received to date would be forfeited by the purchaser, and rights to the domain name would return to the Company.

NOTE 20 – COMPARATIVE FIGURES

Certain comparative figures have been reclassified to conform to the basis of presentation adopted in the current period.

LIVE CURRENT MEDIA INC.

CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
Live Current Media, Inc.

We have audited the accompanying consolidated balance sheet of Live Current Media, Inc. as of December 31, 2009, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009, and the results of its operations and its cash flows for the year ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Accountants

March 26, 2010

Report of Independent Registered Accounting Firm

We have audited the accompanying consolidated balance sheet of Live Current Media Inc. as of December 31, 2008, and the related consolidated statement of operations, stockholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting.  Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Live Current Media Inc. at December 31, 2008, and the consolidated results of its operations and its cash flows of the year then ended in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company's recurring net losses raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 2 to the consolidated financial statements, the December 31, 2008 consolidated financial statements have been restated to correct errors in accounting for business combinations and consolidations, compensation, warrants issued, deferred taxes and accrued expenses.

Vancouver, Canada	/s/ Ernst & Young LLP
September 10, 2009	Chartered Accountants

LIVE CURRENT MEDIA INC.
CONSOLIDATED BALANCE SHEETS
Expressed In U.S. Dollars
(Going Concern - See Note 1)

	December 31, 2009	December 31, 2008
		(As Restated - See Note 2)
ASSETS
Current
Cash and cash equivalents	$413,700	$1,832,520
Accounts receivable (net of allowance for doubtful accounts of nil)	600,390	93,582
Prepaid expenses and deposits	148,697	109,543
Inventory	28,714	74,082
Current portion of receivable from sales-type lease (Note 12)	23,423	23,423
Total current assets	1,214,924	2,133,150

Long-term portion of receivable from sales-type lease (Note 12)	-	23,423
Property & equipment (Note 8)	231,327	1,042,851
Website development costs (Note 9)	217,883	355,391
Intangible assets	963,133	1,587,463
Goodwill (Notes 5 and 7)	66,692	2,606,040
Total Assets	$2,693,959	$7,748,318

LIABILITIES AND STOCKHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities	$1,161,241	$3,047,993
Amounts payable to the BCCI and IPL (Note 6)	-	1,000,000
Deferred gains of amounts regarding Global Cricket Venture (Note 6)	500,000	-
Bonuses payable	158,466	354,695
Due to shareholders of Auctomatic (Note 7)	118,664	789,799
Convertible notes to shareholders of Auctomatic (Note 7)	429,500	-
Deferred revenue	43,240	120,456
Current portion of deferred lease inducements (Note 10)	20,138	20,138
Total current liabilities	2,431,249	5,333,081

Deferred income tax (Note 14)	125,207	206,370
Deferred lease inducements (Note 10)	35,241	55,380
Warrants (Note 11(e))	250,710	157,895
Total Liabilities	2,842,407	5,752,726

STOCKHOLDERS' EQUITY
Common Stock (Note 11)
Authorized: 50,000,000 common shares, $0.001 par value
Issued and outstanding:
24,026,180 common shares (December 31, 2008 - 23,546,370)	15,335	14,855
Additional paid-in capital	16,595,072	14,757,932
Accumulated deficit	(16,787,208)	(12,777,195)
Total Live Current Media Inc. stockholders' equity (deficit)	(176,801)	1,995,592
Non-controlling interest	28,353	-
Total Stockholders' Equity (Deficit)	(148,448)	1,995,592
Total Liabilities and Stockholders' Equity	$2,693,959	$7,748,318

Commitments and Contingency (Notes 16 and 17)
Subsequent Events (Note 19)

See accompanying notes to consolidated financial statements

/s/ James P. Taylor	/s/ Mark Benham
James P. Taylor, Director	Mark Benham, Director

LIVE CURRENT MEDIA INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Expressed In U.S. Dollars
	Year ended	Year ended
	December 31, 2009	December 31, 2008
		(As Restated - See Note 2)
SALES
Health and beauty eCommerce	$7,216,479	$9,271,237
Other eCommerce	-	455
Sponsorship revenues	220,397	-
Domain name advertising	95,877	93,141
Miscellaneous and other income	74,138	-
Total Sales	7,606,891	9,364,833

COSTS OF SALES
Health and Beauty eCommerce	5,677,005	7,683,432
Other eCommerce	-	380
Total Costs of Sales (excluding depreciation and amortization as shown below)	5,677,005	7,683,812

GROSS PROFIT	1,929,886	1,681,021

OPERATING EXPENSES
Amortization and depreciation	241,094	253,141
Amortization of website development costs (Note 9)	123,395	58,640
Corporate general and administrative	1,004,051	2,911,627
ECommerce general and administrative	319,155	567,980
Management fees and employee salaries	3,583,288	5,798,728
Corporate marketing	14,036	147,842
ECommerce marketing	580,331	766,393
Other expenses (Note 13)	264,904	708,804
Total Operating Expenses	6,130,254	11,213,155

NON-OPERATING INCOME (EXPENSES)
Global Cricket Venture payments (Note 6)	-	(1,000,000)
Gain on settlement of amounts due regarding Global Cricket Venture (Note 6)	750,000	-
Gain from sales and sales-type lease of domain names (Note 12)	2,452,081	461,421
Accretion interest expense (Note 7)	(63,300)	(96,700)
Interest expense	(25,845)	-
Interest and investment income	1,534	67,683
Foreign exchange loss	(88,571)	(3,407)
Gain on restructure of severance payable	212,766	-
Gain on restructure of Auctomatic payable	29,201	-
Impairment of Auction Software (Note 8)	(590,973)	-
Impairment of Goodwill (Note 7)	(2,539,348)	-
Total Non-Operating Income (Expenses)	137,545	(571,003)

NET LOSS BEFORE TAXES	(4,062,823)	(10,103,137)

Deferred tax recovery (Note 14)	81,163	40,389

CONSOLIDATED NET LOSS	(3,981,660)	(10,062,748)

ADD: NET (INCOME) LOSS ATTRIBUTABLE TO
NON-CONTROLLING INTEREST	(28,353)	75,478

NET LOSS AND COMPREHENSIVE LOSS FOR THE
YEAR ATTRIBUTABLE TO LIVE CURRENT MEDIA INC.	$(4,010,013)	$(9,987,270)

LOSS PER SHARE - BASIC AND DILUTED
Net Loss attributable to Live Current Media Inc. common stockholders	$(0.17)	$(0.46)
Weighted Average Number of Common Shares Outstanding - Basic	23,941,358	21,937,179

Net Loss attributable to Live Current Media Inc. common stockholders	$(0.17)	$(0.46)
Weighted Average Number of Common Shares Outstanding - Diluted	23,941,358	21,937,179

See accompanying notes to consolidated financial statements

LIVE CURRENT MEDIA INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
Expressed In U.S. Dollars

			Live Current Media Inc. Stockholders
	Common stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)	Non-Controlling Interest	Total Equity (Deficit)
	Number of Shares	Amount
Balance, December 31, 2007 (As Restated - See Note 2)	21,446,623	$12,456	$10,170,004	$(2,789,925)	$7,392,535	$8,786	$7,401,321
Stock-based compensation (Note 11d)	-	-	2,162,526	-	2,162,526	-	2,162,526
Issuance of Common Stock	-	-	-	-	-	66,692	66,692
Issuance of 586,403 common shares per the merger agreement with Auctomatic (Note 7)	586,403	586	1,248,279	-	1,248,865	-	1,248,865
Issuance of 33,000 common shares to investor relations firm (Note 11b)	33,000	33	85,649	-	85,682	-	85,682
Issuance of 120,000 common shares to investor relations firm (Note 11b)	120,000	120	218,057	-	218,177	-	218,177
Issuance of 50,000 warrants to investor relations firm (Note 11e)	-	-	45,500	-	45,500	-	45,500
Cancellation of 300,000 common shares not distributed (Note 11b)	(300,000)	-	-	-	-	-	-
Private Placement of 1,627,344 units at $0.65 per share (Note 11b)	1,627,344	1,627	898,253	-	899,880	-	899,880
Share issue costs (Note 11b)	-	-	(86,803)	-	(86,803)	-	(86,803)
Extinguishment of accounts payable (Note 11b)	33,000	33	16,467	-	16,500	-	16,500
Net loss and comprehensive loss	-	-	-	(9,987,270)	(9,987,270)	(75,478)	(10,062,748)
Balance, December 31, 2008 (As Restated - See Note 2)	23,546,370	14,855	14,757,932	(12,777,195)	1,995,592	-	1,995,592
Stock-based compensation (Note 11d)	-	-	1,702,519	-	1,702,519	-	1,702,519
Issuance of 15,000 common shares to investor relations firm (Note 11b)	15,000	15	5,685	-	5,700	-	5,700
Extinguishment of accounts payable (Note 11b)	372,898	373	129,028	-	129,401	-	129,401
Issuance of 91,912 common shares per the merger agreement with Auctomatic (Note 7)	91,912	92	(92)	-	-	-	-
Net loss and comprehensive loss	-	-	-	(4,010,013)	(4,010,013)	28,353	(3,981,660)
Balance, December 31, 2009	24,026,180	$15,335	$16,595,072	$(16,787,208)	$(176,801)	$28,353	$(148,448)

See accompanying notes to consolidated financial statements

LIVE CURRENT MEDIA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Expressed In U.S. Dollars

	Year ended	Year ended
	December 31, 2009	December 31, 2008
		(As Restated - See Note 2)
OPERATING ACTIVITIES
Net loss for the year	$(3,981,660)	$(10,062,748)
Non-cash items included in net loss:
Deferred tax recovery (Note 14)	(81,163)	(40,389)
Gain on settlement of amounts due to Global Cricket Venture (Note 6)	(750,000)	-
Gain on restructure of severance payable	(212,766)	-
Gain on restructure of Auctomatic payable	(29,201)	-
Impairment of Goodwill (Note 7)	2,539,348	-
Impairment of Auction Software (Note 8)	590,973	-
Gain from sales and sales-type lease of domain names	(2,452,081)	(461,421)
Accretion interest expense	63,300	96,700
Interest expense	25,845	-
Stock-based compensation	1,702,519	2,162,526
Warrants	92,815	45,500
Issuance of common stock for services (Note 11b)	5,700	303,859
Amortization and depreciation	344,351	291,643
Change in operating assets and liabilities:
Accounts receivable	(256,808)	45,348
Prepaid expenses and deposits	(39,154)	136,631
Inventory	45,368	(74,082)
Accounts payable and accrued liabilities	(1,757,351)	1,612,814
Amounts payable to the BCCI and IPL	-	1,000,000
Bonuses payable	16,537	21,982
Deferred revenue	(77,216)	67,377
Cash flows used in operating activities	(4,210,644)	(4,854,260)

INVESTING ACTIVITIES
Proceeds from sale of domain names	2,801,420	408,302
Commissions on sale of domain names	(264,669)	(39,261)
Proceeds from sales-type lease of domain names	645,000	140,540
Commissions on sales-type lease of domain names	(20,000)	-
Cash consideration for Auctomatic (Note 7)	(301,579)	(1,530,047)
Purchases of property & equipment	(20,544)	(187,532)
Website development costs (Note 9)	(47,804)	(451,439)
Cash flows from (used in) investing activities	2,791,824	(1,659,437)

FINANCING ACTIVITIES
Proceeds from sale of common stock (net of share issue costs)	-	970,972
Cash flows from financing activities	-	970,972

Net decrease in cash and cash equivalents	(1,418,820)	(5,542,725)

Cash and cash equivalents, beginning of year	1,832,520	7,375,245
Cash and cash equivalents, end of year	$413,700	$1,832,520

See accompanying notes to consolidated financial statements

SUPPLEMENTAL INFORMATION	2009	2008
Cash paid during the year for:
Interest	$21,279	$-
Income taxes	$-	$-

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION

Nature of business
Live Current Media Inc. (the “Company” or “Live Current”) was incorporated under the laws of the State of Nevada on October 10, 1995 under the name “Troyden Corporation” and changed its name on August 21, 2000 from Troyden Corporation to “Communicate.com Inc.”.  On May 30, 2008, the Company changed its name from Communicate.com Inc. to Live Current Media Inc. after obtaining formal shareholder approval to do so at the Annual General Meeting in May 2008.

The Company’s principal operating subsidiary, Domain Holdings Inc. (“DHI”), was incorporated under the laws of British Columbia on July 4, 1994 under the name “IMEDIAT Digital Creations Inc.”.  On April 14, 1999, IMEDIAT Digital Creations, Inc. changed its name to “Communicate.com Inc.” and was redomiciled from British Columbia to the jurisdiction of Alberta.  On April 5, 2002, Communicate.com Inc. changed its name to Domain Holdings Inc.  DHI has 62,635,383 shares of common stock currently issued and outstanding.  61,478,225 shares, or approximately 98.2% of the outstanding shares, are held by Live Current.

Through DHI, the Company builds consumer Internet experiences around its portfolio of domain names.  DHI’s current business strategy is to develop or to seek partners to develop its domain names to include content, commerce and community applications.  DHI is currently actively developing the Perfume.com website, providing eCommerce for fragrance and other health and beauty products.  DHI develops content and sells advertising services on other domains held for future development.  Before August 2009, the Company was also developing Cricket.com, a media-rich consumer sports experience.  On August 25, 2009, the Company sold the domain name and assigned to an unrelated third party all of the rights, title, and interest in and to the original Memorandum of Understanding (“MOU”) with the Indian Premier League (“IPL”).  Refer to Note 6.

DHI owns 100% of 0778229 B.C. Ltd. (“Importers”), Acadia Management Corp. (“Acadia”), and a dormant company 612793 B.C. Ltd. (“612793”).  Acadia’s assets and liabilities were assigned to DHI in October 2008, and that company was dissolved and removed from the registrar of companies of British Columbia on January 21, 2009.

On March 13, 2008, the Company incorporated a wholly owned subsidiary in the state of Delaware, Communicate.com Delaware, Inc. (“Delaware”).  This subsidiary was incorporated in relation to the Auctomatic transaction. Refer to Note 7.

On August 8, 2008, the Company also formed a wholly-owned subsidiary in Singapore, LCM Cricket Ventures Pte. Ltd. (“LCM Cricket Ventures”).  This company holds 50.05% of Global Cricket Venture Pte. Ltd. (“Global Cricket Venture” or “GCV”).

Basis of presentation
The consolidated financial statements are presented in United States dollars and are prepared in accordance with accounting principles generally accepted in the United States.

Going Concern
The consolidated financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize assets and discharge liabilities in the normal course of business for the foreseeable future. During the year ended December 31, 2009, the Company generated a consolidated net loss of $4,010,013 (2008 - $9,987,270) and realized a negative cash flow from operating activities of $4,210,644 (2008 - $4,854,260).  At the end of 2009, there is an accumulated deficit of $16,787,208 (2008 - $12,777,195) and a working capital deficiency of $1,216,325 (2008 - $3,199,931).

The Company's ability to continue as a going-concern is in substantial doubt as it is dependent on the continued financial support from its investors, the ability of the Company to obtain financing (whether through debt or equity), the ability of the Company to use its common stock to pay for liabilities as it has in certain instances in the past, and the attainment of profitable operations.   The outcome of these matters is dependant on factors outside of the Company’s control and cannot be predicted at this time.

These financial statements do not include any adjustments relating to the recoverability or classification of assets or the amounts or classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION (continued)

Going Concern (continued)

The Company has established a plan to continue its current business operations and overcome its financial difficulties.  The Company expects to achieve an improved financial position and enhanced liquidity by establishing and carrying out a plan of recovery as follows:

1.
Auctomatic payment deferrals: Under the terms of the acquisition agreement to purchase Entity Inc. (also referred to as Auctomatic), the Company was obligated to make $800,000 in cash payments in May 2009.  Refer to Note 7.  The Company negotiated an agreement with the majority of the Entity shareholders to convert more than half of this payable into a convertible interest bearing note with a nine month term. The payment due date is May 2010.

2.
Payment of Obligations with Common Stock:  The Company intends to continue to ask certain vendors if they will agree to accept the Company’s common stock in lieu of cash as payment for outstanding obligations.  During 2009, the Company succeeded in reaching three such agreements as payment of approximately $129,401 in obligations.

3.
Global Cricket Venture: In August 2009, the Company reached an agreement with an unrelated third party (“Mauritius”), whereby Mauritius agreed to assume and be liable for all past and future obligations and liabilities of GCV arising from the original Memorandum of Understanding (“MOU”), as it was amended by the Novation Agreement discussed in Note 6.  The Company has also agreed to sell the domain name cricket.com to Mauritius, along with the associated website, content, copyrights, trademarks, etc., for consideration of four equal payments of $250,000 each.  The cricket.com domain name shall remain the property of the Company until all payments have been made.  Refer to Note 6.

4.
Reduction in employees and reduction of CEO salary: Since December 31, 2008, the Company has reduced the number of its full-time employees and consultants by 27%.  This included termination of the Company’s former President. All severance payments have been paid by the end of 2009.  The special bonus owing to the Company’s former President of $250,000CAD that was to be paid in stock was waived in exchange for $20,000 cash, which was also paid by the end of 2009.

In addition, members of senior management agreed to forgo 2008 and 2009 bonuses, staff bonuses were not granted for 2008 and 2009, and effective February 1, 2009, the Company’s CEO decreased his salary from $300,000CAD to $120,000CAD.  Salary earned from February 1, 2009 to September 30, 2009 was deferred and settled for $72,000CAD.

5.
Management Focus: Management will focus on the perfume business that is currently producing divisional profits.  Management is developing a business plan to exploit this business as it believes that the perfume business has the potential to grow dramatically and will continue to produce modest profits in the short term with minimal investment.

6.
Supply Chain Management: The Company is continuing to explore opportunities to transition from the legacy third party drop shippers which produces gross margins of 19-21% to a Third Party Logistics (“3PL”) option whereby the Company purchases the inventory and has a 3PL provider store, and “pick and pack” perfume orders. This change in supply chain methodology will require a minimal investment in inventory but should result in much healthier net margins.

7.
Domain Name sales: Management entered into arrangements in 2009 to sell or lease eleven of the Company’s non-core domain name assets, including Cricket.com, as a non-dilutive way to raise working capital.  These transactions have raised nearly $4.2 million this year.  See Note 12.

NOTE 2 – RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS

Correction of an error in comparative periods:

The Company determined that its original consolidated financial statements as at and for the three month period ended March 31, 2009, and as at and for the years ended December 31, 2008 and 2007 (the “Original Financial Statements”) contained errors.  These errors, which are described below, affected opening balances as at December 31, 2007 and the financial position, results of operations and cash flows for the comparative periods ended December 31, 2008.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 2 – RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS

A. Deferred income tax liability related to indefinite life intangible assets:

The Company’s intangible assets, comprised of its domain names, have book values in excess of their tax values.  The Original Financial Statements considered the taxable temporary differences associated with these indefinite life intangible assets in reducing the valuation allowance associated with its loss carryforwards.  This was an incorrect application of GAAP.  A deferred tax liability should have been recognized for these taxable temporary differences.  Correction of this error resulted in the recognition of a deferred tax liability of $206,370 as at December 31, 2007 and a deferred tax recovery of $40,389 for the year ended December 31, 2008.

B. Non-Controlling Interest:

The Company determined that it should have recorded $66,692 of goodwill and an increase to non-controlling interest liability associated with the exchange of $3,000,000 of amounts due from a subsidiary for additional common stock in 2008.  See Note 5.

Prior to recognizing the non-controlling interest liabilities, the non-controlling interest’s share of subsidiary losses in 2008 and 2007 was limited to the non-controlling interest liability.  As a consequence of the above increases to non-controlling interest liabilities, the non-controlling interest’s share in subsidiary losses was increased by $75,478 in the year ended December 31, 2008.

C. Management Compensation:

The financial statements for the year ended December 31, 2008 did not accrue or expense $119,045 for two CDN$100,000 special bonuses to be paid on January 1, 2009 and January 1, 2010 to the Company’s current President and Chief Corporate Development Officer pursuant to his employment agreement. These special bonuses are not discretionary, but will only be paid if he remains employed as an officer of the Company on the dates payable.

D. Estimated life of stock options:

The Company originally estimated the life of its stock options as equal to the vesting period for these options, 3 years.  The estimated life should have been 3.375 years, resulting in a decrease of $118,893 to the Company’s stock-based compensation expense in the year ended December 31, 2008.

E. Other

(i)	Expense accruals

The Company discovered an accrual and cutoff error in its recorded accounting fees, resulting in an overaccrual of accounts payable and accounting expense (included in Corporate General and Administrative expenses) of $19,521 in the year ended December 31, 2008.

(ii)	Gain on sale of domain name

The Company failed to record website development costs attributable to a domain name sold in 2008, reducing website development costs and gain on sale of domain names by $37,408 in the year ended December 31, 2008.

F. Classification of warrants issued in November 2008 private placement:

In November 2008, the Company raised $1,057,775 of cash by selling 1,627,344 units consisting of one share of the Company’s common stock and two warrants, each for the purchase of a half share of common stock.  The offering price was $0.65 per unit.  The estimated fair value of the warrants was $157,895 and was presented as equity in the Original Financial Statements.  The warrants contained provisions which could require their redemption in cash in certain circumstances which may not all be within the Company’s control.  The fair value of the warrants therefore should have been recorded as a liability, with future changes to fair value reported as either income or expense in the period in which the change in fair value occurs.  There were no changes to the fair value of the warrants between the November 2008 issue date and December 31, 2008.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 2 – RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS (continued)

G. Shares issued in connection with the merger with Auctomatic:

(i)	Valuation of shares issued as purchase consideration

The Auctomatic merger closed on May 22, 2008.  The original estimate of the fair value of the share purchase consideration attributable to the acquisition was based on the trading value of the shares around March 25, 2008.  However, the Merger Agreement had an adjustment provision regarding the number of shares to be issued, such that the shares should have been valued with reference to the May 22, 2008 closing date as opposed to the announcement date on March 25, 2008.  Using the average share price around the closing date, an additional $110,746 should have been recorded as additional paid-in capital and goodwill during the year ended December 31, 2008.

(ii)	Shares issued to Auctomatic founders

As part of the merger, the Company agreed to distribute 413,604 shares of its common stock payable on the first, second, and third anniversaries of the Closing Date (the “Distribution Date”) to the Auctomatic founders subject to their continuing employment with the Company or a subsidiary on each Distribution Date.  These shares, which were not accounted for in the Auctomatic purchase, also were not properly accounted for as compensation to the Auctomatic founders for their continued employment with the Company.  The related stock-based compensation expense that should have been recorded in 2008 was $170,065.

H. Financial Statement Classification of Amounts Payable to the BCCI and IPL:

In order to provide clarity, the Company also classified separately on its consolidated balance sheets and consolidated statements of operations the $1,000,000 of amounts payable as at December 31, 2008 to the Board of Control for Cricket in India (“BCCI”) and the DLF Indian Premier League (“IPL”).

I. Tax Impact:

Exclusive of Item A, none of the above adjustments gave rise to an increase or decrease in the Company’s tax position.

The effect of the adjustments by financial statement line item to the December 31, 2008 consolidated financial statements are disclosed in detail within the amended and restated consolidated financial statements for the year ended December 31, 2008, which are included in the Company’s Annual Report on Form 10-K as filed with the Securities & Exchange Commission on March 31, 2009, and subsequently amended on September 14, 2009 and on October 26, 2009.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies used in preparation of these consolidated financial statements:

Principles of consolidation
The consolidated financial statements include the accounts of the Company, its wholly owned subsidiary Delaware, its wholly-owned subsidiary LCM Cricket Ventures, its 98.2% interest in its subsidiary DHI, DHI’s wholly owned subsidiaries Importers and 612793, and LCM Cricket Ventures’ 50.05% interest in Global Cricket Venture (“GCV”).  All intercompany balances and transactions are eliminated on consolidation.

Use of estimates
The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of intangible assets, fair value measurement, related party transactions, stock based compensation, and determination and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and for the periods that the consolidated financial statements are prepared. Actual results could differ from these estimates.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Combinations
On the acquisition of a subsidiary, the purchase method of accounting is used whereby the purchase consideration is allocated to the identifiable assets and liabilities on the basis of fair value at the date of acquisition.  The Company considers critical estimates involved in determining any amount of goodwill, and tests for impairment of such goodwill as disclosed in its Goodwill accounting policy below.

Revenue recognition
Revenues and associated costs of goods sold from the on-line sales of products, currently consisting primarily of fragrances and other beauty products, are recorded upon delivery of products and determination that collection is reasonably assured.  The Company records inventory as an asset for items in transit as title does not pass until received by the customer.  All associated shipping and handling costs are recorded as cost of goods sold upon delivery of products.

Web advertising revenue consists primarily of commissions earned from the referral of visitors from the Company’s websites to other parties.  The amount and collectability of these referral commissions is subject to uncertainty; accordingly, revenues are recognized when the amount can be determined and collectability can be reasonably assured.  In accordance with FASB Accounting Standards Codification (“ASC”) 605-45-45, Revenue Recognition - Principal Agent Considerations, the Company records web advertising revenues on a gross basis.

Sponsorship revenues consist of sponsorships related to past cricket tournaments that are receivable based on the Company’s prior agreements relating to the Cricket.com website.  Revenues are recognized once collectability is reasonably assured.

Gains from the sale of domain names, whose carrying values are recorded as intangible assets, consist primarily of funds earned for the transfer of rights to domain names that are currently in the Company’s control.  Revenues have been recognized when the sale agreement is signed, the price is fixed and agreed upon by all parties, and the collectability of the proceeds is reasonably assured.  In the year ended December 31, 2009, there were eight sales of domain names.  Collectability of the amounts owing on these sales is reasonably assured and therefore accounted for as sales in the period the transactions occurred.  In 2008, there was one sale of a domain name.  Collectability of the amounts owing on this sale is reasonably assured and therefore accounted for as a sale in the period the transaction occurred.

Gains from the sales-type leases of domain names, whose carrying values are recorded as intangible assets, consist primarily of funds earned over a period of time for the transfer of rights to domain names that are currently in the Company’s control.  When collectability of the proceeds on these transactions is reasonably assured, the gain on sale is accounted for as a sales-type lease in the period the transaction occurs.  In the year ended December 31, 2009, there were sales-type leases for three domain names where collectability of future payments owing on sale were not reasonably assured.  Therefore, the gains were recorded based only on the amounts that were reasonably assured.  One of these contracts was breached during the year, however there was no effect to the financial statements.  In 2008, there was one sales-type lease of a domain name.  See also Note 12.

Foreign currency transactions
The consolidated financial statements are presented in United States dollars.  The functional currency of the Company is United States dollars.  In accordance with ASC 830, Foreign Currency Matters, the foreign currency financial statements of the Company’s subsidiaries are translated into U.S. dollars.  Monetary assets and liabilities are translated using the foreign exchange rate that prevailed at the balance sheet date.  Revenue and expenses are translated at weighted average rates of exchange during the year and stockholders’ equity accounts and certain other historical cost balances are translated by using historical exchange rates.  There are no resulting exchange gains and losses that are required to be presented as cumulative foreign currency translation gains (losses) within other accumulated comprehensive income (loss).  There was no effect to comprehensive income (loss) related to the share conversion with DHI.

Transactions denominated in foreign currencies are remeasured at the exchange rate in effect on the respective transaction dates and gains and losses are reflected in the consolidated statements of operations.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Comprehensive income (loss)
Comprehensive income (loss) includes all changes in equity of the Company during a period except those resulting from investments by shareholders and distributions to shareholders.  Comprehensive income (loss) includes net income (loss) and other comprehensive income (loss) (“OCI”).  The major components included in OCI are cumulative translation adjustments arising on the translation of the financial statements of self-sustaining foreign operations and unrealized gains and losses on financial assets classified as available-for-sale. The Company has no self-sustaining foreign operations or unrealized gains or losses on financial assets classified as available-for-sale.

Loss per share
Basic loss per share is computed by dividing losses for the period by the weighted average number of common shares outstanding for the period.  Diluted loss per share reflects the potential dilution of securities by including other potential common stock in the weighted average number of common shares outstanding for a period and is not presented where the effect is anti-dilutive.  The other potential common stock includes 2,845,000 options and 3,304,688 warrants as disclosed in Note 11.

Cash and cash equivalents
The Company considers all highly liquid instruments, with original maturity dates of three months or less at the time of issuance, to be cash equivalents.

Accounts receivable and allowance for doubtful accounts
The Company’s accounts receivable balance consists primarily of amounts receivable on sales and sales-type leases of domain names, goods and services taxes (GST) receivable, advertising revenues receivable and sponsorship revenues.  Per the Company’s review of open accounts and collection history, the accounts receivable balances are reasonably considered to be collectible and therefore no allowance for doubtful accounts has been reflected at the 2009 or 2008 year ends.

Inventory
Inventory is recorded at the lower of cost or market using the first-in first-out (FIFO) method.  The Company maintains little or no inventory of perfume which is shipped from the supplier directly to the customer.  The inventory on hand as at December 31, 2009 is recorded at cost of $28,714 (December 31, 2008 - $74,082) and represents inventory in transit from the supplier to the customer.

Property & Equipment
These assets are stated at cost. Minor additions and improvements are charged to operations, and major additions are capitalized. Upon retirement, sale or other disposition, the cost and accumulated depreciation are eliminated from the accounts, and a gain or loss is included in operations.

Amortization for equipment is computed using the declining balance method at the following annual rates:

Office Furniture and Equipment	20%
Computer Equipment	30%
Computer Software	100%

Amortization for leasehold improvements is based on a straight-line method calculated over the term of the lease.  Auction software was amortized straight line over the life of the asset and was written off at June 30, 2009.  Other additions are amortized on a half-year basis in the year of acquisition.

Website development costs
The Company has adopted the provisions of ASC 350-50-25, Website Development Costs, whereby costs incurred in the preliminary project phase are expensed as incurred; costs incurred in the application development phase are capitalized; and costs incurred in the post-implementation operating phase are expensed as incurred.  Website development costs are stated at cost less accumulated amortization and are amortized using the straight-line method over its estimated useful life.  Upgrades and enhancements are capitalized if they result in added functionality which enables the software to perform tasks it was previously incapable of performing.  See also Note 9.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Intangible assets
The Company has adopted the provisions of ASC 350, Intangibles – Goodwill and Other, which revises the accounting for purchased goodwill and intangible assets. Under ASC 350, intangible assets with indefinite lives are no longer amortized and are tested for impairment annually.  The determination of any impairment would include a comparison of estimated future operating cash flows anticipated during the remaining life with the net carrying value of the asset as well as a comparison of the fair value to book value of the Company.

The Company’s intangible assets, which consist of its portfolio of generic domain names, have been determined to have an indefinite life and as a result are not amortized.  Management has determined that there is no impairment of the carrying value of intangible assets at December 31, 2009.

Goodwill
Goodwill represents the excess of acquisition cost over the fair value of the net assets of acquired entities.  In accordance with ASC 350-20, Goodwill, the Company is required to assess the carrying value of goodwill annually or whenever circumstances indicate that a decline in value may have occurred, utilizing a fair value approach at the reporting unit level.  A reporting unit is the operating segment, or a business unit one level below that operating segment, for which discrete financial information is prepared and regularly reviewed by segment management.

The goodwill impairment test is a two-step impairment test.  In the first step, the Company compares the fair value of each reporting unit to its carrying value.  The Company determines the fair value of its reporting units using a discounted cash flow approach.  If the fair value of the reporting unit exceeds the carrying value of the net assets assigned to that reporting unit, goodwill is not impaired and the Company is not required to perform further testing.  If the carrying value of the net assets assigned to the reporting unit exceeds the fair value of the reporting unit, then the Company must perform the second step in order to determine the implied fair value of the reporting unit’s goodwill and compare it to the carrying value of the reporting unit’s goodwill.  The activities in the second step include valuing the tangible and intangible assets and liabilities of the impaired reporting unit based on their fair value and determining the fair value of the impaired reporting unit’s goodwill based upon the residual of the summed identified tangible and intangible assets and liabilities.

In accordance with ASC 350-20 and the Company’s policy to assess the carrying value of goodwill annually as noted above, the Company performed this assessment at the December 31, 2009 fiscal year end.  At that date, the Company determined that the business acquired was never effectively integrated into the reporting unit it was assigned to, Perfume.com.  Since the benefits of the acquired goodwill were never realized by the rest of the reporting unit, and the use of the other aspects of the business acquired have ended, the Company has determined that an impairment charge of $2,539,348 relating to the goodwill acquired pursuant to the merger with Auctomatic was required.  See also Note 7.  The balance of $66,692 of goodwill relates to the issuance of shares of DHI in exchange for intercompany debt in early 2008.  See also Note 5.

Deferred Revenue
Revenue that has been received but does not yet qualify for recognition under the Company's policies is reflected as either deferred revenue or long-term deferred revenue.

Deferred Lease Inducements
Lease inducements, including rent free periods, are deferred and accounted for as a reduction of rent expense over the term of the related lease on a straight-line basis.

Advertising Costs
The Company recognizes advertising expenses in accordance with ASC 720-35, Advertising Costs. As such, the Company expenses the costs of producing advertisements at the time production occurs or the first time the advertising takes place and expenses the cost of communicating advertising in the period during which the advertising space or airtime is used.  Internet advertising expenses are recognized as incurred based on the terms of the individual agreements, which are generally: 1) a commission for traffic driven to the Website that generates a sale or 2) a referral fee based on the number of clicks on keywords or links to its Website generated during a given period.  Total advertising expense of $594,367 for the year ended December 31, 2009 (2008 - $914,235) is included in the “Corporate Marketing” and “eCommerce Marketing” categories on the Company’s consolidated statements of operations.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-based compensation
Beginning on July 1, 2007, the Company began accounting for stock options under the provisions of ASC 718, Stock Compensation, which requires the recognition of the fair value of stock-based compensation. Under the fair value recognition provisions for ASC 718, stock-based compensation cost is estimated at the grant date based on the fair value of the awards expected to vest and recognized as expense ratably over the requisite service period of the award. The Company has used the Black-Scholes valuation model to estimate fair value of its stock-based awards which requires various judgmental assumptions including estimating stock price volatility and expected life. The Company’s computation of expected volatility is based on a combination of historical and market-based volatility. In addition, the Company considers many factors when estimating expected life, including types of awards and historical experience. If any of the assumptions used in the Black-Scholes valuation model change significantly, stock-based compensation expense may differ materially in the future from that recorded in the current period.

In August 2007, the Company’s Board of Directors approved an Incentive Stock Option Plan to make available 5,000,000 shares of common stock for the grant of stock options, including incentive stock options.  Incentive stock options may be granted to employees of the Company, while non-qualified stock options may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company, provided such consultants, independent contractors and advisors render bona-fide services not in connection with the offer and sale of securities in a capital-raising transaction or promotion of the Company’s securities.  See also Note 11.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with ASC 718 and the conclusions reached by ASC 505-50.  Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable.  The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by ASC 505-50.

On March 25, 2009, the Board of Directors approved a reduction in the exercise price of Stock Option grants previously made under the 2007 Incentive Stock Option Plan.  No other terms of the plan or the grants were modified.  See also Note 11(d).

Non-Controlling Interest
The consolidated financial statements include the accounts of DHI (and its subsidiaries).  All intercompany accounts and transactions have been eliminated upon consolidation.  The Company records non-controlling interest which reflects the 1.8% portion of the earnings of DHI and its subsidiaries allocable to the holders of the minority interest.

Income taxes
On January 1, 2007, the Company adopted the following new accounting policy related to income tax.  The Company began accounting for income tax under the provisions of Financial Accounting Standards Board (“FASB”) ASC 740-10.  ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with ASC 740-10 and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  ASC 740-10 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company and its subsidiaries are subject to U.S. federal income tax and Canadian income tax, as well as income tax of multiple state and local jurisdictions. Based on the Company’s evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company’s evaluation was performed for the tax years ended December 31, 2003, 2004, 2005, 2006, 2007, 2008 and 2009, the tax years which remain subject to examination by major tax jurisdictions as of December 31, 2009.  The Company may from time to time be assessed interest or penalties by major tax jurisdictions, although any such assessments historically have been minimal and immaterial to the Company’s financial results.  In the event the Company has received an assessment for interest and/or penalties, it has been classified in the financial statements as selling, general and administrative expense.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Adopted Accounting Pronouncements

ASC 105
In June, 2009, the FASB issued Update No. 2009-01, The FASB Accounting Standards CodificationTM (“ASC”) as the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities.  This guidance is set forth in Topic 105 (“ASC 105”).  Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative.  This statement is effective for financial statements issued for fiscal years and interim periods ending after September 15, 2009, which, for the Company, is the interim period ending September 30, 2009.  The Company adopted ASC 105 at September 30, 2009, however the adoption of this statement did not have a material effect on its financial results.  Further to the adoption of ASC 105, the Company has updated its references to GAAP.

ASC 855
In May, 2009, the FASB issued ASC 855, Subsequent Events. The new standard is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  This statement is effective for financial statements issued for interim or annual financial periods ending after June 15, 2009, which, for the Company, was the interim period ending June 30, 2009.  The Company adopted ASC 855 in the second quarter of 2009 however it did not have a material effect to the Company’s current practice.

ASC 815-10-65
In March 2008, the FASB issued ASC 815, Derivatives and Hedging.  ASC 815 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance and cash flows. Entities are required to provide enhanced disclosures about: how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for under ASC 815; and how derivative instruments and related hedged items affect an entity's financial position, financial performance and cash flows.  ASC 815 was effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, which for the Company was the fiscal year beginning January 1, 2009.  The Company adopted ASC 815-10-65 at January 1, 2009 however the adoption of this statement did not have a material effect on its financial results.

ASC 260-10-45
The FASB issued ASC 260-10-45, Earnings Per Share, which clarifies that all outstanding unvested share-based payment awards that contain rights to nonforfeitable dividends participate in undistributed earnings with common shareholders.  Awards of this nature are considered participating securities and the two-class method of computing basic and diluted earnings per share must be applied.  The restricted stock awards the Company has granted to employees and directors are considered participating securities as they receive nonforfeitable dividends.  The Company adopted AC 260-10-45 effective January 1, 2009 however there has been no material effect on its financial results.

ASC 350-30
In April 2008, the FASB issued ASC 350-30, General Intangibles Other Than Goodwill.  ASC 350-30 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset.  The intent of ASC 350-30 is to improve the consistency between the useful life of a recognized intangible asset and the period of expected cash flows used to measure the fair value of the asset.  ASC 350-30 was effective for financial statements issued for fiscal years beginning after December 15, 2008, which for the Company was the fiscal year beginning January 1, 2009.  The Company adopted ASC 350-30 at January 1, 2009 however the adoption of this statement did not have a material effect on its financial results.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Adopted Accounting Pronouncements (continued)

ASC 805
In December 2007, the FASB issued revised authoritative guidance in ASC 805, Business Combinations.  ASC 805 establishes principles and requirements for how the acquirer in a business combination: (i) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, (ii) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and (iii) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.  ASC 805 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008, which for the Company was the fiscal year beginning January 1, 2009.  The Company adopted ASC 805 at January 1, 2009, however the adoption of this statement did not have a material effect on its financial results.  ASC 805 will be applied to any future business combinations.

ASC 810
In December 2007, the FASB issued authoritative guidance related to noncontrolling interests in consolidated financial statements, which was an amendment of ARB No. 51.  This guidance is set forth in ASC 810, Consolidation.  ASC 810 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  This accounting standard is effective for fiscal years beginning on or after December 15, 2008, which for the Company was the fiscal year beginning January 1, 2009. The Company adopted ASC 810 at January 1, 2009, however the adoption of this statement did not have a material effect on its financial results.

ASC 820
In September 2006, the FASB issued ASC 820, Fair Value Measurements and Disclosures.  This Statement defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements.  This standard does not require any new fair value measurements.

In 2008, the Company adopted ASC 820 for financial assets and liabilities recognized at fair value on a recurring basis. The adoption did not have a material effect on its financial results. The disclosures required by ASC 820 for financial assets and liabilities measured at fair value on a recurring basis as at December 31, 2009 are included in Note 4.

In February 2008, the FASB issued authoritative guidance which deferred the effective date of ASC 820 to fiscal years beginning after November 15, 2008 for nonfinancial assets and nonfinancial liabilities, except for those items that are recognized or disclosed at fair value in the financial statements on a recurring basis, which for the Company was the fiscal year beginning January 1, 2009.  The Company applied the requirements of ASC 820 for fair value measurements of financial and nonfinancial assets and liabilities not valued on a recurring basis at January 1, 2009.  The adoption of this statement did not have a material effect on its financial reporting and disclosures.

Recently Issued Accounting Pronouncements

Accounting Standards Update (“ASU”) 2010-06
In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820), Improving Disclosures about Fair Value Measurements, amending ASC 820. ASU 2010-06 requires entities to provide new disclosures and clarify existing disclosures relating to fair value measurements.  The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The Company is currently evaluating the impact of ASU 2010-06, but does not expect its adoption to have a material impact on the Company’s financial position or results of operations.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)

Accounting Standards Update (“ASU”) 2009-13
In October 2009, the FASB issued ASU 2009-13, Revenue Recognition (Topic 605), Multiple-Deliverable Revenue Arrangements amending ASC 605. ASU 2009-13 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. ASU 2009-13 eliminates the residual method of revenue allocation and requires revenue to be allocated using the relative selling price method. ASU 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The Company is currently evaluating the impact of ASU 2009-13, but does not expect its adoption to have a material impact on the Company’s financial position or results of operations.

NOTE 4 – FINANCIAL INSTRUMENTS

Interest rate risk exposure
The Company currently has limited exposure to any fluctuation in interest rates.

Foreign exchange risk
The Company is subject to foreign exchange risk for sales and purchases denominated in foreign currencies. Foreign currency risk arises from the fluctuation of foreign exchange rates and the degree of volatility of these rates relative to the United States dollar. The Company does not actively manage this risk.

Concentration of credit risk
Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents, trade accounts receivable and receivable from sales-type lease.  The Company limits its exposure to credit loss by placing its cash and cash equivalents on deposit with high credit quality financial institutions. Receivables arising from sales to customers are generally immaterial and are not collateralized. Management regularly monitors the financial condition of its customers to reduce the risk of loss.

Fair values of Financial Instruments
As described in Note 3, the Company adopted all provisions of ASC 820 as of January 1, 2009.  ASC 820 defines fair value, establishes a consistent framework for measuring fair value, and expands disclosures for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. ASC 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1 - observable inputs such as quoted prices in active markets for identical assets and liabilities;

Level 2 - observable inputs such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, other inputs that are observable, or can be corroborated by observable market data; and

Level 3 - unobservable inputs for which there are little or no market data, which require the reporting entity to develop its own assumptions.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 4 – FINANCIAL INSTRUMENTS (continued)

Fair values of Financial Instruments (continued)

This hierarchy requires the Company to minimize the use of unobservable inputs and to use observable market data, if available, when estimating fair value. The fair value of warrants using the following inputs at December 31, 2009 is:

Fair Value Measurements at Reporting Date Using

Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

$125,207	-	$125,207	-

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, receivable from sales-type lease, accounts payable, bonuses payable, amounts due to shareholders of Auctomatic, and warrants.  The Company believes that the recorded values of all of its financial instruments approximate their fair values because of their nature and respective durations.

NOTE 5 – NON-CONTROLLING INTEREST

The Company currently holds 98.2% of the issued and outstanding shares of its principal operating subsidiary, DHI.  During Q1 2008, DHI issued 40,086,645 shares to Live Current at fair value in exchange for a conversion of intercompany debt of $3,000,000, therefore diluting the non-controlling interest by 3.3%. This conversion was accounted for using the purchase method resulting in an increase to goodwill of $66,692, and a credit against the non-controlling interest of $75,478 charged to income during the year ended December 31, 2008.

The 2009 income of DHI has resulted in a balance of $28,353 in the Non-Controlling Interest (“NCI”) at December 31, 2009.

NOTE 6 – GLOBAL CRICKET VENTURE

Memoranda of Understanding
On April 17, 2008, the Company signed a Memorandum of Understanding (“MOU” or “Original MOU”) with each of the Board of Control for Cricket in India (“BCCI”) and the DLF Indian Premier League (“IPL”).  The MOUs, which would have been preliminary to a final agreement, started the Company’s planned exploitation of its cricket.com domain name.

Certain other subsidiaries and ventures were incorporated or formed to further this business opportunity.  However, none of these companies were used for that purpose or had significant assets or operations, nor were any material binding contracts signed.

During the year ended December 31, 2009 and up to the date of transfer of the original MOU as disclosed below, the Company incurred $452,307 (2008 - $1.47 million) in furtherance of this plan which have been included in corporate marketing, management fees and employee salaries, and corporate general and administrative expenses.  As the plan to exploit cricket.com was in its early stages, all expenditures were charged to operations.

On August 20, 2009, GCV transferred and assigned to an unrelated third party, Mauritius, all of the rights, title, and interest in and to the Original MOU with the IPL, as the Original MOU was amended by the Novation Agreement that was signed on March 31, 2009.  Pursuant to this agreement, Mauritius also agreed to assume and be liable for all past and future obligations and liabilities of GCV arising from the original MOU, as it was amended by the Novation.  Mauritius made the $750,000 payment as required under the Novation Agreement during Q3 of 2009, therefore Live Current was released from all accrued liabilities under the BCCI MOU.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 6 – GLOBAL CRICKET VENTURE (continued)

The Company also agreed to sell the domain name cricket.com, along with the associated website, content, copyrights, trademarks, etc, to Mauritius, for consideration of four equal payments of $250,000 each.  The first instalment of $250,000 was received in September 2009 and the second instalment was received subsequent to year end.   However, collectibility of this instalment was reasonably assured at year end, therefore it was included in the calculation of the gain below. The cricket.com domain name shall remain the property of the Company until all payments have been made.  In order to facilitate the transfer of the cricket.com website, the Company has agreed to provide Mauritius with support services for a period of no more than 6 months (the “Transition Period”).  In exchange for the support services, Mauritius has agreed to the payment of certain expenses related to the support services.

The Company has accounted for this transaction under ASC 605-25, Multiple Element Arrangements.  As a result, the gain on the sales type lease of cricket.com, the gain on settlement upon assignment and assumption of amounts due under the Novation Agreement, as well as the support services to be provided by the Company to Mauritius during the Transition Period, are to be recognized over the six month Transition Period, or from September 2009 to February 2010.  Since the collectability of the two remaining future payments relating to the sales-type lease of cricket.com is not reasonably assured, the Company has only recorded the first and second $250,000 instalments in its analysis under ASC 605-25.  As a result, during the year ended December 31, 2009, the Company recognized four month’s gain on settlement of the amounts owing under the Novation Agreement, four month’s gain on the first instalment and one month’s gain on the second instalment received for the sales-type lease of cricket.com.

Settlement of amounts due regarding Global Cricket Venture	$750,000
Less: Recognized gain on settlement during 2009	(500,000)
		$250,000
Q3 Gain on sales-type lease of cricket.com	250,000
Less: Recognized gain on sales-type lease of cricket.com	(166,667)
		83,333
Q4 Gain on sales-type lease of cricket.com	250,000
Less: Recognized gain on sales-type lease of cricket.com	(83,333)
		166,667
Deferred gains of amounts regarding Global Cricket Venture at December 31, 2009		$500,000

NOTE 7 – MERGER AGREEMENT

On March 25, 2008, the Company and its wholly owned subsidiary, Communicate.com Delaware, Inc. (“Delaware”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Entity, Inc., a Delaware corporation (“Auctomatic”).  The merger agreement was consummated on May 22, 2008 (the “Closing Date”).  In connection with the Merger Agreement, the stockholders of Auctomatic received in total (i) $2,000,000 cash minus $152,939 in certain assumed liabilities and (ii) 1,000,007 shares of common stock of the Company (equal to $3,000,000 divided by $3.00 per share, the closing price of the Company’s common stock on the business day immediately preceding the Closing Date) in exchange for all the issued and outstanding shares of Auctomatic.

The consideration was payable as follows: (i) 340,001 shares, or 34%, of the common stock and (ii) $1,200,000 less $152,939 in assumed liabilities.  An additional 246,402 shares of common stock were issued and were to be distributed in equal amounts to the Auctomatic shareholders on each of the first, second and third anniversaries of the Closing Date. The remaining $800,000 of the total Cash Consideration was to be distributed on the first anniversary of the Closing Date.  All amounts of cash and common stock are to be distributed pro rata among the Auctomatic Stockholders.

The distribution of the remaining 413,604 shares of the common stock payable on the first, second and third anniversary of the Closing Date to the Auctomatic founders was subject to their continuing employment with the Company or a subsidiary on each Distribution Date.  As these shares were contingent on future employment, they were considered contingent consideration and were required to be accounted for under ASC 718 as stock-based compensation.  During the first quarter of 2009, one of the founders resigned from Live Current, and therefore the distribution of 137,868 shares of the common stock on the first, second and third anniversaries was no longer payable.  At that date, the remaining 275,736 shares of the common stock owing to the other founders remained payable on the anniversary dates as noted above.  During the second quarter of 2009, 91,912 of these shares were issued to the two founders who remained with the Company.  In August 2009, these two founders were terminated.  The remaining 183,824 shares of common stock payable under the Merger Agreement on the second and third anniversaries to these two Auctomatic founders contingent on employment were forgone pursuant to the separation agreements with these two individuals.  See also Note 11.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 7 – MERGER AGREEMENT (continued)

The purchase price to affect the merger was allocated as following on the Closing Date:

Purchase Price Paid

Cash (net of assumed liabilities)	$1,046,695
Transaction Costs	387,358

Cash consideration for Auctomatic	1,434,053
Present value of shares of common stock paid and payable to shareholders of Auctomatic	1,248,865
Present value of amounts payable to shareholders of Auctomatic	640,000

Total	$3,322,918

Net Assets Acquired

Assets
Cash	$3,066
Share subscriptions receivable	780
Computer hardware	7,663
Auction software (Note 8)	925,000
Goodwill	2,539,348
Less Liabilities
Accounts payable and accrued liabilities	(85,622)
Loan payable	(67,317)

Net Assets Acquired	$3,322,918

To show effect to the merger of Auctomatic and Delaware as if the merger had occurred on January 1, 2008, the pro forma information for the year ended December 31, 2008 would have resulted in revenues that remain unchanged from those reported in the consolidated financial statements, no cumulative effect of accounting changes, and income before extraordinary items and net income which both would have decreased by $106,035.

At May 22, 2008, the fair value of the amounts payable in cash to shareholders of Auctomatic on the first anniversary of the closing date was $640,000.  The fair value discount was accreted in full by $63,300 by the first anniversary date, May 22, 2009 (2008 accretion - $96,700).  As a result, the full $800,000 of the amounts payable in cash to the shareholders of Auctomatic due on the first anniversary of the closing date had been accrued by the Company.  The funds due to the Auctomatic shareholders at the first anniversary date were not paid by the Company as required.

In August 2009, the Company issued convertible notes to twelve of the eighteen shareholders covering $424,934 of the total $800,000.  These convertible notes are interest bearing at 10% per annum, with such interest accruing as of May 22, 2009 and payable quarterly in arrears.  The convertible notes mature on May 22, 2010.

Convertible Notes to Shareholders of Auctomatic
Convertible notes issued August 21, 2009	$424,934
Interest accrued May 22, 2009 – December 31, 2009	25,845
Interest paid up to December 31, 2009	(21,279)
Balance, December 31, 2009	$429,500

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 7 – MERGER AGREEMENT (continued)

Also in August 2009, the Company reached an agreement with the remaining two founders of Auctomatic to terminate their employment.  Under their separation agreements, the Company will repay the amounts owed to them under the Merger Agreement at a 10% discount to face value as discussed below.  The Company also recorded $60,000 of severance costs in Q3 of 2009 due to them under their employment agreements.  The severance costs were reimbursed pursuant to the Cricket agreements as discussed in Note 6.  In consideration of these payments, these individuals have each agreed to forfeit their rights to 91,912 shares of Live Current common stock that were due to be issued to each of them in May 2010 and May 2011 under the Merger Agreement.

The amounts owing to the two founders of Auctomatic pursuant to the Merger Agreement totalled $334,224 prior to their separation agreement.  These amounts were discounted at 10% to face value in August 2009 and a gain on restructure of the Auctomatic payable of $29,201 was recorded in the statements of operations during the third quarter of 2009.  Payments of $75,200 were made against the amounts owing to the founders upon execution of the separation agreements.  The agreements provided for the balance of the payments to be made on October 1, 2009, with simple interest accruing on unpaid amounts after October 1, 2009 at 10% per annum.  Amounts owing to the other four of the eighteen shareholders of Auctomatic who did not take part in the convertible note offering total $40,841.

Due to Shareholders of Auctomatic
Amounts payable to Auctomatic founders	$334,224
Amounts paid to Auctomatic founders	(227,200)
Amounts payable to other Auctomatic shareholders	40,841
Gain on restructure of Auctomatic payable	(29,201)
Balance, December 31, 2009	$118,664

At December 31, 2009, the Company recognized an impairment charge of the goodwill acquired pursuant to the merger of $2,539,348 as noted above.

NOTE 8 – PROPERTY & EQUIPMENT

December 31, 2009	Cost	Accumulated Amortization	Net Book Value
Office Furniture and Equipment	$167,464	$57,956	$109,508
Computer Equipment	119,737	69,167	50,570
Computer Software	27,276	27,276	-
Leasehold Improvements	142,498	71,249	71,249
	$456,975	$225,648	$231,327

December 31, 2008 (as restated)	Cost	Accumulated Amortization	Net Book Value
Office Furniture and Equipment	$165,868	$30,778	$135,090
Computer Equipment	100,789	51,554	49,235
Computer Software	27,276	13,638	13,638
Auction Software	925,000	179,861	745,139
Leasehold Improvements	142,498	42,749	99,749
	$1,361,431	$318,580	$1,042,851

At June 30, 2009, the Company analyzed the potential for impairment of the auction software that was acquired pursuant to the Merger Agreement.  At this date, the Company considered the significant changes that were made to the direction and to staffing within the Company.  The lack of a strategy, plans, or use of the Auction software a year subsequent to the acquisition of the software indicated impairment of the asset at the end of the second quarter of 2009.  Therefore, the Company believed that the auction software was impaired and has written off the net book value of the asset of $590,973 at that date.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 9 – WEBSITE DEVELOPMENT COSTS

Website development costs are related to infrastructure development of various websites that the Company operates.  In previous years, costs qualifying for capitalization were immaterial and therefore were expensed as incurred.  Website maintenance, training, data conversion and business process reengineering costs are expensed in the period in which they are incurred.  Costs incurred in the application development phase are capitalized, and when the related websites reach the post-implementation operating phase, the Company begins amortizing these costs on a straight-line basis over 36 months beginning in the month following the implementation of the related websites.

	December 31, 2009	December 31, 2008 (as restated)
Website Development Costs	$359,929	$405,001
Less: Accumulated Amortization	(142,046)	(49,610)
	$217,883	$355,391

The Company capitalized website development costs of $47,804 during the year ended December 31, 2009 and recorded $123,395 in accumulated amortization.  The Company expensed website development costs of $92,876 and corresponding accumulated amortization of $30,959 related to domain names that were sold during the year.  The net effect of these amounts was offset against the gain from sales of domain names.

NOTE 10 – DEFERRED LEASE INDUCEMENTS

	December 31, 2009	December 31, 2008 (as restated)
Deferred Lease Inducements	$55,379	$75,518
Less: Current Portion	(20,138)	(20,138)
	$35,241	$55,380

NOTE 11 – COMMON STOCK

a)     Authorized

The authorized capital of the Company consists of 50,000,000 common shares with a par value of $0.001 per share. No other shares have been authorized.

b)     Issued

At December 31, 2009, there were 24,026,180 (December 31, 2008 – 23,546,370) shares issued and outstanding.

2009

On January 2, 2009, the Company issued 15,000 shares with a value of $5,700 to the investor relations firm that was engaged to provide investor relations services to the Company.  This was the Company’s final share issuance to this investor relations firm.  The agreement has since been terminated.

On January 8, 2009, the Company entered into an agreement whereby $120,776 of its accounts payable was extinguished in exchange for the issuance of 345,075 shares of its common stock.  As a result of this agreement, 172,538 shares were issued on January 22, 2009 and 172,537 shares were issued on February 20, 2009.

On April 9, 2009, the Company entered into an agreement whereby $8,625 of its accounts payable was extinguished in exchange for the issuance of 27,823 shares of its common stock.  These shares were issued on April 14, 2009.

On June 19, 2009, the Company issued 45,956 shares of its common stock to each of the two remaining Auctomatic founders for a total of 91,912 shares pursuant to the Merger Agreement as discussed in Note 7.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 11 – COMMON STOCK

2008

The Company issued 50,000 warrants to an investor relations firm in May 2008, and expensed $45,500 in relation to the value of the warrants.  See also Note 11(e).

In June 2008, the Company issued 586,403 shares of common stock in relation to the May 22, 2008 merger with Auctomatic.  Of those total issued shares, 340,001 shares were distributed to the shareholders and an additional 246,402 shares were being held for future distribution in three equal installments on the three anniversary dates following the merger pursuant to the terms of the Merger Agreement.  The value of the stock consideration was added to the cash consideration in the Company’s determination of the purchase price.  See also Note 7.  The remaining 413,604 shares of common stock were reserved for future issuance to the Auctomatic founders and are accounted for as stock-based compensation pursuant to ASC 718. See also Note 11(c) and Note 11(d).

In May and June 2008, the Company issued 45,000 shares to an investor relations firm that had been engaged to provide investor relations services to the Company.  Of the 45,000 shares, 30,000 shares with a value of $85,350 were issued as partial consideration for services rendered, while the remaining 15,000 shares with an estimated value of $42,300 were recorded as a prepaid expense in June 2008 for services to be rendered in July 2008.  In July 2008, this amount was revalued to $36,573 based on the July average stock price and expensed with the difference between the estimated and actual values adjusted to Additional Paid-In Capital.

In August 2008, the Company issued 33,000 shares to an investor relations firm that had previously been engaged to provide investor relations services to the Company.  The contract with this former investor relations firm terminated August 1, 2008.  The 33,000 shares owing to the firm had a value of $85,682 and were issued as full consideration for services rendered.

In August and September 2008, the Company issued 30,000 shares to an investor relations firm that had been engaged to provide investor relations services to the Company.  These shares, which were valued at $57,254, were issued as partial consideration for services rendered during the year.

In October 2008, the Company cancelled 300,000 shares of common stock that had been pre-maturely issued in a prior year in anticipation of a transaction that was never consummated.

During November 2008, the Company accepted subscriptions from 11 accredited investors pursuant to which the Company issued and sold 1,627,344 units consisting of one share of the Company’s common stock and two warrants, each for the purchase of one-half a share of common stock.  The price per unit was $0.65.  The Company raised gross proceeds of $1,057,775 (the “Offering”). The Offering closed on November 19, 2008.  One warrant is exercisable at $0.78 (a 20% premium) and expires November 19, 2010.  The other warrant is exercisable at $0.91 (a 40% premium) and expires November 19, 2011.  The Company incurred $86,803 in share issuance costs related to the Offering.  The Company filed an S-1 Registration Statement with the SEC on May 1, 2009 to register for resale the common stock and the common stock underlying the warrants.  The securities were offered and sold by the Company to accredited investors in reliance on Section 506 of Regulation D of the Securities Act of 1933, as amended.  Refer to Note 11(e).

In December 2008, the Company extinguished $16,500 of accounts payable by issuing 33,000 shares to the investor relations firm that had previously been engaged to provide investor relations services to the Company.

In October, November and December 2008, the Company issued 45,000 shares to an investor relations firm that had been engaged to provide investor relations services to the Company.  These shares, which were valued at $39,000, were issued as partial consideration for services rendered.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 11 – COMMON STOCK (continued)

c)     Reserved

Auctomatic

At December 31, 2008, the Company had reserved 413,604 shares of common stock for future issuance and distribution in relation to the May 22, 2008 merger with Auctomatic. These shares were to be issued to the Auctomatic founders in three equal instalments on the next three anniversary dates of the merger contingent on their continued employment with the Company pursuant to the terms of the Merger Agreement. In the first quarter of 2009, one of the Auctomatic founders resigned from the Company. As a result, 137,868 shares reserved for distribution to this individual were released and are no longer payable.    In the second quarter of 2009, the Company issued 91,912 shares to the remaining two Auctomatic founders pursuant to the Merger Agreement as noted above.

In August 2009, the remaining two Auctomatic founders were terminated.  The shares of common stock contingent on their continued employment with the Company were forgone pursuant to separation agreements signed with the two individuals.  Therefore, at December 31, 2009, there are no further reserved shares for future issuance and distribution to the Auctomatic founders. See also Note 7 and Note 11(d).

Former President

Effective January 31, 2009, the Company’s former President and Chief Operating Officer resigned.  Pursuant to his separation agreement, the Company was required to pay an accrued special bonus in the amount of CDN$250,000 less any statutory deductions.  This amount was included in accounts payable and accrued liabilities at that time.  The net payment of this bonus was to be converted to equity and paid as restricted shares of the Company’s common stock.

On November 13, 2009 the Company entered into a second amendment to the separation agreement noted above.  Pursuant to the second amendment, the severance allowance remaining to be paid and all additional benefits owed to Mr. Ehrlich as of November 16, 2009 in the gross amount of $109,375 was to be paid in a lump sum payment less all applicable withholdings, rather than over a period of 10 remaining months.  Furthermore, Mr. Ehrlich waived the CDN$250,000 in net monthly equity payments that the Company was obligated to pay him under the initial separation agreement, and accepted $20,000 cash, less all applicable withholdings, in lieu thereof.

d)    Stock Options

The Board of Directors and stockholders approved the 2007 Stock Incentive Plan and adopted it on August 21, 2007 (the “Plan”).  The Company has reserved 5,000,000 shares of its common stock for issuance to directors, employees and consultants under the Plan.  The Plan is administered by the Board of Directors.  Vesting terms of the options range from immediately to five years and no options will be exercisable for a period of more than ten years.

All stock options noted herein vest over three years and are exercisable for a period of five years based on the date of grant.  The Company historically valued the options granted to employees and directors using the Black Scholes option pricing model at the date of grant.  The Company values the options to consultants at each reporting period under ASC 718 for non-employees using the Black Scholes option pricing model.  The assumptions used in the pricing model include:

	2009	2008 (as restated)
Dividend yield	0%	0%
Expected volatility	97.02%-124.52%	64.86%-75.68%
Risk free interest rate	1.29%-1.70%	1.62% - 3.07%
Expected lives	3.375 years	3.375 years

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 11 – COMMON STOCK (continued)

d)   Stock Options (continued)

(i)
On January 1, 2008, the Company granted to its Chief Corporate Development Officer (“CCDO”) 1,000,000 options at an exercise price of $2.06 per share.  These options have a fair value of $1.26 per option granted.

(ii)
On January 7, 2008, the Company granted to its Vice President, Finance (“VP Finance”) 150,000 options at an exercise price of $1.98 per share.  These options have a fair value of $1.20 per option granted.

(iii)	On March 14, 2008, the Company granted to a director 100,000 options at an exercise price of $2.49 per share. These options have a fair value of $1.40 per option granted.

(iv)
On May 27, 2008, the Company granted to its Vice President, General Counsel (“VP GC”) 125,000 options at an exercise price of $3.10 per share.  These options have a fair value of $1.71 per option granted.

(v)
Between January 1, 2008 and December 31, 2008, the Company granted to its full-time corporate directors a total of 425,000 options at a range of exercise prices between $2.06 and $3.30 per share.  These options have a fair value of between $1.26 and $1.92 per option granted.  25,000 of these options were forfeited during 2008 and the remaining 400,000 options were forfeited in 2009.

(vi)
Between January 1, 2008 and December 31, 2008, the Company granted to its full-time employees a total of 290,000 options at a range of exercise prices between $0.65 and $3.10 per share.  These options have a fair value of between $0.30 and $1.71 per option granted.  17,500 of these options have been forfeited during 2008 and 167,500 options were forfeited in 2009.

(vii)
Between January 1, 2008 and December 31, 2008, the Company granted to consultants a total of 70,000 options at exercise prices ranging from $2.06 to $2.49 per share.  All of these options were forfeited during 2008.

(viii)
On March 25, 2009, the Board of Directors approved a reduction of the exercise price of stock option grants made prior to this date.  As a result, all grants issued prior to March 25, 2009 currently have an exercise price of $0.65.  The stock option grants included in the repricing initially had exercise prices between $0.65 and $3.30.  The incremental value of $213,895 relating to the fair values at the date of the reduction in price has been included in the period expense.

(ix)
On March 25, 2009, the Company granted to its full-time employees a total of 115,000 options at an exercise price of $0.30 per share.  These options have a fair value of $0.19 per option granted.  In 2009, 100,000 options were forfeited.

(x)	On April 8, 2009, the Company granted to one of its full-time employees a total of 5,000 options at an exercise price of $0.35 per share. These options have a fair value of $0.23 per option granted.

(xi)	On May 28, 2009, the Company granted to one of its full-time employees a total of 5,000 options at an exercise price of $0.30 per share. These options have a fair value of $0.21 per option granted.

(xii)
On September 1, 2009, the Company granted to two of its full-time corporate directors a total of 75,000 stock options at an exercise price of $0.22 per share.  These options have a fair value of $0.16 per option granted.

(xiii)
On November 30, 2009, the Company granted to one of its full-time employees a total of 15,000 options at an exercise price of $0.16 per share.  These options have a fair value of $0.12 per option granted.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 11 – COMMON STOCK (continued)

d)    Stock Options (continued)

The Company recognizes stock-based compensation expense over the requisite service period of the individual grants.  ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Due to recent economic developments, the Company has experienced a high level of forfeitures during late 2008 and early 2009. The Company assesses forfeiture rates for each class of grantees; executive management and directors, corporate directors, and general staff members.  Executive management and directors are relatively few in number and turnover is considered remote, therefore the Company estimates forfeitures for this class of grantees to be 10%. Corporate directors are high level senior staff members with a forfeiture rate of 25% and general staff members have a higher forfeiture rate due to higher average turnover rates at 35%. Estimate of forfeitures is reviewed on an annual basis. Stock-based compensation is expensed on a straight-line basis over the requisite service period.

The fair value of these options at December 31, 2009 of $5,013,896 (2008 - $5,824,833) will be recognized on a straight-line basis over a vesting term of 3.375 years and an expense has been recognized in the year ended December 31, 2009 of $1,596,847 (2008 - $1,992,461) and included in management fees and employee salaries expense.

On May 22, 2008, the Company reserved 413,604 shares of common stock for future issuance and distribution in relation to the merger with Auctomatic.  These shares were to be issued to the Auctomatic founders in equal instalments on the three subsequent anniversary dates of the merger contingent on their continued employment with the Company pursuant to the terms of the Merger Agreement.  As these shares were contingent on future employment, they were considered contingent consideration and are required to be accounted for under ASC 718 as stock-based compensation.  During the first quarter of 2009, 137,868 of these shares were forfeited.  During the second quarter of 2009, 91,912 of these shares were issued out of treasury.  During the third quarter of 2009, the remaining 183,824 shares were forfeited.  See also Note 7 and Note 11(c).  Before August 2009, the shares were valued using the Black Scholes option pricing model at the date of grant using a 3 year term and a 33% forfeiture rate.  Beginning in August 2009, the shares were valued using a 100% forfeiture rate as all of the founders had forfeited their shares.

The fair value of these shares at July 31, 2009 of $1,077,773 (December 31, 2008 - $1,157,049) was recognized on a straight-line basis over a vesting term of 3 years at date of grant and accordingly, an expense had been recognized in the year ended December 31, 2009 of $160,955 (2008 - $170,065) and included in management fees and employee salaries expense.  In August 2009, the forfeiture rate changed to 100% and therefore at December 31, 2009, the fair value was $0.

A summary of the option activity under the 2007 Plan during 2008 and 2009 is presented below:

Options	Shares	Weighted Average Exercise Price $	Weighted Average Fair Value $
Options outstanding, December 31, 2007	2,750,000	1.41	1.50
Granted	2,160,000	0.81	1.36
Exercised	-	-	-
Forfeited or expired	(112,500)	2.29	0.47
Options outstanding, December 31, 2008	4,797,500	1.12	1.46
Granted	215,000	0.26	0.18
Exercised	-	-	-
Forfeited or expired	(2,167,500)	1.67	1.44
Options outstanding, December 31,2009	2,845,000	0.63	1.38

Options vested at December 31, 2009	1,783,334	0.65	1.45

Aggregate Intrinsic Value	$0
Weighted average remaining life	2.97 Years

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 11 – COMMON STOCK (continued)

e)    Common Stock Purchase Warrants

On June 11, 2007, the Company issued 1,000,000 shares of common stock and 1,000,000 common stock share purchase warrants to a company owned and controlled by the Company’s Chief Executive Officer in exchange for $1,000,000 cash.  The warrants expired June 10, 2009.

On May 1, 2008, the Company issued 50,000 common stock share purchase warrants with an exercise price of $2.33 to its investor relations firm in connection with a services agreement.  The warrants expire May 1, 2010.  The Company valued these warrants using the Black Scholes option pricing model using the following assumptions: no dividend yield; expected volatility rate of 69.27%; risk free interest rate of 2.37% and an expected life of 2 years resulting in a fair value of $0.91 per warrant granted, and a total fair value of $45,500.

In connection with the private placement in November 2008, the Company issued 1,627,344 warrants, each for the purchase of one-half share of the Company’s common stock, with an exercise price of $0.78 expiring November 19, 2010 and 1,627,344 warrants, each for the purchase of one-half share of the Company’s common stock, with an exercise price of $0.91 expiring November 19, 2011.  The Company valued the warrants expiring November 19, 2010 using the Black Scholes option pricing model using the following assumptions: no dividend yield; expected volatility rate of 75.24%; risk free interest rate of 1.09% and an expected life of 1 year.  This resulted in a fair value of $0.09 per warrant.  The Company valued the warrants expiring November 19, 2011 also using the Black Scholes option pricing model using the following assumptions: no dividend yield; expected volatility rate of 70.53%, risk free interest rate of 1.36% and an expected life of 2 years.  This resulted in a fair value of $0.10 per warrant.  The total fair value of both warrants at December 31, 2009 was $250,710 (2008 - $157,895).  The warrants issued are contingently redeemable in cash in certain circumstances which may not all be within the Company’s control.  As a result, the accounting treatment for the warrants falls under ASC 815-40-25, and their fair value of $157,895 at December 31, 2008 was recorded as a liability.  Any future changes to the fair value of the warrants will be adjusted to the statement of operations in the period in which the change in fair value occurs.  During the year ended December 31, 2009, the increase to the fair value of the warrants was $92,815 which was charged against corporate general and administrative expenses during the year.

As of December 31, 2009, 3,304,688 warrants to purchase the Company’s common stock remain outstanding as follows:

		Weighted
Warrants	Outstanding	Average	Date of
		Exercise Price	Expiry
			$
Warrants outstanding, December 31, 2007	1,000,000	1.25	June 10, 2009
Granted May 1, 2008	50,000	2.33	May 1, 2010
Granted November 19, 2008	1,627,344	0.78	November 19, 2010
Granted November 19, 2008	1,627,344	0.91	November 19, 2011
Warrants outstanding and exercisable December 31, 2008	4,304,688	0.96
Granted	-	-
Cancelled or expired	(1,000,000)	1.25
Warrants outstanding and exercisable December 31, 2009	3,304,688	0.89

Weighted average remaining life	1.35 Years

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 12 – DOMAIN NAME LEASES AND SALES

2009

In December 2009, the Company sold two domain names for $152,700 net of commission and the purchase prices were paid in full upon the execution of the agreement.  The resulting $122,327 in net gain was reported in the fourth quarter of 2009.

In December 2009 (the “Effective Date”), the Company entered into an agreement to lease two domain names to an unrelated third party for $400,000 less 10% commission.  The terms of the agreement provided for the receipt of this amount in irregular lease payments to be received by May 2010.  The first payment of $40,000 less half of the commission was due upon execution of the agreement, and three instalments of $120,000 each (less commission) are due on March 31, 2010, April 30, 2010, and May 31, 2010.  The Company will lease the domain name to the purchaser exclusively during the term of the agreement.  Title and rights to the domain name will be transferred to the purchaser only when full payment is received at the end of the lease term.  If the purchaser defaults on any payments, the agreement would terminate, funds received to date would be forfeited by the purchaser, and rights to the domain name would return to the Company.  Due to the uncertainty regarding the collectability of the funds in the future, only the first payment received has been recorded as a gain on sale of a domain name.

In August 2009, the Company sold the domain name www.cricket.com.  Due to the uncertainty regarding the collectability of the funds receivable under the sale agreement in the future, the Company recognized the first instalment of $250,000 received during the third quarter of 2009 and recognized the second instalment of $250,000 during the fourth quarter of 2009.  These amounts were included in the Company’s analysis under ASC 605-25 as disclosed in Note 6.  Therefore four/sixths of the first instalment of $250,000, or $166,667, and one/third of the second instalment of $250,000, or $83,333, were recorded as a gain on sales-type lease of a domain name during the year.

In July 2009, the Company sold three domain names for $725,000 less 10% commission and the purchase prices were paid in full upon the execution of each agreement.  The resulting $374,887 in net gain was reported in the third quarter of 2009.

On April 15, 2009, the Company sold one domain name to an unrelated third party for $400,000 less 10% commission, resulting in a $261,934 net gain in the second quarter of 2009.

On February 27, 2009 (the “Effective Date”), the Company entered into an agreement to lease one domain name to an unrelated third party for $1,250,000.  The terms of the agreement provided for the receipt of this amount in irregular lease payments over a one-year term.  The first payment of $225,000 was due within 7 days of the Effective Date, $65,000 was due on each of the first to the fifth monthly anniversaries of the Effective Date, $100,000 was due on each of the sixth to the ninth monthly anniversaries of the Effective Date, and $300,000 was due on the first year anniversary of the Effective Date.  The Company was to lease the domain name to the purchaser exclusively during the term of the agreement.  Title and rights to the domain name would be transferred to the purchaser only when full payment was received at the end of the lease term.  If the purchaser defaulted on any payments, the agreement would terminate, funds received to date would be forfeited by the purchaser, and rights to the domain name would return to the Company.  Due to the uncertainty regarding the collectability of the funds in the future, only the amounts received were recorded as a gain on sale of a domain name.  During Q1 of 2009, a resulting gain of $290,000 was recorded based on the payments received.  During Q2 of 2009, a resulting gain of $65,000 was recorded based on the payment received in April 2009.  In May 2009, the purchaser breached the agreement.  As a result, the purchaser forfeited the total of $355,000 that had already been paid to the Company as of that date and that was recorded as a gain on sales-type lease of domain name.  Under the terms of the agreement, the Company retained the funds and the domain name.  In August 2009, the Company subsequently sold this domain name to an unrelated third party for $1,100,000 less $110,000 in commission and the purchase price was paid in full upon the execution of the agreement. The resulting gain of $740,000 was reported as a gain on sale of domain name in the third quarter of 2009.

On February 24, 2009, the Company sold one domain name to an unrelated third party for $400,000, resulting in a gain of $327,933 in the first quarter of 2009.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 12 – DOMAIN NAME LEASES AND SALES (continued)

2008

On December 31, 2008, the Company entered into an agreement to sell one domain name to an unrelated third party for CDN$500,000.  The terms of the agreement provided for the receipt of CDN$476,190 on December 31, 2008 and the balance of CDN$23,810 by March 31, 2009.  The title of the domain name transferred to the buyer at December 31, 2008 as collection of the balance was reasonably assured, therefore the disposal and resulting gain of $293,215 was recorded on December 31, 2008.  Both payments were received in accordance with the terms of the agreement.

On January 17, 2008, the Company entered into an agreement to lease one domain name to an unrelated third party for CDN$200,000.  The terms of the agreement provide for the receipt of this amount in five irregular lease payments over a two-year term.  The first payment of CDN$25,000 was due on January 17, 2008 (the “Effective Date”), CDN$45,000 was due 3 months after the Effective Date, CDN$80,000 was due 6 months after the Effective Date, CDN$25,000 is due 1 year after the Effective Date, and CDN$25,000 is due 2 years after the Effective Date.  The Company will lease the domain name to the third party exclusively during the term of the agreement.  Title and rights to the domain name will be transferred to the purchaser only when full payment is received at the end of the lease term.  If the third party defaults on any payments, the agreement terminates, funds received to date are forfeited by the lessee, and rights to the domain name return to the Company.  This transaction was recorded as a sales-type lease in 2008.  The investment in a sales-type lease of $163,963 was recorded on the balance sheet on a net basis after the lease payments received to date.  The gain of $168,206 was recorded at the present value of the lease payments over the term, net of the cost of the domain name, at an implicit rate of 6%.  Payments have been collected to date in accordance with the terms of the agreement.

NOTE 13 – OTHER EXPENSES

During Q1 of 2009, the Company incurred various restructuring costs of $264,904 consisting of severance payments to the former President and Chief Operating Officer and to other staff terminated in the first quarter as a result of restructuring the Company’s staffing requirements.  There were no such expenses in Q2 or Q3 of 2009.

During Q1 of 2008, the Company incurred various restructuring costs totaling $629,856 relating to establishing the new management team.  During the period, such costs included severance payments to the Company’s former Chief Financial Officer of $168,429, $25,657 in consulting fees to the former Chief Financial Officer, $317,109 in signing bonuses to the Company’s new Chief Corporate Development Officer and new Vice President Finance, a severance payment of $53,582 to one full time employee, $39,778 in costs related to changing the Company name and rebranding, and $25,301 in some final windup costs related to the FrequentTraveller disposition in late 2007.  During Q2 of 2008, the Company incurred similar restructuring costs including $31,691 in valuation costs relating to the issuance of DHI shares to its parent company, which occurred in Q1 of 2008, and $2,000 in some final windup costs related to the FrequentTraveller disposition in late 2007.   During Q3 of 2008, the Company incurred $20,000 in costs related to engaging a firm to pursue capital financing opportunities that were terminated subsequent to the 2008 year end.

NOTE 14 – INCOME TAXES

The Company’s subsidiaries, DHI, Importers, and 612793 are subject to federal and provincial taxes in Canada.  The Company and its subsidiary, Delaware, are subject to United States federal and state taxes.

As at December 31 2009, the Company and its US subsidiaries have net operating loss carryforwards from previous tax years of approximately $4,320,900 and capital loss carryforwards of $120,000 that result in deferred tax assets.  The Company’s Canadian subsidiaries have non capital loss carryforwards of approximately $7,552,600 that result in deferred tax assets.  These loss carryforwards will expire, if not utilized, through 2029.  The Company’s subsidiary DHI also has approximately $417,500 in undepreciated capital costs relating to property and equipment that have not been amortized for tax purposes.  The costs may be amortized in future years as necessary to reduce taxable income.  Management believes that the realization of the benefits from these deferred tax assets is uncertain and accordingly, a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 14 – INCOME TAXES (continued)

The Company’s actual income tax provisions differ from the expected amounts determined by applying the appropriate combined effective tax rate to the Company’s net income before taxes. The significant components of these differences are as follows:

	2009	2008 (As Restated)
Income (Loss) before income taxes	$(4,091,076)	$(10,027,659)
Combined corporate tax rate	35.0%	35.0%
Expected corporate tax recovery (expense)	1,431,877	3,509,681

Effective foreign tax rate adjustment	27,301	(158,651)

Increase (decrease) resulting from:
Effect of tax rate changes	-	(129,720)
Reduction in future tax benefits related to Auctomatic	(103,875)	(219,980)
Reduction in future tax benefits related to intangible assets	46,735	(91,309)
Non-taxable portion of domain name sales	760,145	143,041
Stock based compensation	(548,806)	(701,983)
Non-deductible items and other	(141,140)	(176,776)
Exchange adjustment to foreign denominated future tax assets	(111,076)	(71,806)
Non-deductible impairment charges	(888,772)	-
Change in valuation allowance	(472,389)	(2,102,497)

Provision for income taxes	$-	$-

The tax effects of temporary differences that give rise to significant components of future income tax assets and liabilities are as follows:

	2009	2008 (As Restated)
Deferred income tax assets:
Operating losses available for future periods	$3,350,224	$3,056,863
Property and equipment in excess of net book value	108,663	-
Other differences	66,174	24,134
	3,525,061	2,846,302
Deferred income tax liabilities
Property and equipment in excess of net book value	-	(28,325)
Indefinite life intangible assets	(125,207)	(206,370)

	3,399,854	2,846,302
Valuation allowance	(3,525,061)	(3,052,672)

Net deferred income tax liability	$(125,207)	$(206,370)

The Company has a deferred tax liability related to potential taxes owing on potential gains on disposal of our domain name intangible assets.  GAAP does not permit taxable temporary differences associated with indefinite life intangible assets to be considered as evidence to otherwise reduce a valuation allowance associated with deductible timing differences in the same entity.  The Company has recorded a related deferred tax liability in its consolidated financial statements of $125,207 at December 31, 2009 (2008 - $206,370).  There was a deferred tax recovery during the year ended December 31, 2009 of $81,163 (2008 - $40,389).

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 15 – SEGMENTED INFORMATION

In 2008 and 2009, the Company’s operations were conducted in two business segments: eCommerce Products, and Advertising and Other.

During 2008, the Company began offering international shipping on its Perfume.com website.  The operations of Perfume.com are included as the eCommerce Products business segment.  The sales generated from regions other than North America have been immaterial during the years ended December 31, 2009 and 2008, and therefore no geographic segment reporting is required.

Revenues, operating profits and net identifiable assets by business segments are as follows:

For the year ended December 31, 2009

	Advertising	eCommerce	eCommerce	Total
	& Other	Products	Services
	$	$	$	$
Revenue	390,412	7,216,479	-	7,606,891
Segment Loss	(1,326,812)	(2,873,556)	-	(4,200,368)

As at December 31, 2009	$	$	$	$
Total Assets	1,772,290	921,669	-	2,693,959
Intangible Assets	804,284	158,849	-	963,133

For the year ended December 31, 2008 (as restated)

	Advertising	eCommerce	eCommerce	Total
	& Other	Products	Services
	$	$	$	$
Revenue	93,140	9,271,693	-	9,364,833
Segment Loss	(4,312,730)	(5,219,404)	-	(9,532,134)

As at December 31, 2008	$	$	$	$
Total Assets	1,665,723	6,082,595	-	7,748,318
Intangible Assets	1,398,417	189,046	-	1,587,463

The reconciliation of the segment loss from operations to net loss as reported in the consolidated financial statements is as follows:

	2009	2008

Segment Loss	$(4,200,368)	$(2,414,328)
Non-Operating (Income) and Expenses
Global Cricket Venture payments	-	(1,000,000)
Gain on settlement of amounts due regarding Global Cricket Venture	750,000	-
Gains from sales and sales-type lease of domain names	2,452,081	461,421
Accretion expense	(63,000)	(96,700)
Interest expense	(25,845)	-
Interest and investment income	1,534	67,683
Foreign exchange loss	(88,571)	(3,407)
Gain on restructure of severance payable	212,766	-
Gain on restructure of Auctomatic payable	29,201	-
Impairment of Auction Software	(590,973)	-
Impairment of Goodwill	(2,539,348)	-
Net loss before taxes for the year	$(4,062,823)	$(10,103,137)

Substantially all property and equipment and intangible assets are located in Canada.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 16 – COMMITMENTS

Premise Lease

Effective October 1, 2007 the Company leased its office in Vancouver, Canada from an unrelated party for a 5-year period from October 1, 2007 to September 30, 2012.  Pursuant to the terms of the lease agreement, the Company is committed to basic rent payments expiring September 30, 2012 as follows.

CDN $
2010	121,531
2011	126,873
2012	98,159

The Company will also be responsible for common costs currently estimated to be equal to approximately 74% of basic rent.

Global Cricket Venture

On March 31, 2009, the Company, its subsidiary GCV, the BCCI and the IPL amended the MOUs.  The Company and the BCCI jointly entered into a Termination Agreement, pursuant to which the MOU with the BCCI (“BCCI MOU”) was terminated.  The agreement constitutes full and final settlement of any and all historic and future outstanding obligations due from Live Current under the BCCI MOU.  Per the Termination Agreement, Live Current would be released from all accrued liabilities under the BCCI MOU after the $750,000 payment was made under the Novation Agreement described below.

The Company, GCV and the BCCI, on behalf of the IPL, entered into a Novation Agreement with respect to the MOU with the IPL (“IPL MOU”).  The responsibility for this payment was assumed by, and the benefits associated with the MOU formerly held by the Company were transferred to, GCV.  The IPL MOU’s payment schedule was also amended.

These terms were further renegotiated in August 2009 whereby GCV transferred and assigned to an unrelated third party, Mauritius, all of the rights, title, and interest in and to the IPL MOU, as amended by the Novation Agreement.  Mauritius made the $750,000 payment as required under the Novation Agreement during Q3 of 2009, therefore Live Current was released from all accrued liabilities under the BCCI MOU.  In order to facilitate the transfer of the Cricket.com website, the Company has agreed to provide Mauritius with support services for a period of no more than 6 months (the “Transition Period”).  In exchange for the support services, Mauritius has agreed to the payment of certain expenses related to the support services.  Refer to Note 6.

NOTE 17– CONTINGENCY

A former Chief Executive Officer of DHI commenced a legal action against DHI on March 9, 2000 for wrongful dismissal and breach of contract.  He is seeking, at a minimum, 18.39% of the outstanding shares of DHI, specific performance of his contract, special damages in an approximate amount of $30,000, aggravated and punitive damages, interest and costs. On June 1, 2000, DHI filed a Defense and Counterclaim against this individual claiming damages and special damages for breach of fiduciary duty and breach of his employment contract. The outcome of these legal actions is currently not determinable and as such the amount of loss, if any, resulting from this litigation is presently not determinable.  To date, there has been no further action taken by the plaintiff since the filing of the initial legal action on March 9, 2000.

Live Current Media Inc.
Notes to the Consolidated Financial Statements
For the year ended December 31, 2009

NOTE 18– RELATED PARTY TRANSACTIONS

2009

On March 1, 2009, the Company began charging $6,000 per month to a company controlled by its Chief Executive Officer.  Live Current is providing this company with IT, administrative, and marketing support.  This arrangement allows Live Current to share its resources while earning revenues for support services.

On November 10, 2009, the Company’s Board of Directors approved an Amendment to the Employment Agreement (the “Amendment”) of the Company’s Chief Executive Officer (“CEO”).  The Amendment modified the CEO’s base salary in that effective as of February 1, 2009, his base salary decreased to $120,000.  The Amendment recognizes that the salary related to $80,000 owing for his services from February 1, 2009 to September 30, 2009 had remained unpaid, and this amount was to be converted to shares of the Company’s common stock.  The effect of the decrease in salary for the period of February 1 to September 30, 2009 was reflected in the Company’s interim financial statements ended September 30, 2009.

On December 28, 2009, the Company’s Board of Directors approved a Second Amendment to the Employment Agreement (the “Second Amendment”) of the CEO.  The Second Amendment decreased the unpaid salary that had been deferred for the period of February 1, 2009 to September 30, 2009 to $72,000.  It also modified the method of payment of the deferred salary, and approved this amount to be paid in cash, less any and all statutory deductions, instead of by way of shares of the Company’s common stock.  The effects of the decrease of the salary payable, as well as the subsequent payment, were reflected in the Company’s financial statements ended December 31, 2009.

2008

The Company issued shares of common stock to related parties pursuant to private placements in 2008 as follows:

On November 19, 2008, the Company closed a private placement financing in which C. Geoffrey Hampson, the Company’s Chief Executive Officer, invested $126,750.  Mr. Hampson received 195,000 restricted shares of common stock, two-year warrants to purchase 97,500 common shares at an exercise price of $0.78, and three-year warrants to purchase 97,500 common shares at an exercise price of $0.91.

On November 19, 2008, the Company closed a private placement financing in which Jonathan Ehrlich, the Company’s then President and Chief Operating Officer, invested $25,000.  Mr. Ehrlich received 38,461 restricted shares of common stock, two-year warrants to purchase 19,230 common shares at an exercise price of $0.78, and three-year warrants to purchase 19,230 common shares at an exercise price of $0.91.

On November 19, 2008, the Company closed a private placement financing in which Mark Melville, the Company’s Chief Corporate Development Officer, invested $35,000.  Mr. Melville received 53,846 restricted shares of common stock, two-year warrants to purchase 26,923 common shares at an exercise price of $0.78, and three-year warrants to purchase 26,923 common shares at an exercise price of $0.91.

NOTE 19 – SUBSEQUENT EVENTS

Subsequent to year end, the Company is transferring its domain names related to its Perfume.com business, along with brand-related assets, from its 98.2% owned subsidiary DHI, to its wholly-owned subsidiary Delaware.  Since it is an intercompany transfer of assets, the Company is determining the fair market value of the assets to be transferred as well as what effect, if any, this transaction will have on its consolidated financial statements.

NOTE 20 – COMPARATIVE FIGURES

Certain comparative figures have been reclassified to conform to the basis of presentation adopted in the current period.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the sale of common stock being registered. All amounts are estimated, except the registration fee:

Securities and Exchange Commission registration fee	$115.55
Printing fees and expense	$7,500.00
Legal fees and expenses	$30,000.00
Accounting fees and expenses	$30,000.00
Transfer agent and registrar fees and expenses	$0
Miscellaneous	$1,000.00
Total	$68,615.55

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Articles of Incorporation provides the following with respect to liability:

“No director or officer of the corporation shall be personally liable to the corporation of any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for act or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article of the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of officer of the Corporation for acts or omissions prior to such repeal or modification.”

Section 78.7502 of the Nevada Revised Statutes provides that the Company may indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding brought by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity. The expenses that are subject to this indemnity include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified party in connection with the action, suit or proceeding. In order for us to provide this statutory indemnity, the indemnified party must not be liable under Nevada Revised Statutes section 78.138 or must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to a criminal action or proceeding, the indemnified party must have had no reasonable cause to believe his conduct was unlawful.

Section 78.7502 also provides that the Company may indemnify any person who was or is a party, or is threatened to be made a party, to any action or suit brought by or on behalf of the corporation by reason of the fact that he is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity against expenses actually or reasonably incurred by him in connection with the defense or settlement of such action or suit if he is not liable under Nevada Revised Statutes section 78.138 of if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. We may not indemnify a person if the person is adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity.

Section 78.7502 requires the Company to indemnify our directors or officers against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with his defense, if he has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter.

The Company has been advised that it is the position of the Commission that insofar as the provision in the Company's Articles of Incorporation, as amended, may be invoked for liabilities arising under the Securities Act, the provision is against public policy and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

We have sold or issued the following securities not registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of the exemption afforded under Section 4(2) of the Securities Act within the past three years.  Except as stated below, no underwriting discounts or commissions were payable with respect to any of the following transactions.  Unless otherwise indicated below, the offers and sales of the following securities were exempt from the registration requirements of the Securities Act under Rule 506 insofar as (1) except as stated below, each of the investors was accredited within the meaning of Rule 501(a); (2) the transfer of the securities was restricted by the Company in accordance with Rule 502(d); (3) there were no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b); and (4) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c).

On May 25, 2007, we issued 30,100 restricted shares of common stock to David Jeffs, our former Chief Executive Officer, and 30,184 restricted shares of common stock to Cameron Pan, our former Chief Financial Officer, in settlement of bonuses earned by each officer in 2006.  Our common stock had a value of $1.09 per share on May 25, 2007.  We relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees had access to the kind of information which registration would disclose.

On June 11, 2007, our Board of Directors issued 1,000,000 shares of common stock and warrants to purchase up to 1,000,000 additional shares of restricted common stock at the price of $1.25 effective until June 10, 2009 to Hampson Equities Ltd. (a company owned and controlled by C. Geoffrey Hampson) pursuant to a subscription agreement dated June 1, 2007.  We relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offeree had access to the kind of information which registration would disclose.

On September 24, 2007, we issued 2,550,000 restricted shares of common stock to accredited investors for aggregate consideration of $5,100,000.

On March 25, 2008, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Delaware (a wholly-owned subsidiary), Entity, Inc., a Delaware corporation, (“Auctomatic”), Harjeet Taggar, Kulveer Taggar and Patrick Collison, the founding members of Auctomatic (each a “Founder” and collectively, the “Founders”) and Harjeet Taggar as representative of the stockholders of Auctomatic (the “Stockholder Representative”).  In connection with the Merger Agreement, the stockholders of Auctomatic received in total (i) $2,000,000 cash minus $152,939 in certain assumed liabilities (the “Cash Consideration”) and (ii) 1,000,007 shares of our common stock (equal to $3,000,000 divided by $3.00 per share, the last price of a single share of our common stock as reported by the OTC Bulletin Board on the business day immediately preceding the Closing Date) in exchange for all the issued and outstanding shares of Auctomatic.  On June 17, 2008, we issued 340,001 shares of our common stock and an additional 246,402 shares of the common stock were issued and are to be distributed in equal amounts to the Auctomatic stockholders on each of the first, second and third anniversaries of the Closing Date.  The distribution of the remaining 413,604 shares of the common stock payable on the first, second and third anniversaries of the Closing Date to the Auctomatic Founders is subject to their continuing employment with us or a subsidiary on each Distribution Date.  In 2009, one of the Founders resigned from his employment, and therefore the distribution of 137,868 shares of the common stock on the first, second and third anniversaries of the Closing Date is no longer payable to him.  The remaining 275,736 shares of common stock owed to the Founders continuing in our employ remain payable on the anniversary dates as noted above.

On May 1, 2008, we issued a warrant for the purchase of 50,000 of common stock with an exercise price of $2.33 to Lexington Advisors LLC, an investor relations firm, in connection with a services agreement.  The warrants expired May 1, 2010.  We relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees had access to the kind of information which registration would disclose.

On June 6, 2008, we issued 30,000 shares of common stock to Lexington Advisors LLC, an investor relations firm, as partial consideration for services rendered having a value of $85,350.  We relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees had access to the kind of information which registration would disclose.

On June 30, 2008, we issued 15,000 shares of common stock to Lexington Advisors LLC, an investor relations firm, as partial consideration for services rendered having a value of $36,573.  We relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees had access to the kind of information which registration would disclose.

On August 6, 2008, we issued 15,000 shares of common stock to Lexington Advisors LLC, an investor relations firm, as partial consideration for services rendered having a value of $31,071.  We relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees had access to the kind of information which registration would disclose.

On August 25, 2008, we issued 33,000 shares of common stock to Alliance Advisors LLC, our former investor relations firm, as full consideration for services rendered having a value of $85,682.  We relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees had access to the kind of information which registration would disclose.

On August 28, 2008, we issued 15,000 shares of common stock to Lexington Advisors LLC, an investor relations firm, as partial consideration for services rendered having a value of $26,183.  We relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees had access to the kind of information which registration would disclose.

On October 1, 2008, we issued 15,000 shares of common stock to Lexington Advisors LLC, an investor relations firm, as partial consideration for services rendered having a value of $20,250.  We relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees had access to the kind of information which registration would disclose.

On October 31, 2008, we issued 15,000 shares of common stock to Lexington Advisors LLC, an investor relations firm, as partial consideration for services rendered having a value of $11,250.  We relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees had access to the kind of information which registration would disclose.

On November 19, 2008, we completed a private offering of securities.  We accepted subscriptions from 11 accredited investors pursuant to which we issued and sold 1,627,344 equity units at a price of $0.65 per unit for total gross proceeds of $1,057,775.  Each unit consisted of (i) one share of common stock, (ii) a two-year warrant to purchase one-half share of common stock at an exercise price of $0.78 and (iii) a three-year warrant to purchase one-half share of common stock at an exercise price of $0.91.  Accordingly, we issued an aggregate of 1,627,344 shares of common stock, 1,627,344 warrants with an exercise price of $0.78, and 1,627,344 warrants with an exercise price of $0.91.

On December 16, 2008, we issued 33,000 shares of common stock to an investor relations firm, Alliance Advisors LLC, in payment of services that had been rendered to us having a value of $16,500.  We relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees had access to the kind of information which registration would disclose.

In December 2008, we issued 15,000 shares to Lexington Advisors LLC, an investor relations firm, which provided investor relations services to us. These shares had a value of $7,500 and were issued as partial consideration for services rendered during the month. The offer and sale of the securities were exempt from the registration requirements of the Securities Act in accordance with Section 4(2).  The offer and sale was not effected through any general solicitation or general advertising and the offeree was an accredited investor.

On January 2, 2009, we issued 15,000 shares of common stock to Lexington Advisors LLC, an investor relations firm, as full consideration for services rendered having a value of $5,700.  The offer and sale of the securities were exempt from the registration requirements of the Securities Act in accordance with Section 4(2). The offer and sale was not effected through any general solicitation or general advertising and the offeree was an accredited investor.

On January 8, 2009, we issued 345,075 shares of common stock to a law firm, Richardson & Patel LLC, in payment of services rendered having a value of $120,776.  The offer and sale of the securities were exempt from the registration requirements of the Securities Act in accordance with Section 4(2). The offer and sale was not effected through any general solicitation or general advertising and the offeree was an accredited investor.

On April 9, 2009, we issued 27,823 shares of common stock to a law firm, McCormick Legal Advisors LLC, in payment of services that had been rendered to us having a value of $8,625.  The offer and sale of the securities were exempt from the registration requirements of the Securities Act in accordance with Section 4(2).  The offer and sale was not effected through any general solicitation or general advertising and the offeree was an accredited investor.

On June 19, 2009, we issued 45,956 shares of our common stock to each of the two remaining Auctomatic founders pursuant to the Merger Agreement.  The offer and sale of the securities were exempt from the registration requirements of the Securities Act in accordance with Section 4(2).  The offer and sale was not effected through any general solicitation or general advertising and the offerees occupied an insider status relative to us that afforded them effective access to the information registration would otherwise provide.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT INDEX

Number	Description

3.1	Articles of Incorporation (1)

3.2	Bylaws (2)

3.3	Certificate of Amendment to the Articles of Incorporation (3)

3.4	Text of Amendment to the Bylaws (4)

5	Legal Opinion of Richardson & Patel LLP **

10.1	Live Current Media Inc. 2007 Stock Incentive Plan (6)

10.2	Employment agreement between Live Current Media Inc. and C. Geoffrey Hampson dated May 31, 2007 (7)

10.3	Real Property Lease Agreement between Live Current Media Inc. and Landing Holdings Limited and Landing Properties Limited dated July 16, 2007 (8)

10.4	Incentive Stock Option Agreement between Live Current Media Inc. and C. Geoffrey Hampson dated September 11, 2007 (9)+

10.5	Incentive Stock Option Agreement between Live Current Media Inc. and James P. Taylor dated September 11, 2007 (10)+

10.6	Incentive Stock Option Agreement between Live Current Media Inc. and Mark Benham dated September 12, 2007 (11)+

10.7	Employment Agreement between Live Current Media Inc. and Mark Melville dated November 9, 2007 (12)+

10.8	Incentive Stock Option Agreement between Live Current Media Inc. and Mark Melville dated November 9, 2007 (13)+

10.9	Form of Subscription Agreement (5)

10.10	Employment Agreement between Live Current Media Inc. and Chantal Iorio dated December 12, 2007 (14)+

10.11	Subscription Agreement (15)

10.12	Common Stock Purchase Warrant dated November 19, 2008 (16)

10.13	Common Stock Purchase Warrant dated November 19, 2008 (17)

10.14	Employment Severance Agreement dated February 4, 2009 between Live Current Media Inc. and Jonathan Ehrlich (18)+

10.15	Amendment dated June 2, 2009 to Employment Severance Agreement between Live Current Media Inc. and Jonathan Ehrlich (19)+

10.16	Amendment dated November 13, 2009 to Employment Severance Agreement between Live Current Media Inc. and Jonathan Ehrlich (20)+

10.17	Memorandum of Understanding between Live Current Media Inc. and Board of Control for Cricket in India dated April 16, 2008 (21)

10.18	Memorandum of Understanding between Live Current Media Inc. and Board of Control for Cricket in India for and on behalf of Indian Premier League dated April 16, 2008 (22)

10.19	Novation Agreement dated March 31, 2009 among Live Current Media Inc., Global Cricket Ventures Pte. Ltd. and Board of Control for Cricket in India (23)

10.20	Mutual Termination Agreement dated March 31, 2009 between Live Current Media Inc. and Board of Control for Cricket in India (24)

10.21	Assignment and Assumption Agreement dated August 20, 2009 between Global Cricket Venture Pte., Ltd. and Global Cricket Ventures Limited (25)

10.22	Cricket.com Lease and Transfer Agreement dated August 20, 2009 between Domain Holdings Inc. and Global Cricket Ventures Limited (26)

10.23	Settlement Agreement dated August 27, 2009 between Live Current Media Inc. and Harjeet Taggar (27)

10.24	Settlement Agreement dated August 27, 2009 between Live Current Media Inc. and Kulveer Taggar (28)

10.25	Form of Convertible Promissory Note issued to certain shareholders of Auctomatic, Inc. (29)

10.26	Amendment to Employment Agreement dated November 10, 2009 between Live Current Media Inc. and C. Geoffrey Hampson (30)+

10.27	Second Amendment to Employment Agreement dated December 28, 2009 between Live Current Media Inc. and C. Geoffrey Hampson (31)+

16	Letter re: change in certifying accountant (32)

21	List of Subsidiaries **

23.1	Consent of Current Independent Registered Public Accounting Firm *

23.2	Consent of Previous Independent Registered Public Accounting Firm *

23.3	Consent of Richardson & Patel LLP, included in Exhibit 5 **

*Filed herewith.
** Filed previously.

(1)	Previously filed as Exhibit 2(a) to Live Current Media Inc.’s Registration Statement on Form 10-SB as filed on March 10, 2000 and incorporated herein by this reference.

(2)	Previously filed as Exhibit 2(b) to Live Current Media Inc.’s Registration Statement on Form 10-SB as filed on March 10, 2000 and incorporated herein by this reference.

(3)
Previously filed as Exhibit 3.3 to Live Current Media Inc.’s Quarterly Report on Form 10-QSB for period ended September 30, 2007 as filed on November 19, 2007 and incorporated herein by this reference.

(4)	Previously filed as Exhibit 3.4 to Live Current Media Inc.’s Current Report on Form 8-K as filed on August 22, 2007 and incorporated herein by this reference.

(5)	Previously filed as Exhibit 10.1 to Live Current Media Inc.’s Current Report on Form 8-K as filed on September 25, 2007 and incorporated herein by this reference.

(6)	Previously filed as Exhibit 4.1 to Live Current Media Inc.’s Registration Statement Form S-8 as filed on August 22, 2007 and incorporated herein by this reference.

(7)	Previously filed as Exhibit 10.7 to Live Current Media Inc.’s Current Report on Form 8-K as filed on June 5, 2007 and incorporated herein by this reference.

(8)
Previously filed as Exhibit 10.8 to Live Current Media Inc.’s Quarterly Report on Form 10-QSB for period ended September 30, 2007 as filed on November 19, 2007 and incorporated herein by this reference.

(9)	Previously filed as Exhibit 10.6 to Live Current Media Inc.’s Registration Statement on Form SB-2 as filed on November 28, 2007 and incorporated herein by this reference.

(10)	Previously filed as Exhibit 10.7 to Live Current Media Inc.’s Registration Statement on Form SB-2 as filed on November 28, 2007 and incorporated herein by this reference.

(11)	Previously filed as Exhibit 10.8 to Live Current Media Inc.’s Registration Statement on Form SB-2 as filed on November 28, 2007 and incorporated herein by this reference.

(12)	Previously filed as Exhibit 10.1 to Live Current Media Inc.’s Current Report on Form 8-K as filed November 16, 2007 and incorporated herein by this reference.

(13)	Previously filed as Exhibit 10.2 to Live Current Media Inc.’s Current Report on Form 8-K as filed November 16, 2007 and incorporated herein by this reference.

(14)	Previously filed as Exhibit 10.1 to Live Current Media Inc.’s Current Report on Form 8-K as filed December 18, 2007 and incorporated herein by this reference.

(15)	Previously filed as Exhibit 10.1 to Live Current Media Inc.’s Current Report on Form 8-K as filed November 20, 2008 and incorporated herein by this reference.

(16)	Previously filed as Exhibit 4.1.1 to Live Current Media Inc.’s Current Report on Form 8-K as filed November 20, 2008 and incorporated herein by this reference.

(17)	Previously filed as Exhibit 4.1.2 to Live Current Media Inc.’s Current Report on Form 8-K as filed November 20, 2008 and incorporated herein by this reference.

(18)	Previously filed as Exhibit 10.1 to Live Current Media Inc.’s Current Report on Form 8-K as filed February 5, 2009 and incorporated herein by this reference.

(19)	Previously filed as Exhibit 10.40 to Live Current Media Inc.’s registration statement on Form S-1, as amended and filed on February 1, 2010 and incorporated herein by this reference.

(20)	Previously filed as Exhibit 10.47 to Live Current Media Inc.’s registration statement on Form S-1, as amended and filed on February 1, 2010 and incorporated herein by this reference.

(21)	Previously filed as Exhibit 10.1 to Live Current Media Inc.’s Current Report on Form 8-K as filed April 8, 2009 and incorporated herein by this reference.

(22)	Previously filed as Exhibit 10.2 to Live Current Media Inc.’s Current Report on Form 8-K as filed April 8, 2009 and incorporated herein by this reference.

(23)	Previously filed as Exhibit 10.3 to Live Current Media Inc.’s Current Report on Form 8-K as filed April 8, 2009 and incorporated herein by this reference.

(24)	Previously filed as Exhibit 10.4 to Live Current Media Inc.’s Current Report on Form 8-K as filed April 8, 2009 and incorporated herein by this reference.

(25)	Previously filed as Exhibit 10.1 to Live Current Media Inc.’s Current Report on Form 8-K filed August 31, 2009 and incorporated herein by this reference.

(26)	Previously filed as Exhibit 10.2 to Live Current Media Inc.’s Current Report on Form 8-K filed August 31, 2009 and incorporated herein by this reference.

(27)	Previously filed as Exhibit 10.3 to Live Current Media Inc.’s Current Report on Form 8-K filed August 31, 2009 and incorporated herein by this reference.

(28)	Previously filed as Exhibit 10.4 to Live Current Media Inc.’s Current Report on Form 8-K filed August 31, 2009 and incorporated herein by this reference.

(29)	Previously filed as Exhibit 10.1 to Live Current Media Inc.’s Current Report on Form 8-K as filed August 21, 2009 and incorporated herein by this reference.

(30)	Previously filed as Exhibit 10.46 to Live Current Media Inc.’s registration statement on Form S-1, as amended and filed on February 1, 2010 and incorporated herein by this reference.

(31)	Previously filed as Exhibit 10.1 to Live Current Media Inc.’s Current Report on Form 8-K as filed January 4, 2010 and incorporated herein by this reference.

(32)	Previously filed as Exhibit 16.1 to Live Current Media Inc.’s Current Report on Form 8-K as filed December 22, 2009 and incorporated herein by this reference.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.     To include any propectus required by section 10(a)(3) of the Securities Act of 1933;

ii.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

A.     Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.     If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, British Columbia, on May 21, 2010.

LIVE CURRENT MEDIA INC.

By:	/s/ C. Geoffrey Hampson
C. Geoffrey Hampson
Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ C. Geoffrey Hampson
C. Geoffrey Hampson	Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director	May 21, 2010

/s/ Mark Benham
Mark Benham	Director	May 21, 2010

/s/ James P. Taylor
James P. Taylor	Director	May 21, 2010

/s/ Boris Wertz
Boris Wertz	Director	May 21, 2010